                                                                   EXHIBIT 1.0


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                                  $155,000,000

                                CREDIT AGREEMENT

                                      AMONG

                         HEFTEL BROADCASTING CORPORATION

                                 CERTAIN LENDERS

                                       AND

              NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE LENDER



                                 August 5, 1996





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
                                TABLE OF CONTENTS

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                                    ARTICLE 1

                                   Definitions

Section 1.1   Defined Terms ....................................................     1
Section 1.2   Amendments and Renewals ..........................................    21
Section 1.3   Construction .....................................................    21


                                    ARTICLE 2

                                    Advances

Section 2.1   Revolving Credit Advances ........................................    22
Section 2.2   Manner of Borrowing and Disbursement .............................    22
Section 2.3   Interest .........................................................    24
Section 2.4   Fees .............................................................    25
Section 2.5   Prepayment .......................................................    26
Section 2.6   Reduction and Change of Commitment ...............................    27
Section 2.7   Non-Receipt of Funds by the Administrative Lender ................    27
Section 2.8   Payment of Principal of Advances .................................    28
Section 2.9   Reimbursement ....................................................    28
Section 2.10  Manner of Payment ................................................    29
Section 2.11  LIBOR Lending Offices ............................................    29
Section 2.12  Sharing of Payments ..............................................    30
Section 2.13  Calculation of LIBOR Rate ........................................    30
Section 2.14  Booking Loans ....................................................    30
Section 2.15  Taxes ............................................................    30
Section 2.16  Letters of Credit ................................................    33

                                    ARTICLE 3

                              Conditions Precedent

Section 3.1   Conditions Precedent to Closing and the Initial Advance ..........    39
Section 3.2   Conditions Precedent to All Advances and Letters of Credit .......    41

                                    ARTICLE 4

                         Representations and Warranties

Section 4.1   Representations and Warranties ...................................    42
Section 4.2   Survival of Representations and Warranties, etc                       49
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                                    ARTICLE 5

                                General Covenants

Section 5.1   Preservation of Existence and Similar Matters ....................    49
Section 5.2   Business; Compliance with Applicable Law .........................    49
Section 5.3   Maintenance of Properties ........................................    49
Section 5.4   Accounting Methods and Financial Records .........................    50
Section 5.5   Insurance ........................................................    50
Section 5.6   Payment of Taxes and Claims ......................................    50
Section 5.7   Visits and Inspections ...........................................    50
Section 5.8   Payment of Indebtedness ..........................................    50
Section 5.9   Use of Proceeds ..................................................    51
Section 5.10  Indemnity ........................................................    51
Section 5.11  Environmental Law Compliance .....................................    52

                                    ARTICLE 6

                              Information Covenants

Section 6.1   Quarterly Financial Statements and Information ...................    53
Section 6.2   Annual Financial Statements and Information; Certificate of No
                Default ........................................................    53
Section 6.3   Compliance Certificates ..........................................    54
Section 6.4   Copies of Other Reports and Notices ..............................    54
Section 6.5   Notice of Litigation, Default and Other Matters ..................    56
Section 6.6   ERISA Reporting Requirements .....................................    56

                                    ARTICLE 7

                               Negative Covenants

Section 7.1   Indebtedness .....................................................    57
Section 7.2   Liens ............................................................    58
Section 7.3   Investments ......................................................    58
Section 7.4   Amendment and Waiver .............................................    59
Section 7.5   Liquidation, Disposition or Acquisition of Assets, Merger, New
                Subsidiaries ...................................................    59
Section 7.6   Guaranties .......................................................    60
Section 7.7   Affiliate Transactions ...........................................    60
Section 7.8   Compliance with ERISA ............................................    61
Section 7.9   Leverage Ratio ...................................................    61
Section 7.10  Interest Coverage Ratio ..........................................    61
Section 7.11  Capital Stock of the Restricted Subsidiaries .....................    61
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                                       ii
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Section 7.12  Sale and Leaseback ...............................................    62
Section 7.13  Sale or Discount of Receivables ..................................    62

                                    ARTICLE 8

                                     Default

Section 8.1   Events of Default ................................................    62
Section 8.2   Remedies .........................................................    66


                                    ARTICLE 9

                            Changes in Circumstances

Section 9.1   LIBOR Basis Determination Inadequate .............................    67
Section 9.2   Illegality .......................................................    67
Section 9.3   Increased Costs ..................................................    67
Section 9.4   Effect On Base Rate Advances .....................................    69
Section 9.5   Capital Adequacy .................................................    69

                                   ARTICLE 10

                             AGREEMENT AMONG LENDERS

Section 10.1  Agreement Among Lenders ..........................................    69
Section 10.2  Lender Credit Decision ...........................................    72
Section 10.3  Benefits of Article ..............................................    72

                                   ARTICLE 11

                                  Miscellaneous

Section 11.1  Notices ..........................................................    72
Section 11.2  Expenses .........................................................    73
Section 11.3  Waivers ..........................................................    73
Section 11.4  Determination by the Lenders Conclusive and Binding ..............    74
Section 11.5  Set-Off ..........................................................    74
Section 11.6  Assignment .......................................................    74
Section 11.7  Counterparts .....................................................    77
Section 11.8  Severability .....................................................    77
Section 11.9  Interest and Charges .............................................    77
Section 11.10 Headings .........................................................    77
Section 11.11 Amendment and Waiver .............................................    77
Section 11.12 Exception to Covenants ...........................................    78
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Section 11.13 No Liability of Issuing Bank .....................................    78
Section 11.14 Credit Agreement Governs .........................................    78
SECTION 11.15    GOVERNING LAW .................................................    79
SECTION 11.16    WAIVER OF JURY TRIAL ..........................................    79
SECTION 11.18    ENTIRE AGREEMENT ..............................................    79
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                                       iv

Schedules and Exhibits

Schedule 1:  LIBOR Lending Offices
Schedule 2:  Existing Liens
Schedule 3.1: Material Adverse Changes
Schedule 4.1(a)(1):  Subsidiaries
Schedule 4.1(a)(2):  Good Standing Exceptions
Schedule 4.1(c):  Consents and Approvals
Schedule 4.1(h):  Existing Litigation
Schedule 4.1(s):  Rights Relating to Pledged Stock
Schedule 4.1(u):  Licenses, Permits and Other Authorizations
Schedule 4.1(v):  Patents
Schedule 4.1(q):  Environmental Matters
Schedule 7.3(g):  Existing Investments
Schedule 7.1(f):  Existing Indebtedness
Schedule 7.6:  Existing Guaranties

Exhibit A:  Revolving Credit Note
Exhibit B:  Intentionally Omitted
Exhibit C:  Borrower Pledge Agreement
Exhibit D:  Intentionally Omitted
Exhibit E:  Subsidiary Pledge Agreement (First Tier)
Exhibit F:  Intentionally Omitted
Exhibit G:  Subsidiary Guaranty
Exhibit H:  Compliance Certificate
Exhibit I:  Assignment and Acceptance
Exhibit J:  Subsidiary Pledge Agreement (Second Tier)
Exhibit K:  Partnership Pledge Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is dated as of August 5, 1996, among HEFTEL BROADCASTING CORPORATION, a Delaware corporation ("Borrower"), the Lenders from time to time party hereto, and NATIONSBANK OF TEXAS, N.A., a national banking association, as administrative agent for the Lenders.


                                   BACKGROUND

         The Borrower entered into that certain credit agreement with The Chase Manhattan Bank as of August 19, 1994, as amended and restated as of March 13, 1996 in the aggregate committed amount of $180,000,000 (the "Existing Credit Agreement").

         The Borrower has requested that the Lenders extend a credit facility available to the Borrower up to the maximum principal amount of $155,000,000 to be used for, among other things, to payoff the Existing Credit Agreement. The Lenders have agreed to do so, subject to the terms and conditions set forth below.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is being amended and restated as follows:


                                    ARTICLE 1

                                   Definitions

         Section 1.1       Defined Terms.  For purposes of this Agreement:

         "Additional Costs" shall have the meaning set forth in Section 9.5 hereof.

         "Adjusted Operating Cash Flow" shall mean, for any period, the sum of
(a) Operating Cash Flow, (b) Corporate Overhead, (c) add-back of losses from WPAT-AM and Spanish Coast to Coast through April 30, 1997, (d) cash and non-cash charges for restructuring through April 30, 1997, and to the extent included in the consolidated income statement of the Borrower and its Restricted Subsidiaries, (e) cash and non-cash charges for covenants-not-to-compete paid on the Agreement Date and (f) severance paid to Carl Parmer and Cecil Heftel at Closing less $3,000,000.

         "Administrative Lender" shall mean NationsBank of Texas, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) hereof.

         "Advance" shall mean a Revolving Credit Advance and "Advances" means Revolving Credit Advances.

         "Affiliate" shall mean any Person that directly or indirectly through one or more Subsidiaries Controls, or is Controlled By or Under Common Control with, the Borrower.

         "Agreement" shall mean this Credit Agreement, as amended or renewed from time to time.

         "Agreement Date" shall mean the date of this Agreement.

         "Applicable Environmental Laws" shall mean applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

         "Applicable Law" shall mean (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations, courts and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

         "Applicable Margin" shall means, with respect to Base Rate Advances, the Base Rate plus 0.500%, and with respect to LIBOR advances, the LIBOR rate plus 1.875%.

         "Art. 1.04" shall have the meaning ascribed thereto in the definition of "Applicable Law."

         "Assignees" shall mean any assignee of a Lender pursuant to an Assignment Agreement and shall have the meaning ascribed thereto in Section 11.6 hereof.

         "Assignment Agreement" shall have the meaning ascribed thereto in
Section 11.6 hereof.

         "Authorized Signatory" shall mean such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances hereunder.

         "Base Rate Advance" shall mean any Revolving Credit Advance bearing interest at the Base Rate Basis.

         "Base Rate Basis" shall mean, for any day, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate on such day, or (b) the higher of (i) the sum of (A) 0.50% plus (B) the Federal Funds Rate or (ii) the Prime Rate on such day. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as the case may be, to account for such change.

         "Borrower" shall mean Heftel Broadcasting Corporation, a Delaware corporation.

         "Borrower Pledge Agreement" shall mean one or more pledge agreements, executed by the Borrower, granting a Lien on (i) the Pledged Stock owned directly by the Borrower and (ii) the HBC Broadcasting Texas Note; the HBC Chicago Note; the HBC Florida Note; the HBC-Las Vegas Note; the HBC New York Note; the HBC Texas Note; the Heftel GP Texas Note; the KLSQ-AM Note; the KLVE-FM Note; the KTNQ-AM Note; the KTNQ/KLVE Note; the La Oferta Note; the Spanish Coast to Coast Note; the Viva Acquisition Note; the Viva Broadcasting Note; the WADO-AM Note; the WGLI-AM Note; the WLXX-AM Note; the WPAT-AM Note; the WQBA-AM Note; and the WQBA-FM Note as security for the Obligations, substantially in the form of Exhibit C hereto, as such agreement may be amended, modified, renewed or extended from time to time.

         "Business Day" shall mean a day on which banks are open for the transaction of business as required by this Agreement in Dallas, Texas and New York, New York and, with respect to any LIBOR Advance, a domestic business day in London, England and a day on which commercial banks are open for international business (including dealings in United States dollar deposits), and as otherwise relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" shall mean expenditures for the purchase of tangible assets of long-term use which are capitalized in accordance with GAAP; provided, however, Capital Expenditures shall not include assets acquired through trade without any expenditure of cash, such trade capital expenditures not to exceed $3,000,000 in aggregate value per year, such valuation to be determined using the lesser of the fair market value of assets received or the value of air-time run in exchange for the assets received.

         "Capital Stock" shall mean, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including, without limitation, general, limited and preference units) in any Person that is a partnership.

         "Capitalized Lease Obligations" shall mean that portion of any obligation of the Borrower or any Restricted Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.


         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean the Pledged Stock, the Intercompany Notes and any other collateral hereafter granted by any Person to the Administrative Lender for the benefit of the Lenders to secure the Obligations and all proceeds thereof.

         "Commitment" shall mean $155,000,000, as reduced from time to time pursuant to Section 2.6 hereof.

         "Communications Act" shall mean, collectively, the Communications Act of 1934, as amended and the rules and regulations promulgated thereunder, as from time to time in effect.

         "Control" or "Controlled By" or "Under Common Control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that (a) in the event that no one Person owns more than 50% of the outstanding Capital Stock of a corporation or entity, any Person which beneficially owns, directly or, by contract or law, indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of such corporation shall be conclusively presumed to control such corporation or (b) in the event that one Person owns greater than 50% of the outstanding Capital Stock of a corporation, any Person which beneficially owns, directly or, by contract or law, indirectly, greater than 20% or more (in number of votes) of the securities having ordinary voting power for the election of directors of such corporation shall be conclusively presumed to control such corporation.

         "Controlled Group" shall mean, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group, and the Borrower and any other entities (whether incorporated or not incorporated) which are under common Control with the Borrower and which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, shall be deemed to be members of the Borrower's Controlled Group on and after the Agreement Date.

         "Corporate Overhead" shall mean the actual corporate overhead expense of the Borrower and its Restricted Subsidiaries as measured by the 12 months trailing the date hereof.

         "Default" shall mean an Event of Default and/or any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Base Rate Basis plus two percent.

         "Determining Lenders" shall mean, on any date of determination, any combination of the Lenders having at least 51% of the aggregate amount of the Revolving Credit Advances then outstanding.

         "Dividend" shall mean, as to any Person, (a) any declaration or payment of any dividend (other than a dividend paid solely in shares of the common stock of such Person) on, or the making of any distribution, loan, advance or investment to or in any holder of, any shares of Capital Stock of such Person (other than salaries and bonuses paid in the ordinary course of business), or
(b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person; provided, however, that the acquisition of shares of Capital Stock of such Person for the purpose of acquiring a Subsidiary (whether by merger, consolidation, asset acquisition, stock acquisition, or otherwise) shall not be deemed a Dividend if (a) such shares are used as a portion or all of the purchase price for the acquisition of a Subsidiary within a period of ninety days from the date the initial shares of such Capital Stock were acquired and (b) such Person shall have given the Administrative Lender prior written notice of its intention to acquire such Capital Stock for the purpose of acquiring a Subsidiary.

         "Equity" shall mean shares of Capital Stock, or options, warrants or any other right to subscribe for or otherwise acquire Capital Stock, of the Borrower or any Subsidiary.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

         "ERISA Event" shall mean, with respect to the Borrower and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under
Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Event of Default" shall mean any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

         "Excess Cash Flow" shall mean, for any year, calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to the remainder of (a) Operating Cash Flow for said year, minus (b) the sum of (i) Capital Expenditures for said year, plus (ii) cash expenditures for the payment of taxes for said year, plus (iii) principal, interest and fees scheduled to be paid and paid for said year with respect to Indebtedness.

         "Existing Credit Agreement" shall mean that certain credit agreement dated as of March 13, 1996, by and among the Borrower, the Subsidiary Guarantors, The Chase Manhattan Bank, as Agent, and the lenders party thereto, as the same may have been amended, modified, renewed or extended from time to time.


         "FCC" shall mean the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Lender on such day on such transactions as determined by Administrative Lender.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Guaranty" or "Guaranteed", as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit.

         "HBC Broadcasting Texas" shall mean HBC Broadcasting Texas, Inc., a Delaware corporation and wholly owned subsidiary of Borrower.

         "HBC Broadcasting Texas Note" shall mean that certain promissory note of HBC Broadcasting Texas payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to HBC Broadcasting Texas, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "HBC Chicago" shall mean HBC Chicago, Inc., a Delaware corporation and wholly owned subsidiary of Borrower.

         "HBC Chicago Note" shall mean that certain promissory note of HBC Chicago payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to HBC Chicago, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "HBC Florida" shall mean HBC Florida, Inc., a Delaware corporation and wholly owned subsidiary of Borrower.

         "HBC Florida Note" shall mean that certain promissory note of HBC Florida payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to HBC Florida, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "HBC-Las Vegas" shall mean HBC-Las Vegas, Inc., a Delaware corporation and wholly owned subsidiary of Borrower.

         "HBC-Las Vegas Note" shall mean that certain promissory note of HBC-Las Vegas payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to HBC-Las Vegas, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "HBC New York" shall mean HBC New York, Inc., a Delaware corporation and wholly owned subsidiary of Borrower.

         "HBC New York Note" shall mean that certain promissory note of HBC New York payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to HBC New York, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "HBC Texas" shall mean HBC Texas, Inc., a Delaware corporation and wholly owned subsidiary of Borrower.

         "HBC Texas Note" shall mean that certain promissory note of HBC Texas payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to HBC Texas, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Heftel Broadcasting Texas" shall mean Heftel Broadcasting Texas, L.P., a Texas limited partnership owned 99% by HBC Texas, the sole limited partner and 1% by Heftel GP Texas, the sole general partner.

         "Heftel Broadcasting Texas Note" shall mean that certain promissory note of Heftel Broadcasting Texas payable to the order of HBC Texas and Heftel GP Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Texas and Heftel GP Texas to Heftel Broadcasting Texas, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Heftel GP Texas" shall mean Heftel GP Texas, Inc., a Texas corporation and wholly owned subsidiary of Borrower.

         "Heftel GP Texas Note" shall mean that certain promissory note of Heftel GP Texas payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to Heftel GP Texas, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Highest Lawful Rate" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas (including any amendment to such Applicable
Law), the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

         "Increased Letter of Credit Costs" has the meaning set forth in Section 2.16(d) hereof.

         "Increased Letter of Credit Costs Retroactive Effective Date" has the meaning set forth in Section 2.16(d) hereof.

         "Increased Letter of Credit Costs Set Date" has the meaning set forth in Section 2.16(d) hereof.

         "Indebtedness" shall mean, with respect to any Person, (a) all items, except items of partners' equity or of Capital Stock or of surplus or of general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations of such Person with respect to leases constituting part of a sale and leaseback arrangement, all Guaranties, all obligations under interest rate swap agreements or similar hedge agreements, all indebtedness for borrowed money (excluding, for purposes of calculation of financial covenants only, indebtedness evidenced by Intercompany Notes), and all reimbursement obligations with respect to outstanding letters of credit, and (d) any "withdrawal liability" of the Borrower or any Subsidiary, as such term is defined under Part I of Subtitle E of Title IV of ERISA.

         "Indemnified Matters" shall have the meaning ascribed to it in Section 5.10(a) hereof.

         "Indemnitees" shall have the meaning ascribed to it in Section 5.10(a) hereof.

         "Intercompany Notes" shall mean, collectively the HBC Broadcasting Texas Note; the HBC Chicago Note; the HBC Florida Note; the HBC-Las Vegas Note; the HBC New York Note; the HBC Texas Note; the Heftel GP Texas Note; the KLSQ-AM Note; the KLVE-FM Note; the KTNQ-AM Note; the KTNQ/KLVE Note; the La Oferta Note; the Spanish Coast to Coast Note; the Viva Acquisition Note; the Viva Broadcasting Note; the WADO-AM Note; the WGLI-AM Note; the WLXX-AM Note; the WPAT-AM Note; the WQBA-AM Note; the WQBA-FM Note; the Mi Casa Note; the Tower Note; the KECS-FM Note; the KESS-AM Note; the KESS-TV Note; the KHCK-FM Note; the KICI-AM Note; the KICI-FM Note; the KMRT-AM Note; the KCYT-FM Note; the Viva America Note; the License Corp. No. 1 Note; the License Corp. No. 2 Note; and the Heftel Broadcasting Texas Note.

         "Interest Period" shall mean (a) for any Base Rate Advance, the period beginning on the day the Advance was made and ending on the first Quarterly Date thereafter and (b) for any LIBOR Advance, the period beginning on the day the Advance is made and ending one, two, three, six or, subject to each Lender's good faith determination of availability, twelve months thereafter (as the Borrower shall select).

         "Investment" shall mean any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, Capital Stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

         "Issuing Bank" shall mean NationsBank of Texas, N.A., in its capacity as issuer of the Letters of Credit.

         "KCYT-FM" shall mean KCYT-FM License Corp., a Delaware corporation and wholly owned subsidiary of HBC Broadcasting Texas.

         "KCYT-FM Note" shall mean that certain promissory note of KCYT-FM payable to the order of HBC Broadcasting Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Broadcasting Texas to KCYT-FM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KECS-FM" shall mean KECS-FM License Corp., a Delaware corporation and wholly owned subsidiary of HBC Texas.

         "KECS-FM Note" shall mean that certain promissory note of KECS-FM payable to the order of HBC Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Texas to KECS-FM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KESS-AM" shall mean KESS-AM License Corp., a Delaware corporation and wholly owned subsidiary of HBC Texas.

         "KESS-AM Note" shall mean that certain promissory note of KESS-AM payable to the order of HBC Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Texas to KESS-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KESS-TV" shall mean KESS-TV License Corp., a Delaware corporation and wholly owned subsidiary of HBC Texas.

         "KESS-TV Note" shall mean that certain promissory note of KESS-TV payable to the order of HBC Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Texas to KESS-TV, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KHCK-FM" shall mean KHCK-FM License Corp., a Delaware corporation and wholly owned subsidiary of HBC Texas.

         "KHCK-FM Note" shall mean that certain promissory note of KHCK-FM payable to the order of HBC Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Texas to KHCK-FM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KICI-AM" shall mean KICI-AM License Corp., a Delaware corporation and wholly owned subsidiary of HBC Texas.

         "KICI-AM Note" shall mean that certain promissory note of KICI-AM payable to the order of HBC Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Texas to KICI-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KICI-FM" shall mean KICI-FM License Corp., a Delaware corporation and wholly owned subsidiary of HBC Texas.

         "KICI-FM Note" shall mean that certain promissory note of KICI-FM payable to the order of HBC Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Texas to KICI-FM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KLSQ-AM" shall mean KLSQ-AM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "KLSQ-AM Note" shall mean that certain promissory note of KLSQ-AM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to KLSQ-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KLVE-FM" shall mean KLVE-FM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "KLVE-FM Note" shall mean that certain promissory note of KLVE-FM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to KLVE-FM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KMRT-AM" shall mean KMRT-AM License Corp., a Delaware corporation and wholly owned subsidiary of HBC Texas.

         "KMRT-AM Note" shall mean that certain promissory note of KMRT-AM payable to the order of HBC Texas in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by HBC Texas to KMRT-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KTNQ-AM" shall mean KTNQ-AM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "KTNQ-AM Note" shall mean that certain promissory note of KTNQ-AM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to KTNQ-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "KTNQ/KLVE" shall mean KTNQ/KLVE, Inc., a California corporation and wholly owned subsidiary of Borrower.

         "KTNQ/KLVE Note" shall mean that certain promissory note of KTNQ/KLVE payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to KTNQ/KLVE, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "La Oferta" shall mean La Oferta, Inc., an Illinois corporation and wholly owned subsidiary of Borrower.

         "La Oferta Note" shall mean that certain promissory note of La Oferta payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to La Oferta together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "L/C Cash Collateral Account" has the meaning specified in Section 2.16(g) hereof.

         "L/C Related Documents" has the meaning specified in Section 2.16(d) hereof.

         "Lender" shall mean each financial institution shown on the signature pages hereof so long as such financial institution maintains a Commitment or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 11.6 hereof.

         "Letter of Credit" has the meaning specified in Section 2.16(a) hereof.

         "Letter of Credit Agreement" has the meaning specified in Section 2.16(b) hereof.

         "Letter of Credit Facility" means the amount of the Letters of Credit the Issuing Bank may issue pursuant to Section 2.16(a) hereof.

         "Leverage Ratio" shall mean, for any date of determination, the ratio of Total Debt as of the date of determination to Adjusted Operating Cash Flow for the four most recently ended fiscal quarters preceding such date of determination.

         "LIBOR Advance" shall mean a Revolving Credit Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

         "LIBOR Basis" shall mean a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable Margin. The LIBOR Basis shall, with respect to LIBOR Advances with Interest Periods in excess of six months, be subject to premiums assessed by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

         "LIBOR Lending Office" shall mean, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

         "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefore, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic means of all such rates.

         "License Corp. No. 1" shall mean License Corp. No. 1, a Florida corporation and wholly owned subsidiary of Viva Media.

         "License Corp. No. 1 Note" shall mean that certain promissory note of License Corp. No. 1 payable to the order of Viva Media in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Viva Media to License Corp. No. 1 together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "License Corp. No. 2" shall mean License Corp. No. 2, a Florida corporation and wholly owned subsidiary of Viva Media.

         "License Corp. No. 2 Note" shall mean that certain promissory note of License Corp. No. 2 payable to the order of Viva Media in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Viva Media to License

Corp. No. 2 together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "Loan Documents" shall mean this Agreement, the notes, the pledge agreements, the Subsidiary Guaranty, fee letters, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary or any other Person in connection herewith or as security for the Obligations.

         "Local Marketing Agreement" shall mean any time brokerage agreements, local market affiliation agreements or related or similar agreements entered into between the Borrower or any Subsidiary and any other Person, as any of the above may be amended, substituted, replaced or modified.

         "Material Adverse Effect" shall mean any act or circumstance or event that (a) causes a Default, or (b) otherwise could reasonably be expected to be material and adverse to the business, consolidated assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Restricted Subsidiaries, together taken as a whole.

         "Maturity Date" shall mean January 2, 1998.

         "Maximum Amount" shall mean the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

         "Mi Casa" shall mean Mi Casa Publications, Inc., a California corporation and wholly owned subsidiary of KTNQ/KLVE.

         "Mi Casa Note" shall mean that certain promissory note of Mi Casa payable to the order of KTNQ/KLVE in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by KTNQ/KLVE to Mi Casa together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Moody's" shall mean Moody's Investors Services, Inc.

         "Multiemployer Plan" shall mean, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

         "Necessary Authorization" shall mean any license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority (including without limitation the FCC) necessary or appropriate to enable the Borrower or any Subsidiary to maintain and operate its business and properties.

         "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or disposition of any asset by any Person or the issuance of Equity by any Person, the aggregate amount of cash received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related taxes.

         "Notice of Issuance" has the meaning ascribed to it in Section 2.16(b) hereof.

         "Obligations" shall mean (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including Reimbursement Obligations) of the Borrower or any Subsidiary to the Lenders under the Loan Documents, as they may be amended from time to time, and (b) all obligations of the Borrower or any Subsidiary for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any Subsidiary of any obligation, covenant or undertaking with respect to any Loan Document.

         "Operating Cash Flow" shall mean, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Restricted Subsidiaries, the sum of (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense, depreciation and amortization (including amortization of film contracts), and other non-cash expenses, and minus (c) payments made or scheduled to be made with respect to film contracts. Operating Cash Flow shall be adjusted to exclude
(i) any extraordinary non-cash items deducted from or included in the calculation of pre-tax net income and (ii) without duplication, any accrued but not paid income from Investments. For purpose of calculation of Operating Cash Flow with respect to assets not owned at all times during the four fiscal quarters preceding the date of determination of Operating Cash Flow there shall be (i) included in Operating Cash Flow the Operating Cash Flow of any assets acquired during any of such four fiscal quarters for the twelve month period preceding the date of determination and (ii) excluded from Operating Cash Flow the Operating Cash Flow of any assets disposed of during any of such four fiscal quarters for the twelve month period preceding the date of determination.

         "Operating Lease" shall mean any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP, with an initial or remaining noncancellable lease term in excess of one year.

         "Participant" shall have the meaning ascribed to it in Section 11.6(c) hereof.

         "Participation" shall have the meaning ascribed to it in Section 11.6(c) hereof.

         "Payment Date" shall mean the last day of the Interest Period for any Advance.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" shall mean, as applied to any Person:

         (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

         (b) (i) Liens on real estate for real estate taxes not yet delinquent,
(ii) Liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

         (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

         (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

         (f) Liens created to secure the purchase price of tangible personal property acquired by such Person or created to secure Indebtedness permitted by
Section 7.1(d) hereof in an amount not to exceed $3,000,000 already existing in the aggregate, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not increased;

         (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders; and

         (h) Any Liens existing on the Agreement Date which are described on
Schedule 2 hereto, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower.

         "Person" shall mean an individual, corporation, partnership, trust or unincorporated organization, limited liability company, or a government or any agency or political subdivision thereof.

         "Plan" shall mean an employee pension benefit plan as defined in
Section 3(2) of ERISA (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for the employees of the Borrower, its Subsidiaries or any member of their Controlled Group.

         "Pledged Stock" shall mean all Capital Stock of the Restricted Subsidiaries.

         "Prime Rate" shall mean, at any time, the prime interest rate announced or published by the Administrative Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Lender.

         "Quarterly Date" shall mean the last Business Day of each September, December, March and June, beginning December 31, 1995.

         "Refinancing Advance" shall mean any Revolving Credit Advance which is used to pay the principal amount (or any portion thereof) of a Revolving Credit Advance the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Revolving Credit Advances at the time of the Refinancing Advance.

         "Regulatory Modification" shall have the meaning set forth in Section
9.5 hereof.

         "Regulatory Modification Retroactive Effective Date" shall have the meaning set forth in Section 9.5 hereof.

         "Regulatory Modification Set Date" shall have the meaning set forth in
Section 9.5 hereof.

         "Reimbursement Obligation" means, in respect of any Letter of Credit as at any date of determination, the maximum aggregate amount which is then available to be drawn under such Letter of Credit (whether the conditions to drawing thereunder have been met) plus any unreimbursed amounts under outstanding Letters of Credit.

         "Release Date" shall mean the date on which the Revolving Credit Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

         "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

         "Restricted Subsidiary" shall mean any Subsidiary which is not an Unrestricted Subsidiary.

         "Revolving Credit Advance" shall mean an Advance made pursuant to
Section 2.1(a) hereof.

         "Revolving Credit Note" shall mean any promissory note of the Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "S&P" shall mean Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York Corporation.

         "Spanish Coast to Coast" shall mean Spanish Coast-to-Coast, Ltd. doing business as Cadena Radio Centro, a Delaware corporation and wholly owned subsidiary of Borrower.

         "Spanish Coast to Coast Note" shall mean that certain promissory note of Spanish Coast to Coast payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to Spanish Coast to Coast together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Special Counsel" shall mean the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Lender may select.

         "Specified Percentage" shall mean, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement.

         "Subsidiary" shall mean (a) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class of securities of such corporation to exercise such voting power by reason of the happening of any contingency, is at the time owned by the Borrower, directly or through one or more intermediaries, and (b) any other entity which is Controlled or then capable of being Controlled by the Borrower, directly or through one or more intermediaries, whether a Restricted Subsidiary or Unrestricted Subsidiary.

         "Subsidiary Guaranty" shall mean any Guaranty executed by one or more Restricted Subsidiaries, guarantying payment and performance of the Obligations, substantially in the form of Exhibit G hereto, as such agreement may be amended, modified, renewed or extended from time to time.

         "Subsidiary Pledge Agreement" shall mean, collectively, any pledge agreement executed by one or more Restricted Subsidiaries, granting a Lien on
(i) the Pledged Stock owned by such Restricted Subsidiary and (ii) each Intercompany Note evidencing intercompany advances made by such Restricted Subsidiary, as security for the Obligations, substantially in the forms of Exhibit E, J and K hereto, as appropriate, as such agreement may be amended, modified, renewed or extended from time to time.

         "Termination Event" shall mean, with respect to the Borrower, any of its Subsidiaries or any Plan, (a) a Reportable Event, (b) the withdrawal from a Plan during a Plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or appoint a trustee to administer a Plan, (e) the failure to comply with the minimum funding requirements of ERISA with respect to any Plan, or (f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Tower" shall mean The Tower Company, Inc., a Hawaii corporation and wholly owned subsidiary of KTNQ/KLVE.

         "Tower Note" shall mean that certain promissory note of Tower payable to the order of KTNQ/KLVE in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by KTNQ/KLVE to Tower together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Total Debt" shall mean, as of any date of determination, determined for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum (without duplication) of (a) all principal and interest owing under the Loan Documents, (b) all Indebtedness evidenced by a promissory note or otherwise representing borrowed money, (c) all Capitalized Lease Obligations and (d) all Guaranties.

         "Unrestricted Subsidiary" shall mean any entity acquired by an Investment to the extent permitted pursuant to Section 7.3(h) hereof. An Unrestricted Subsidiary may become a Restricted Subsidiary and subject to the provisions hereof by becoming a party to the Subsidiary Guaranty and any security documents delivered pursuant to the terms of this Agreement.

         "Viva Acquisition" shall mean Viva Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Borrower.

         "Viva Acquisition Note" shall mean that certain promissory note of Viva Acquisition payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to Viva Acquisition, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Viva America" shall mean Viva America Media Group, a Florida general partnership owned 51% by Viva Acquisition and 49% by Viva Broadcasting.

         "Viva America Note" shall mean that certain promissory note of Viva America payable to the order of Viva Acquisition and Viva Broadcasting in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Viva Acquisition and Viva Broadcasting to Viva America together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Viva Broadcasting" shall mean Viva Broadcasting Corporation, a Delaware corporation and wholly owned subsidiary of Borrower.

         "Viva Broadcasting Note" shall mean that certain promissory note of Viva Broadcasting payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to Viva Broadcasting, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "WADO-AM" shall mean WADO-AM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "WADO-AM Note" shall mean that certain promissory note of WADO-AM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to WADO-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "WGLI-AM" shall mean WGLI-AM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "WGLI-AM Note" shall mean that certain promissory note of WGLI-AM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to WGLI-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "WLXX-AM" shall mean WLXX-AM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "WLXX-AM Note" shall mean that certain promissory note of WLXX-AM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to WLXX-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "WPAT-AM" shall mean WPAT-AM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "WPAT-AM Note" shall mean that certain promissory note of WPAT-AM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to WPAT-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "WQBA-AM" shall mean WQBA-AM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "WQBA-AM Note" shall mean that certain promissory note of WQBA-AM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to WQBA-AM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "WQBA-FM" shall mean WQBA-FM License Corp., a Delaware corporation and wholly owned subsidiary of Borrower.

         "WQBA-FM Note" shall mean that certain promissory note of WQBA-FM payable to the order of Borrower in the original principal amount not to exceed $155,000,000 evidencing loans and advances made or to be made by Borrower to WQBA-FM, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

         "Weighted Average Life to Maturity" shall mean, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument by the amount of such principal payment by (ii) the sum of all such principal payments.

         Section 1.2 Amendments and Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

         Section 1.3 Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein. To the extent that a material change in GAAP occurs after the Agreement Date, Borrower and Lenders agree to negotiate in good faith to affect conforming changes to the financial covenants set forth in Article 7 hereof.

                                    ARTICLE 2

                                    Advances

         Section 2.1 Revolving Credit Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time up to and including the Maturity Date in an aggregate amount not to exceed its Specified Percentage of the Commitment less its Specified Percentage of the Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section 5.9 hereof. Subject to Section 2.9 hereof, Advances may be repaid and then reborrowed. Any Revolving Credit Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of Article 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than six LIBOR Advances. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Revolving Credit Advances and Reimbursement Obligations to exceed the Commitment. On the Maturity Date unless sooner paid as provided herein, the outstanding Revolving Credit Advances shall be repaid in full.

         Section 2.2 Manner of Borrowing and Disbursement.

         (a) In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender at least one Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders. Each Base Rate Advance shall have an Interest Period beginning on the date such Advance is made and ending on the Quarterly Date next following the date the Advance is made; provided that no such Interest Period shall extend past the Maturity Date.

         (b) In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to Article 9 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date or prohibit or impair the Borrower's ability to comply with Section 2.8 hereof.

         (c) Subject to Sections 2.1 and 2.9 hereof, at least three Business Days prior to each Payment Date for a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (iii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance may only be reborrowed as a Base Rate Advance. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

         (d) Subject to Sections 2.1 and 2.9 hereof, upon at least three Business Days' irrevocable prior written notice (or three Business Days if the Borrower wishes to reborrow a LIBOR Advance), through an Authorized Signatory, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), the Borrower may repay a Base Rate Advance on its Payment Date, or prepay a Base Rate Advance without regard to its Payment Date, and (i) reborrow all or a portion of the principal amount thereof as a Base Rate Advance, (ii) reborrow all or a portion of the principal amount thereof as one or more LIBOR Advances, or (iii) not reborrow all or any portion of such Base Rate Advance. Upon such Payment Date or date of repayment, such Base Rate Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

         (e) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $2,500,000 and which is an integral multiple of $100,000.

         (f) The Administrative Lender shall promptly notify the Lenders of each notice received from the Borrower pursuant to this Section . Failure of the Borrower to give any notice in accordance with Sections 2.2(c) and (d) hereof shall result in a repayment of any such existing Advance on the applicable Payment Date by a Refinancing Advance which is a Base Rate Advance. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Revolving Credit Advance that is not a Refinancing Advance, deliver to the Administrative Lender, at its address set forth herein, such Lender's Specified Percentage of such Revolving Credit Advance in immediately available funds in accordance with the Administrative Lender's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance hereunder, the Administrative Lender shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Lender by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Lender. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage.

         Section 2.3       Interest.

         (a)      On Base Rate Advances.

                  (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a simple interest rate per annum equal to the Base Rate Basis as in effect from time to time, provided that interest on Base Rate Advances shall not exceed the Maximum Amount. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on such Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

                 (ii) Interest on each Base Rate Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

        (b)         On LIBOR Advances.

                  (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Lender, whose determination shall be conclusive, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

                 (ii) Subject to Section 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on each Quarterly Date during such Interest Period.

         (c) Interest if No Notice of Selection of LIBOR Basis or Interest Period. If the Borrower fails to give the Administrative Lender timely notice of its selection of a LIBOR Basis for a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Borrower, the Base Rate Basis shall apply to the applicable Advance. If the Borrower fails to give the Administrative Lender timely notice of its selection of an Interest Period for a LIBOR Advance, a one-month Interest Period shall apply to the applicable Advance.

         (d) Interest After an Event of Default. (i) After an Event of Default (other than an Event of Default specified in Section 8.1(f) or (g) hereof) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action by the Administrative Lender or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand, the Maturity Date or upon the occurrence of an Event of Default specified in Section 8.1(f) or 8.1(g) hereof, immediately, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate, but any failure to do so will not affect the application of such rate.

         Section 2.4 Fees.

         (a) Commitment Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a commitment fee on the daily average unborrowed balance of the Commitment of 0.3750%.

         Such fees shall be (i) payable in arrears on each Quarterly Date and the Maturity Date, fully earned when due and, subject to Section 11.9 hereof, nonrefundable when paid and (ii) subject to Section 11.9 hereof, computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. For purposes of calculating the commitment fee only, undrawn portions of Letters of Credit outstanding from time to time will reduce the unused portion of the Commitment.

         (b) Facility Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay directly to each Lender a facility fee in the amount provided for in a facility fee letter between the Borrower and each Lender. Such fee shall be payable on the Agreement Date, fully earned when due and, subject to Section
11.9 hereof, nonrefundable when paid.

         (c) Administrative Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for its account and not the account of the Lenders, a quarterly administrative fee as provided in a fee letter between the Borrower and the Administrative Lender.

         Section 2.5 Prepayment.

         (a) Voluntary Prepayments. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance, upon two Business Days', and any LIBOR Advance may be prepaid, subject to the last sentence of this Section upon three Business Days prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Lender. LIBOR Advances may be voluntarily prepaid only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof. Any notice of prepayment shall be irrevocable.

         (b) Mandatory Prepayment. On or before the date of any reduction of the Commitment, the Borrower shall prepay applicable outstanding Advances in an amount necessary to reduce the sum of outstanding Advances and Reimbursement Obligations to an amount less than or equal to the Commitment as so reduced. The Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

         (c) Prepayments from Sales of Assets and Equity. Concurrently with the receipt of Net Cash Proceeds from the sale or disposition by the Borrower or any Restricted Subsidiary of (i) any (A) asset in which the Net Cash Proceeds from the sale or disposition thereof exceeds $100,000 and (B) assets sold or disposed of during any fiscal year in which the aggregate Net Cash Proceeds previously received during such fiscal year from sales or dispositions of all assets exceeds $1,000,000, the Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances in a principal amount equal to (y) in the case of clause (A) above, all Net Cash Proceeds from such sale or disposition and (z) in the case of clause (B) above, the amount that the aggregate Net Cash Proceeds received during any such fiscal year exceeds $1,000,000, or (ii) any Equity, the Borrower shall prepay Advances in a principal amount of 100% of the first $100,000,000 of aggregate Net Cash Proceeds, if any, received by the Borrower and its Restricted Subsidiaries after the Agreement Date from the sale or disposition of Equity; provided, however, that there shall be no prepayment required from the sale of KLTY-TV.

         (d) Prepayments, Generally. Any prepayment of an Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial prepayment of a Base Rate Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000. Any voluntary partial prepayment of a LIBOR Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. Following the Amortization Date, prepayments shall be applied to the mandatory reductions of the Commitment pursuant to Section 2.6(c) hereof in inverse order.

         Section 2.6 Reduction and Change of Commitment.

         (a) Voluntary Reduction. The Borrower shall have the right, upon not less than 3 Business Days' notice (provided no notice shall be required for a termination in whole of the Commitment) by an Authorized Signatory to the Administrative Lender (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $5,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period. Notwithstanding anything herein to the contrary, in no event shall the Borrower have the right to reduce the Commitment to an amount less than the aggregate outstanding Reimbursement Obligations.

         (b) Mandatory Reduction. The Commitment shall be automatically reduced
(i) by the amount of any amount prepaid or required to be prepaid pursuant to
Section 2.5(b) hereof, (ii) if a Default or Event of Default exists or would exist as a result of the sale or disposition of assets, by the amount of aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries after the Agreement Date from the sale and disposition of assets referred to in
Section 2.5(c) hereof and which are required to be used to prepay Advances as provided therein, and (iii) if a Default or Event of Default exists, by the amount of aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries after the Agreement Date from the sale or disposition of Equity referred to in Section 2.5(c) hereof. Notwithstanding anything herein to the contrary, in no event shall the Borrower have the right to reduce the Commitment to an amount less than the aggregate outstanding Reimbursement Obligations.

         (c) General Requirements. Upon any reduction of the Commitment pursuant to Section 2.6(b), the Borrower shall immediately make a repayment of applicable Advances in accordance with Section 2.5(b) hereof. The Borrower shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitment may not be increased or reinstated.

         Section 2.7 Non-Receipt of Funds by the Administrative Lender. Unless the Administrative Lender shall have been notified by a Lender prior to the date of any proposed

Revolving Credit Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Credit Advance available to the Administrative Lender, the Administrative Lender may assume that such Lender has made such proceeds available to the Administrative Lender on such date, and the Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Lender by such Lender, the Administrative Lender shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Lender receives such amount from the Lender, with interest thereon if paid by such Lender,at a per annum rate equal to the Federal Funds Rate, and if paid by Borrower, at the applicable Base Rate. No Lender shall be liable for any other Lender's failure to fund a Revolving Credit Advance hereunder.

         Section 2.8 Payment of Principal of Advances. The Borrower agrees to pay the principal amount of the Advances to the Administrative Lender for the account of the Lenders as follows:

         (a) End of Interest Period. The principal amount of each Advance hereunder shall be due and payable on its Payment Date, which principal payment may be made by means of a Refinancing Advance.

         (b) Commitment Reduction. On the date of reduction of the Commitment pursuant to Section 2.6 hereof, including the Maturity Date, the aggregate amount of the Advances outstanding on such date of reduction in excess of the Commitment as reduced minus all outstanding Reimbursement Obligations shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

         (c) Maturity Date. The principal amount of the Advances, all accrued interest and fees thereon, and all other Obligations, shall be due and payable in full on the Maturity Date.

         Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance which is at a fixed rate after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including a prepayment pursuant to Sections 2.5(c) and 9.3(b) hereof), the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

         Section 2.10 Manner of Payment.

         (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 1:00 p.m. (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Lender at the Administrative Lender's office, in lawful money of the United States of America constituting immediately available funds.

         (b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

         (d) Each payment by the Borrower in respect of obligations relating to the Revolving Credit Advance and the Letters of Credit (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of the Lenders pro rata in accordance with their respective Specified Percentages. Notwithstanding anything in this Section 2.10(d) or any other provision of this Agreement or any other Loan Document to the contrary, any payment by the Borrower in respect of any Advances after acceleration of the Advances pursuant to Section 8.2 or any monies received by the Administrative Lender as a result of the exercise of remedies under any Loan Documents after acceleration of the Advances pursuant to Section 8.2 shall be distributed pro rata to each Lender based on the percentage that the outstanding Advances owed to such Lender bears to the aggregate Advances owed to all Lenders after the payment of the Administrative Lender's expenses incurred on behalf of the Lenders then due and payable.

         Section 2.11 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

        Section 2.12 Sharing of Payments. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Revolving Credit Advances in excess of its Specified Percentage of all payments made by the Borrower with respect to Revolving Credit Advances shall purchase from each other Lender such participation in the Revolving Credit Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender which is not in default of its obligations hereunder with respect to such Revolving Credit Advance; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, provided, further that after an Event of Default, such payments will be shared pro rata among all Lenders based on the total amount of all Advances outstanding. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section , to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

        Section 2.13 Calculation of LIBOR Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

         Section 2.14 Booking Loans. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

         Section 2.15 Taxes.

         (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Lender, taxes imposed on its overall net income, and franchise taxes imposed on it (including interest and penalties imposed thereon), by the jurisdiction under the laws of which such Lender or the Administrative Lender (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Lender, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this

Section 2.15) such Lender or the Administrative Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Administrative Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Lender (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Lender, provided, however, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Lender (i) unless notice has been given by such Lender or the Administrative Lender, as applicable, in a time sufficient to afford the Borrower, in good faith, a reasonable opportunity to contest such payment by such Lender or the Administrative Lender, provided such opportunity to contest exists under Applicable Law, and (ii) until such Lender or the Administrative Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Lender pursuant to this Section
2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Lender (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Lender, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.15 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         (e) Each Lender which is not a United States Person hereby agrees that:

                  (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.06 after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Lender, with a copy to the Administrative
         Lender:

                    (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),

                    (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

                  (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender, in replacement for the forms previously delivered by it hereunder:

                    (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

                    (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

                 (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Lender with a copy to the Administrative Lender, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

                 (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

         (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

         (h) Each Lender (and the Administrative Lender with respect to payments to the Administrative Lender for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; provided, however, the Lenders and the Administrative Lender shall not be obligated by reason of this Section 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning.

         Section 2.16 Letters of Credit.

         (a) The Letter of Credit Facility. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (i) $10,000,000 (the "Letter of Credit Facility"), and (ii) the difference of (A) the Commitment minus (B) the aggregate principal amount of Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) the Maturity Date or (ii) one year after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Lender's Specified Percentage of the Commitment times (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of

Credit under this Section 2.16(a). During the term of this Agreement, provided that no Default or Event of Default then exists and subject to the same conditions for the issuance of a Letter of Credit set forth in Section 3.2 hereof, the Issuing Bank may at Borrower's option, automatically renew any expiring Letters of Credit for a period of time not to exceed the earlier of (x) five (5) days prior to the Maturity Date or (y) one year after the date of issuance thereof.

         (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, specifying therein, the requested (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank shall, subject to this Section 2.16(b), upon fulfillment of the applicable conditions set forth in
Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 11.1 or as otherwise agreed with the Borrower in connection with such issuance.

         (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the applicable Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Lender and each other Lender. Each such Lender shall, on the first Business Day following such notification, make an Revolving Credit Advance, which shall bear interest at the applicable Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Revolving Credit Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Lender for the account of the Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Revolving Credit

Advance. In the event that any Lender fails to make available to the Administrative Lender for the account of the Issuing Bank the amount of such Revolving Credit Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

         (d) Increased Costs. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be, in the reasonable opinion of the Issuing Bank or any Lender, to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Advance pursuant to Section 2.16(c) ("Increased Letter of Credit Costs"), then, upon demand by the Issuing Bank or such Lender, the Borrower shall, subject to Section 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such Increased Letter of Credit Costs. Notwithstanding the foregoing, any demand for Increased Letter of Credit Costs shall not include any Letter of Credit costs with respect to any period more than 180 days prior to the date that the Issuing Bank or any Lender gives notice to the Borrower of such Increased Letter of Credit Costs unless the effective date of the condition which results in the right to received Increased Letter of Credit Costs is retroactive (the "Increased Letter of Credit Costs Retroactive Effective Date"). If any Increased Letter of Credit Costs has an Increased Costs Letter of Credit Retroactive Effective Date and the Issuing Bank or any Lender demands compensation within 180 days after the date setting the Increased Letter of Credit Costs Effective Date (the "Increased Letter of Credit Costs Set Date"), the Issuing Bank or such Lender, as appropriate, shall have the right to receive such Increased Letter of Credit Costs from the Increased Letter of Credit Retroactive Effective Date. If the Issuing Bank or a Lender does not demand such Increased Letter of Credit Costs within 180 days after the Increased Letter of Credit Costs Set Date, the Issuing Bank or such Lender, as appropriate, may not receive payment of Increased Letter of Credit Costs with respect to any period more than 180 days prior to such demand. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent demonstrable error. The obligations of the Borrower under this Section 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this Section 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing Bank or such Lender, be otherwise disadvantageous.

         (e) Obligations Absolute. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Advance pursuant to Section 2.16(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii)the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent that any payment by the Issuing Bank against any such statement or other document shall be as a result of the Issuing Bank's gross negligence or willful misconduct;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

                  (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c); or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

         (f) Compensation for Letters of Credit.

                  (i) Credit Fees. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a credit fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Letters of Credit (computed, subject to Section 11.9 hereof, on the basis of a 365-day year for the actual number of days elapsed) at a per annum percentage equal to the LIBOR Rate or $300, whichever is greater.

                  (ii) Issuance Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender, for the sole account of the Issuing Bank, an issuance fee of $500 on the date of issuance of each Letter of Credit.

         (g) L/C Cash Collateral Account.

                  (i) Upon the occurrence of an Event of Default and demand by the Administrative Lender pursuant to Section 8.2(c), other than an Event of Default pursuant to Section 8.1(f) or 8.1(g) hereof upon such event the referenced sums will become immediately due and payable without further action by the Administrative Lender, the Borrower will promptly pay to the Administrative Lender in immediately available funds an amount equal to 100% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Lender shall be deposited by the Administrative Lender in a deposit account maintained by the Issuing Bank (the "L/C Cash Collateral Account").

                  (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Lender (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Lender's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Lender and the Borrower shall have no right to withdraw or to cause the Administrative Lender to withdraw any funds deposited in the L/C Cash Collateral Account except as otherwise provided in Section 2.16(g)(iii). At any time and from time to time, upon the Administrative Lender's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Lender's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

                  (iii) The Administrative Lender shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Reimbursement Obligations, (B) after the Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to the Borrower, and
         (C) provided no Default or Event of Default shall be in existence, return any funds in the L/C Cash Collateral Account to the Borrower.

                  (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Lender to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and
         (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Lender shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Lender's name for the account of the Lenders. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Lender and the Lenders harmless from any and all such losses and taxes. Administrative Lender may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Lender) as a result of such application.

                  (v) The Borrower shall pay to the Administrative Lender the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account in an amount not to exceed $1,000 in aggregate per calendar year.

                                    ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions Precedent to Closing and the Initial Advance and the Letters of Credit. The obligation of each Lender to sign this Agreement and to make the initial Advance and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to receipt by the Administrative Lender of each of the following, in form and substance satisfactory to the Administrative Lender, with a copy (except for the notes) for each Lender:

         (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default or Material Adverse Effect, except as listed in Schedule 3.1 hereto, has occurred since the last financial statements delivered to the Lenders prior to the Agreement Date, certifying Borrower is in compliance with all covenants in the Agreement, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the Articles of Incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement, the Revolving Credit Notes and the other Loan Documents to which it is a party, and
(iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is or should be qualified to do business;

         (b) a certificate of an officer acceptable to the Lenders of each Restricted Subsidiary, certifying as to the incumbency of the officers signing the Loan Documents to which it is a party, and including (i) a copy of its Articles of Incorporation, certified as true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of its By-Laws, as in effect on the Agreement Date, (iii) a copy of the resolutions authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and
(iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is or should be qualified to do business;

         (c) duly executed Revolving Credit Notes, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Commitment;

         (d) the Intercompany Notes, duly endorsed;

         (e) a duly executed and completed Borrower Pledge Agreement, dated as of the Agreement Date, granting the Lenders a lien and security interest in (i) the Pledged Stock owned directly by the Borrower and (ii) the Intercompany Notes payable to Borrower;

         (f) duly executed and completed Subsidiary Pledge Agreements, dated as of the Agreement Date, granting the Lenders a lien and security interest in (i) the Pledged Stock owned by each applicable Subsidiary and (ii) the Intercompany Notes payable to each respective Restricted Subsidiary, if any;

         (g) the Pledged Stock, together with stock powers duly executed in blank;

         (h) a duly executed and completed Subsidiary Guaranty, dated as of the Agreement Date executed by each Restricted Subsidiary;

         (i) an opinion of counsel and of FCC counsel to the Borrower and its Restricted Subsidiaries addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date;

         (j) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries, and meeting the requirements of Section 5.5 hereof;

         (k) reimbursement for Administrative Lender for Special Counsel's reasonable fees and expenses rendered through the date hereof;

         (l) evidence that all corporate proceedings of the Borrower and its Restricted Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions;

         (m) copies of the following consolidated and consolidating financial statements for the Borrower and its Subsidiaries, as of and for the period ended September 30, 1995: (i) consolidated and consolidating balance sheets as of the end of such period, and (ii) consolidated and consolidating statements of income and changes in cash for such period; which financial statements shall set forth in comparative form figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by an Authorized Signatory to the best of his knowledge to be complete and correct and prepared in accordance with GAAP (other than footnotes thereto), subject to year-end adjustment;

         (n) the facility fee for the account of each Lender as required pursuant to Section 2.4(b) hereof;

         (o) all Indebtedness owing by the Borrower under the Existing Credit Agreement shall have been refinanced in full; and

         (p) a termination agreement executed by The Chase Manhattan Bank in favor of the Administrative Lender and the Lenders party to this Agreement releasing its interest in all of Borrower's assets;

         (q) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower or any Restricted Subsidiary, and the enforceability of and security for the Obligation.

         Section 3.2 Conditions Precedent to All Advances and Letters of Credit . The obligation of each Lender to make each Advance (including the initial
Advance) and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) hereunder is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

         (a) With respect to Advances (other than Refinancing Advances that are Refinancing Advances of Revolving Credit Advances) and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Lender from the Borrower prior to the making of such Advance or issuance;

         (c) There shall not exist a Default hereunder, with respect to Advances (other than Refinancing Advances that are Refinancing Advances of Revolving Credit Advances) and with respect to issuance of each Letter of Credit, or an Event of Default, with respect to any Refinancing Advance, and, with respect to each Advance (other than a Refinancing Advance that is a Refinancing Advances of a Revolving Credit Advance) and with respect to issuance of each Letter of Credit, the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

         (d) The aggregate Advances and amount available for draws under Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder; and

         (e) The Administrative Lender shall have received all such other certificates, reports, statements or other documents as the Administrative Lender or any Lender may reasonably request.

         Each request by the Borrower to the Administrative Lender or the Issuing Bank, as appropriate, for an Advance or the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of the making of such Advance or the issuance of such Letter of Credit that all the conditions contained in this Section 3.2 have been satisfied.

                                    ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

         (a) Organization; Power; Qualification. As of the Agreement Date, (i) the respective jurisdictions of incorporation and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries listed on Schedule 4.1(a)(1) are true and correct and (ii) all Subsidiaries are Restricted Subsidiaries. Except as set forth on Schedule 4.1(a)(2), each of the Borrower and its Restricted Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and its Restricted Subsidiaries has the corporate or organizational power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Restricted Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         (b) Authorization. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Borrower and its Restricted Subsidiaries has corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or the Restricted Subsidiary executing it. Each of the Loan Documents to which the Borrower and its Restricted Subsidiaries are party is a legal, valid and binding respective obligation of the Borrower or the Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Restricted Subsidiary).

         (c) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the other Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained other than as outlined on Schedule 4.1(c) hereto, (ii) violate any Applicable

Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Borrower or any Restricted Subsidiary, or under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any Restricted Subsidiary is a party or by which they or their respective properties may be bound other than as outlined on
Schedule 4.1(c) hereto, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Restricted Subsidiary, except Permitted Liens.

         (d) Business. The Borrower and its Restricted Subsidiaries are engaged solely in the communications and media broadcasting business and activities related thereto (including, without limitation, radio and television broadcasting, print, productions, billboards, power transmission rentals and sales and real property rentals and sales, but only to the extent that such real property rentals and sales arise from the lease or sale of properties previously used by the Borrower or its Restricted Subsidiaries in the communications and media broadcasting business).

         (e) Licenses, etc. All Necessary Authorizations have been duly authorized and obtained, and are in full force and effect other than the license of WAMR-FM, the renewal of which has been granted by the FCC but such renewal is not a final order. The Borrower and its Restricted Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation other than WAMR-FM, on which a petition to deny the renewal of the application has been filed.

         (f) Compliance with Law. The Borrower and its Restricted Subsidiaries are in compliance with all Applicable Laws, the violation of which could reasonably be expected to have a Material Adverse Effect. The Borrower and, since their respective acquisition, its Restricted Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC relating to the operation of radio stations. The Borrower and its Restricted Subsidiaries have obtained all appropriate approvals and consents of, and have made all filings with, the FCC in connection with the acquisition and ownership of each of their television and radio stations. There is no pending action as a result of any document or instrument filed or submitted by any Person with the FCC challenging or contesting the FCC order approving any pending assignment of a FCC license to the Borrower or any of its Restricted Subsidiaries.

         (g) Title to Properties. The Borrower and its Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens or liens relating to the Existing Credit Agreement. No financing statement or other Lien filing (except relating to Permitted Liens or the Existing Credit Agreement) is on file in any state or jurisdiction that names the Borrower or any of its Restricted Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

         (h) Litigation. Except as reflected on Schedule 4.1(h) hereto, there is no action, suit, investigation or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Restricted Subsidiaries, or in any other manner relating directly and materially adversely to the Borrower, any of its Restricted Subsidiaries, or any of their material properties, in any court or before any arbitrator of any kind or before or by any governmental body the result of which could reasonably be expected to require the payment of money by the Borrower or any Restricted Subsidiary in an amount of $500,000 or more in any one such action, suit or proceeding or $2,500,000 or more in the aggregate for all such actions, suits or proceedings.

         (i) Taxes. All federal, state and other tax returns of the Borrower and its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Restricted Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of their taxes are, in the judgment of the Borrower, adequate.

         (j) Financial Statements; Material Liabilities. The Borrower has furnished or caused to be furnished to the Lenders copies of its March 31, 1996, financial statements, which are prepared in good faith and complete in all material respects and present fairly in accordance with GAAP the financial position of the Borrower and its Restricted Subsidiaries as at such dates and the results of operations for the periods then ended, subject to normal year-end adjustments. The Borrower and its Restricted Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in financial statements delivered to Lenders, incurred in connection with the tender offer by Clear Channel Radio, Inc. and the sale of stock by Cecil Heftel, Carl Parmer and members of Cecil Heftel's family, incurred in the ordinary course of business or disclosed in writing to the Lenders prior to the Agreement Date.

         (k) No Adverse Change. Since March 31, 1996, no event or circumstances has occurred or arisen that could reasonably be expected to have a Material Adverse Effect except as listed on Schedule 3.1 hereto.

         (l) ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Lender in writing. Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan of the Borrower and each member of its Controlled Group (other than a Multiemployer Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $100,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No such Plan of the Borrower or any member of its Controlled Group has been terminated nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or (ii) the assets of any employee welfare benefit plan within the meaning of Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan. None of the Borrower or any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. Each of Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of

ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder.

         (m) Compliance with Regulations G, T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Borrower and its Restricted Subsidiaries are margin stock, and none of the Pledged Stock is margin stock. None of the Borrower and its Restricted Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

         (n) Governmental Regulation. The Borrower and its Restricted Subsidiaries are not required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof (other than any enforcement of remedies by the Administrative Lender on behalf of the Lenders), in accordance with their respective terms, including any borrowings hereunder.

         (o) Absence of Default. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default which would have a Material Adverse Effect by the Borrower or any of its Restricted Subsidiaries under any indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Restricted Subsidiaries is a party or by which they or any of their properties is bound which would have a Material Adverse Effect on the Borrower or its Restricted Subsidiaries.

         (p) Investment Company Act. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such act.

         (q) Environmental Matters. Except as set forth on Schedule 4.1(q) hereto, neither the Borrower nor any Subsidiary has any actual knowledge or reason to believe that any substance deemed hazardous by any Applicable Environmental Law, has been installed on any real property now owned by the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any Applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries have not obtained and are not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Borrower or any Subsidiary by reason of any Applicable Environmental Laws. The Borrower and its Subsidiaries undertook, at the time of acquisition of any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Borrower and Subsidiaries, since each Subsidiaries' respective acquisition, have taken all reasonable steps to determine, and the Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries in any manner or quantities which would be deemed a violation of the Applicable Environmental Laws.

         (r) Certain Agreements. The Capitalized Lease Obligations have been duly authorized, executed and delivered by the Borrower or its Restricted Subsidiaries, as applicable, and (to the best of the Borrower's knowledge) the other parties thereto. Except as disclosed to each Lender, there is no litigation, or, to the best of the Borrower's knowledge, claim of breach or default, pending or threatened with respect to any Capitalized Lease Obligations that could reasonably be expected to adversely effect any such lease or contract. The Borrower has no knowledge of any default by any seller of any of the Borrower's or its Restricted Subsidiaries' radio stations under any obligations of such seller to the Borrower or any Restricted Subsidiary. The Borrower has no notice of or belief that any party to any Capitalized Lease Obligation is contemplating a breach, default or termination for any reason of such contract or lease, other than as disclosed in writing and reasonably acceptable to the Lenders. The Borrower has provided, or caused to be provided, to the Administrative Lender complete and correct copies of or access to the Capitalized Lease Obligations, all as amended, together with all exhibits and schedules thereto.

         (s) Valid Issuance of Securities. All Pledged Stock has been duly authorized and validly issued, and is fully paid and nonassessable, to the extent applicable. The Capital Stock described on Exhibit A to the Pledge Agreements constitutes all the issued and outstanding Capital Stock of the Subsidiaries of the Borrower or the Subsidiaries of another Subsidiary. No Person has conversion rights with respect to, or any subscription rights, calls, commitments or claims of any character for, or any repurchase or redemption options relating to, the Pledged Stock, except for those listed on Schedule 4.1(s) hereto. The Pledged Stock, when issued or sold, was either (i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

         (t) Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitments or the Advances hereunder or the issuance of any Letters of Credit. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         (u) Compliance. Attached as Schedule 4.1(u) hereto is a complete list of all material FCC licenses, consents, authorizations, permits and Necessary Authorizations as of the Agreement Date. Such FCC licenses, consents, permits and authorizations constitute all that are necessary, appropriate or advisable for each of the Borrower and its Restricted Subsidiaries to operate its business and own its properties, and are in full force and effect. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any such license, consents, permits and authorizations, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to have a Material Adverse Effect.

         (v) Patents, Etc. The Borrower and its Restricted Subsidiaries have obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, the loss of which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.1(v) hereto, nothing has come to the attention of the Borrower or any of its Restricted Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Restricted Subsidiary may infringe any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Restricted Subsidiary contesting its right to sell or use any such process, method, part or other material.

         (w) Disclosure. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Restricted Subsidiary in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Restricted Subsidiaries, on a consolidated basis, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

         (x) Adjusted Operating Cash Flow. The Adjusted Operating Cash Flow for the 12 months ending June 30, 1996 is not less than $19,000,000.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance and each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                                    ARTICLE 5

                                General Covenants

         So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

         Section 5.1 Preservation of Existence and Similar Matters. The Borrower shall, and shall cause each Restricted Subsidiary to:

         (a) preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which could have a Material Adverse Effect; and

         (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not have a Material Adverse Effect.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower and its Restricted Subsidiaries shall (a) engage substantially in the media or communication related business and activities related thereto, and (b) comply in all material respects with the requirements of all Applicable Law, the failure of which could reasonably be expected to have a Material Adverse Effect.

         Section 5.3 Maintenance of Properties. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Restricted Subsidiaries shall maintain a fiscal year ending on September 30; provided, however, that Borrower may change its fiscal year end to December 31 by giving 30 days' prior written notice to the Administrative Lender.

         Section 5.5 Insurance. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Agreement Date. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative Lender of any proposed termination or cancellation of such policy, whether on account of default or otherwise, the loss of which could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

         Section 5.6 Payment of Taxes and Claims. The Borrower shall, and shall cause each Restricted Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each Restricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly permit representatives of the Administrative Lender or any Lender from time to time to (a) visit and inspect the properties of the Borrower and Restricted Subsidiary as often as the Administrative Lender or any Lender shall deem advisable, (b) inspect and make extracts from and copies of the Borrower's and each Restricted Subsidiary's books and records, and (c) discuss with the Borrower's and each Restricted Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects.

         Section 5.8 Payment of Indebtedness. Subject to Section 5.6 hereof, the Borrower shall, and shall cause each Restricted Subsidiary to, pay its Indebtedness when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

         Section 5.9 Use of Proceeds. The Borrower shall use the proceeds of Advances and Letters of Credit to make acquisitions permitted under Section 7.5 hereof, to make Capital Expenditures, to make Investments (including advances to Subsidiaries) permitted pursuant to Section 7.3 hereof, to refinance all outstanding Indebtedness under the Existing Credit Agreement, for working capital and for other general corporate purposes.

         SECTION 5.10 INDEMNITY.

         (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE LENDER, THE ISSUING BANK, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ITS PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MAKING OF OR ANY PARTICIPATIONS IN THE ADVANCES OR THE LETTERS OF CREDIT AND THE MANAGEMENT OF THE ADVANCES AND LETTERS OF CREDIT, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE LENDER, THE ISSUING BANK OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE LENDER OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES AND LETTERS OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, BUT EXCLUDING MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, "INDEMNIFIED MATTERS"); PROVIDED HOWEVER, THAT SO LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THERE SHALL BE NO SETTLEMENT BY THE INDEMNITEES OR ANY OF THEM WITH RESPECT TO ANY INDEMNIFIED MATTER WITHOUT PRIOR CONSULTATION WITH THE BORROWER.

         (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER;

PROVIDED, HOWEVER, THAT THE INDEMNITEES AGREE THAT THEY SHALL ENDEAVOR TO USE LEGAL COUNSEL COMMON TO ALL INDEMNITEES IN CONNECTION WITH ANY INDEMNIFIED MATTER UNLESS ANY SUCH INDEMNITEE SHALL REASONABLY DETERMINE, IN ITS SOLE DISCRETION, THAT THE USE OF SUCH COMMON LEGAL COUNSEL WOULD CONFLICT WITH ITS INTERESTS IN SUCH INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN THE BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE BORROWER AND THE BORROWER'S STOCKHOLDERS ON THE ONE HAND AND SUCH INDEMNITEE ON THE OTHER HAND BUT ALSO THE RELATIVE FAULT OF THE BORROWER AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE LENDER, THE ISSUING BANK, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

         Section 5.11 Environmental Law Compliance. The use which the Borrower or any Subsidiary intends to make of any real property owned by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property in any manner or quantities which would be deemed a violation of the Applicable Environmental Laws. Borrower further agrees to exercise reasonable due diligence in the acquisition of real property in connection with compliance with Applicable Environmental Laws. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. THE BORROWER AGREES TO INDEMNIFY AND HOLD THE ADMINISTRATIVE LENDER, THE ISSUING BANK, AND EACH LENDER HARMLESS FROM AND AGAINST, AND TO REIMBURSE THEM WITH RESPECT TO, ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURTS COSTS) OF ANY KIND OR CHARACTER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ASSERTED AGAINST OR INCURRED BY ANY OF THEM AT ANY TIME AND FROM TIME TO TIME BY REASON OF OR ARISING OUT OF (a) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO PERFORM ANY OBLIGATION HEREUNDER REGARDING ASBESTOS OR APPLICABLE ENVIRONMENTAL LAWS, (b) ANY VIOLATION ON OR BEFORE THE RELEASE DATE OF ANY APPLICABLE ENVIRONMENTAL LAW IN EFFECT ON OR BEFORE THE RELEASE DATE, AND (c) ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE EXISTING OR OCCURRING ON OR PRIOR TO THE RELEASE DATE (INCLUDING WITHOUT LIMITATION THE PRESENCE ON SUCH REAL PROPERTY OR RELEASE FROM SUCH REAL PROPERTY OF HAZARDOUS SUBSTANCES

OR SOLID WASTES DISPOSED OF OR OTHERWISE RELEASED ON OR PRIOR TO THE RELEASE
DATE), RESULTING FROM OR IN CONNECTION WITH THE OWNERSHIP OF THE REAL PROPERTY, REGARDLESS OF WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE, OR WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE IS CAUSED BY OR RELATES TO THE NEGLIGENCE OF ANY INDEMNIFIED PERSON; PROVIDED THAT, THE BORROWER SHALL NOT BE UNDER ANY OBLIGATION TO INDEMNIFY THE ADMINISTRATIVE LENDER, THE ISSUING BANK, OR ANY LENDER TO THE EXTENT THAT ANY SUCH LIABILITY ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE RELEASE DATE AND SHALL CONTINUE THEREAFTER IN FULL FORCE AND EFFECT.


                                    ARTICLE 6

                              Information Covenants

         So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to the Administrative Lender:

         Section 6.1 Quarterly Financial Statements and Information. Within 30 days after the end of each fiscal quarter, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of changes in cash flow for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by the president or chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments. In addition, the Borrower shall furnish within such time period a reconciliation of such financial statements setting forth the difference in financial position and results of operations between its Subsidiaries and its Restricted Subsidiaries for such period and for the elapsed portion of the year ended with the last day on such period, subject to sound year-end adjustments.

         Section 6.2 Annual Financial Statements and Information; Certificate of No Default.

         (a) Within 90 days after the end of each fiscal year, a copy of (i) the consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) consolidated statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash flow as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified. In addition, the Borrower shall furnish within such time period an unaudited reconciliation of such financial statements setting forth the difference in financial position and results of operations between its Subsidiaries and its Restricted Subsidiaries as of and through the end of such fiscal year.

         (b) Simultaneously with the delivery of the statements required by this
Section 6.2, a letter from the Borrower's public accountants certifying that no Default was detected during the examination of the Borrower and its Restricted Subsidiaries, and authorizing the Borrower to deliver such financial statements and opinion thereon to the Administrative Lender and Lenders pursuant to this Agreement.

         (c) As soon as available, but in any event within 60 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower and its Subsidiaries for the succeeding fiscal year.

         Section 6.3 Compliance Certificates. At the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, but in no case later than 45 days after the end of each fiscal quarter, a certificate of an Authorized
Signatory:

         (a) setting forth at the end of such period, a calculation of the Leverage Ratio, as well as certifications and arithmetical calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the requirements of Sections 7.1(d) and (g), 7.3(h), 7.6, 7.9, 7.10, and 7.16 hereof, which shall be substantially in the form of Exhibit H hereto;

         (b) setting forth the aggregate amount of outstanding Advances and Reimbursement Obligations and certifying as to compliance herewith; and

         (c) stating that, to the best of his or her knowledge after due inquiry, no Default has occurred as at the end of such period, or if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken with respect to such Default.

         Section 6.4 Copies of Other Reports and Notices.

         (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Borrower or any Restricted Subsidiary by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.2 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to stockholders generally, (iii) each regular or periodic report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Borrower or any Restricted Subsidiary;

         (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower or any Restricted Subsidiary in excess of $750,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any Capitalized Lease Obligations or any Local Marketing Agreement has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (iii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Borrower or any Restricted Subsidiary under any material agreement or instrument which could reasonably be expected to result in a liability in excess of $750,000, other than this Agreement to which the Borrower or any Restricted Subsidiary is a party or by which any of their properties may be bound, or (iv) any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto; provided, however, no notice shall be required to be delivered hereunder with respect to any event, circumstance or condition set forth in clause (i), (ii) or (iii) immediately preceding if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination with respect to such event, circumstance or condition;

         (c) Promptly upon receipt thereof, information with respect to and copies of any notices received from the FCC or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with the Communications Act, or could reasonably be expected to result in the payment of money by the Borrower or any Restricted Subsidiary in an amount of $750,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization; provided, however, no information shall be required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination with respect to such notice;

         (d) Promptly upon receipt from any governmental agency, or any government, political subdivision or other entity, any material notice, correspondence, hearing, proceeding or order regarding or affecting the Borrower, any Subsidiary, or any of their properties or businesses; and

         (e) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries, as the Administrative Lender or any Lender may reasonably request.

         Section 6.5 Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

         (a) The commencement of all proceedings and investigations by or before the FCC or any other governmental body, and all actions and proceedings in any court or before any arbitrator involving claims for damages, fines or penalties (including punitive damages) in excess of $750,000 in the aggregate (after deducting the amount with respect to the Borrower or any Restricted Subsidiary such Person is insured, provided such claim has not been denied), against or in any other way relating directly to the Borrower, any Restricted Subsidiary, or any of their properties or businesses; provided, however, no notice shall be required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination in such action or proceeding;

         (b) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

         (c) Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Borrower or any Subsidiary, other than changes in the ordinary course of business which have not had and are not likely to have a Material Adverse Effect.

         Section 6.6 ERISA Reporting Requirements.

         (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

         (b) Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

         (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

         (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

         (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

         (g) Notification within three Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of
Section 4041(c) of ERISA and a copy of such notice; and

         (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.


                                    ARTICLE 7

                               Negative Covenants

         So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

         Section 7.1 Indebtedness. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Accounts payable, accrued expenses, deferred revenue items, pension liabilities and customer advance payments incurred in the ordinary course of business;

         (c) Guaranties to the extent permitted under Section 7.6 hereof;

         (d) Capitalized Lease Obligations and Indebtedness incurred to purchase tangible personal property, in an aggregate amount not to exceed $3,000,000 at any time;

         (e) Indebtedness evidenced by the Intercompany Notes;

         (f) Indebtedness set forth on Schedule 7.1(f) hereto, and all renewals and extensions (but not increases) thereof; and

         (g) Other unsecured Indebtedness (in addition to Indebtedness otherwise permitted pursuant to this Section 7.1 and Guaranties permitted pursuant to
Section 7.6) of Borrower or its Restricted Subsidiaries not to exceed $10,000,000 is presently outstanding in aggregate principal amount outstanding at any time.

provided, however, the incurrence of Indebtedness otherwise permitted pursuant to clauses (c), (d), and (f) immediately preceding shall be permitted only if there shall exist no Default prior to or after giving effect to any such proposed Indebtedness.

         Section 7.2 Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

         Section 7.3 Investments. The Borrower shall not, and shall not permit any Subsidiary to, make, own or maintain any Investment, except that the Borrower may purchase or otherwise acquire and own and maintain:

         (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

         (b) Commercial paper issued by U.S. corporations that have a rating of A-1/P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation;

         (c) Certificates of deposit of domestic banks maturing within 365 days of the date of purchase, which banks' debt obligations have one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation;

         (d) Securities issued by U.S. corporations that have one of the two highest ratings obtainable from Moody's or S&P;

         (e) Investments in newly-formed or existing Restricted Subsidiaries (i) that are subject to the provisions hereof, (ii) that are or immediately become party to the Subsidiary Guaranty (iii) whose Capital Stock is pledged to the Lenders to secure the Obligations; and (iv) whose Intercompany Notes is pledged to the Lenders to secure the Obligations;

         (f) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

         (g) Investments which are described on Schedule 7.3(g) hereto; and

         (h) Provided there shall exist no Default prior to or after giving effect to any such proposed Investments (which may include, without limitation, Investments in Unrestricted Subsidiaries), other Investments in communication or media related businesses not to exceed, at any time outstanding, an aggregate amount (determined using the purchase price or cost of such Investments without any adjustment for depreciation or amortization) equal to $3,000,000.

         Section 7.4 Amendment and Waiver. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any amendment of any material term or provision of its articles of incorporation or by-laws. In addition, the Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any amendment of, or agree to or accept any waiver of any of the provisions of, any Necessary Authorization, unless (a) the Determining Lenders consent to such amendment and (b) the Lenders are provided with 10 days' written notice prior to the execution or effectiveness of the proposed amendment or waiver.

         Section 7.5 Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time:

         (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, properties or business, other than immaterial assets sold in the ordinary course of business, or dispositions whose proceeds are applied in accordance with Section 2.5(c) hereof;

         (b) acquire (i) all or any substantial part of the assets, property or business of any other Person, or (ii) any assets that constitute a division or operating unit of the business of any other Person; provided, however, that, so long as there shall exist no Default prior to or after giving effect to a proposed transaction, the Borrower or any Restricted Subsidiary may, subject to the limitations set forth in Section 7.3(h) hereof and in this Section 7.5(b), purchase assets, property or business of another Person, so long as (i) the Lenders shall have received prior written notice at least 20 Business Days prior to the date of such purchase, (ii) the Administrative Lender shall have received at least 10 Business Days prior to the date of such

\purchase a compliance certificate in the form required by Section 6.3 hereof, but setting forth the covenant calculations described in Section 6.3(a) hereof both prior to and after giving effect to the proposed purchase, (iii) such acquisition shall be pursuant to documentation acceptable to the Administrative Lender, (iv) such assets, property or business shall be in or relate to the communications or media related business, and (v) the Administrative Lender shall have received copies of all documents, instruments, opinions and other information relating to the seller and assets to be acquired as it may reasonably request;

         (c) enter into any merger or consolidation; provided, however, that, so long as there shall exist no Default prior to or after giving effect to a proposed transaction, (i)(A) a Restricted Subsidiary may merge or consolidate with another Restricted Subsidiary; and (B) an Unrestricted Subsidiary may merge or consolidate with another Unrestricted Subsidiary or a Restricted Subsidiary provided, that a Restricted Subsidiary shall be the surviving entity; (ii) the Borrower or any Restricted Subsidiary may, subject to the limitations set forth in Section 7.3(h) hereof and in this Section 7.5(c), merge or consolidate with another Person, so long as (A) the Lenders shall have received prior written notice at least 20 Business Days prior to the date of such transaction, (B) the Administrative Lender shall have received at least 10 Business Days prior to the date of such transaction a compliance certificate in the form required by
Section 6.3 hereof, but setting forth the covenant calculations described in
Section 6.3(a) hereof both prior to and after giving effect to the proposed merger or consolidation, (C) such merger or consolidation shall be pursuant to documentation acceptable to the Administrative Lender, (D) the Person with whom such merger or consolidation is being consummated with shall be engaged in a communication or media related business, (E) the Borrower or such Restricted Subsidiary shall be the surviving entity, and (F) the Administrative Lender shall have received copies of all documents, instruments, opinions and other information relating to the seller and assets to be acquired as it may reasonably request; or

         (d) create or acquire any Subsidiary, except as permitted by Sections 7.3(e) and (h) hereof.

         Section 7.6 Guaranties. Other than those guaranties by the Borrower or a Restricted Subsidiary of obligations of a Restricted Subsidiary or those guaranties referenced on Schedule 7.6 hereto, the Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty, of any obligation of any other Person except Guaranties in an aggregate amount, when combined with other debt as provided in Section 7.1(g) herein, not to exceed $10,000,000 at any time; provided, however, such Guaranties shall be permitted only if prior to such proposed Guaranty or after giving effect thereto there shall exist no Default.

         Section 7.7 Affiliate Transactions. The Borrower shall not, and shall not permit any Subsidiary to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets or properties to any Affiliate, on terms materially less advantageous to the Borrower or Subsidiary than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business). The Borrower shall not, and shall not permit any Subsidiary to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof on terms satisfactory to the Lenders in their sole discretion, and otherwise upon terms, conditions and documentation, and in a manner satisfactory to Determining Lenders. Notwithstanding the foregoing, the Borrower may loan the proceeds of Advances to Subsidiaries that are Restricted Subsidiaries, so long as (a) there shall exist no Default prior to or after giving effect to such proposed loan and (b) such advances are evidenced by Intercompany Notes that have been pledged pursuant to the Pledge Agreements and for which entries in the financial records of the Borrower and its Restricted Subsidiaries are made evidencing such loans and repayments thereof.

         Section 7.8 Compliance with ERISA. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material (in the opinion of the Determining Lenders) liability of the Borrower or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to materially (in the opinion of the Determining Lenders) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         Section 7.9 Leverage Ratio. Commencing in the fiscal quarter ending December 31, 1996 and each quarter thereafter, the Borrower shall not permit the Leverage Ratio to be greater than 7.00 to 1.00.

         Section 7.10 Interest Coverage Ratio. At the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 1996, the Borrower shall not permit the ratio of (a) Adjusted Operating Cash Flow minus the add-back of losses from WPAT-AM and Spanish Coast to Coast through April 30, 1997 for the four consecutive fiscal quarters then ending, to (b) interest expense of the Borrower and its Subsidiaries for such quarters, to be less than 1.5 to 1.

         Section 7.11 Capital Stock of the Restricted Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make or permit any issuance, transfer, assignment, distribution, mortgage, pledge or gift of any shares of Pledged Stock, except in connection with


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
issuances permitted by Schedule 4.1(s) hereto and then only if such shares are pledged and delivered to the Administrative Lender pursuant to the pledge agreements.

         Section 7.12 Sale and Leaseback. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

         Section 7.13 Sale or Discount of Receivables. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

         Section 7.14 Business of Radio License Subsidiaries. Notwithstanding anything in this Agreement to the contrary, Borrower shall not permit any of its Radio License Subsidiaries to engage in any business other than the ownership of FCC licenses and Necessary Authorizations for the operation of their respective radio business.

         Section 7.15 Other Agreements. Except as otherwise provided in this Agreement, neither Borrower nor any Restricted Subsidiary shall enter into any agreement pursuant to which the ability of the Borrower or a Restricted Subsidiary to pay any money, dividend or other type of advance to, or otherwise make any other Investment in, the Borrower or any Restricted Subsidiary shall be limited or in which such payment would be a default or event of default.

         Section 7.16 Capital Expenditures. The Borrower and its Restricted Subsidiaries collectively shall not invest in excess of $5,000,000 in Capital Expenditures in any fiscal year.

         Section 7.17 Dividends. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly declare or pay any Dividend.

                                    ARTICLE 8

                                     Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

         (b) The Borrower shall default in the payment of (i) any interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under the Loan Documents, when due, which Default is not cured within three

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
days from the date such payment became due by payment of such late amount, or
(ii) any principal under any of the Notes;

         (c) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any agreement or covenant contained in Section 5.1 or Article 7 hereof;

         (d) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of 30 days after the earlier of written notice from the Administrative Lender thereof or actual notice thereof;

         (e) There shall occur any default or breach in the performance or observance of any agreement or covenant (after the expiration of any applicable grace period) or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement);

         (f) There shall be entered a decree or order by a court having jurisdiction in the premises constituting an order for relief in respect of the Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Subsidiary, and any such decree or order shall continue unstayed and in effect for a period of 60 consecutive days;

         (g) The Borrower or any Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of their respective properties, or the Borrower or any Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Subsidiary shall take any action in furtherance of any such action;

         (h) A final judgment or judgments shall be entered by any court against the Borrower or any Subsidiary for the payment of money which exceeds $500,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Subsidiary which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $500,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;


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
         (i) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $750,000 under
Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $750,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $750,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $250,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan; (vi) a Reportable Event shall occur with respect to a Plan, and within 15 days after the reporting of such Reportable Event to the Administrative Lender, the Administrative Lender shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (viii) the benefits of any Plan shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Determining Lenders; or (ix) any ERISA Event with respect to a Plan shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (vi) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (v) through (ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability that the Borrower or any member of its Controlled Group could incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $750,000;

         (j) All or any material portion of the Collateral or the Loan Documents shall be the subject of any proceeding instituted by any Person other than a Lender (except in connection with any Lender's exercise of any remedies under the Loan Documents), or there shall exist any litigation or threatened litigation with respect to all or any material portion of the Collateral or the Loan Documents, or any Person shall challenge in any manner whatsoever the validity or


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
enforceability of all or any portion of the Loan Documents or the Collateral; provided, however, that during any such time any such circumstance shall be bonded or stayed in accordance with Applicable Law and to the satisfaction of the Determining Lenders, such circumstance shall not be an Event of Default;

         (k) The Borrower or any Restricted Subsidiary shall default in the payment of any Indebtedness in an aggregate amount of $750,000 or more beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period, if the effect of such default is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to cause such Indebtedness to become due prior to its date of maturity;

         (l) Less than 90% of the issued and outstanding Capital Stock of the Restricted Subsidiaries of the Borrower shall be owned, directly or indirectly, by the Borrower and by management of the Borrower; provided, however that Borrower may sell WPAT-AM so long as such net sale proceeds, if any, are distributed in accordance with Section 7.5(a) herein.

         (m) The Borrower or any Subsidiary shall fail to comply in any material respect with the Communications Act, or any rule or regulation promulgated by the FCC;

         (n) Any material Necessary Authorization shall be revoked; or there shall occur a material default under any material Necessary Authorization by the Borrower or any Subsidiary beyond any applicable grace period; or any proceedings shall in any way be brought by any Person to challenge the validity or enforceability of any material Necessary Authorization and the FCC shall designate the Necessary Authorization for a revocation hearing; or proceedings for the renewal of any material Necessary Authorization shall not be commenced at least 90 days prior to the expiration thereof; or any material Necessary Authorization shall expire due to termination, nonrenewal or for any other reason, or shall be designated for a revocation hearing; other than with respect to WGLI in Babylon, New York.

         (o) Any lease of the Borrower or any Restricted Subsidiary shall terminate or cease to be effective, and termination or cessation thereof could reasonably be expected to have a Material Adverse Effect; provided, however, that termination or cessation of a lease shall not constitute an Event of Default if another lease reasonably satisfactory to the Determining Lenders is contemporaneously substituted therefor;

         (p) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Lender or any Lender) in all material respects, or any such party shall so state in writing; or

         (q) There shall exist any breach or default of any management agreement or contract of the Borrower or any Restricted Subsidiary, or any such management agreement or contract shall terminate in accordance with its terms and shall not be renewed among the parties upon substantially similar terms, and such breach, default or termination could reasonably be expected to have a Material Adverse Effect.

         (r) Clear Channel Communications, Inc. shall own less than 51% of the Capital Stock of Borrower.

         Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

         (a) With the exception of an Event of Default specified in Section 8.1(f) or (g) hereof, the Administrative Lender shall, upon the direction of the Determining Lenders, terminate the Commitments and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

         (b) Upon the occurrence of an Event of Default specified in Section 8.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate, all without any action by the Administrative Lender, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

         (c) If any Letter of Credit shall be then outstanding, the Administrative Lender may (or, upon the direction of the Determining Lenders, shall) demand upon the Borrower to, and forthwith upon such demand, the Borrower shall, pay to the Administrative Lender in same day funds at the office of the Administrative Lender on such demand for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding; provided, however, that upon the occurrence of an Event of Default pursuant to Section 8.1(f) or 8.1 (g) hereof, such amount shall become immediately due and payable without the requirement of any action on the part of Administrative Lender.

         (d) The Administrative Lender, and the Lenders may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable Law.

         (e) The rights and remedies of the Administrative Lender and the Lenders hereunder shall be cumulative, and not exclusive.


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
                                    ARTICLE 9

                            Changes in Circumstances

         Section 9.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that
(i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

         Section 9.2 Illegality. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Lender. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either
(a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or
(b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

         Section 9.3 Increased Costs.

         (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

                (i) shall subject a Lender (or its LIBOR Lending Office) to any tax, duty or other charge (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income of the Lender or its LIBOR Lending Office and franchise taxes imposed upon such Lender); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

         (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

         Section 9.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

         Section 9.5 Capital Adequacy. If either (a) the introduction of or any change in or in the interpretation of any law, rule or regulation or (b) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender (any event or occurrence in clauses (a) or (b) above being a "Regulatory Modification"), and such Lender reasonably determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 11.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances (collectively, "Additional Costs"), to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitment hereunder. Notwithstanding the foregoing, any Lender's demand for Additional Costs shall not include any Additional Costs with respect to any period more than 180 days prior to the date that such Lender gives notice to the Borrower of such Additional Costs unless the effective date of the Regulatory Modification which results in the right to receive Additional Costs is retroactive (the "Regulatory Modification Retroactive Effective Date"). If any Regulatory Modification has a Regulatory Modification Retroactive Effective Date and any Lender demands compensation within 180 days after the date setting the Regulatory Modification Retroactive Effective Date (the "Regulatory Modification Set Date"), such Lender shall have the right to receive such Additional Costs from the Regulatory Modification Retroactive Effective Date. If a Lender does not demand such Additional Costs within 180 days after the Regulatory Modification Set Date, such lender may not receive payment of Additional Costs with respect to any period more than 180 days prior to such demand. A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of demonstrable error, be conclusive and binding for all purposes.


                                   ARTICLE 10

                             AGREEMENT AMONG LENDERS

         Section 10.1 Agreement Among Lenders. The Lenders agree among themselves that:

         (a) Administrative Lender. Each Lender hereby appoints the Administrative Lender as its nominee in its name and on its behalf, to receive all documents and items to be furnished



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
hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to take such action as may be requested by Determining Lenders, provided that, unless and until the Administrative Lender shall have received such requests, the Administrative Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Lender agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower.

         (b) Replacement of Administrative Lender. Should the Administrative Lender or any successor Administrative Lender ever cease to be a Lender hereunder, or should the Administrative Lender or any successor Administrative Lender ever resign as Administrative Lender, or should the Administrative Lender or any successor Administrative Lender ever be removed with or without cause by the Determining Lenders, then the Lender appointed by the other Lenders shall forthwith become the Administrative Lender, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. Any resignation or removal of the Administrative Lender or any successor Administrative Lender shall become effective upon the appointment by the Lenders of a successor Administrative Lender; provided, however, that if the Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, the Administrative Lender or any successor Administrative Lender (as the case may be) shall thereafter have no obligation to act as Administrative Lender hereunder.

         (c) Expenses. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any reasonable expenses paid by the Administrative Lender directly and solely in connection with any of the Loan Documents if Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Lender shall be returned by the Administrative Lender pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Lender.

         (d) Delegation of Duties. The Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

         (e) Reliance by Administrative Lender. The Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Lender. The Administrative Lender may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

         (f) Limitation of Administrative Lender's Liability. Neither the Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Lender shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Lender shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. To the extent not reimbursed by the Borrower, each Lender hereby severally, but not jointly, indemnifies and holds harmless the Administrative Lender, pro rata according to its Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by the Administrative Lender in any way with respect to any Loan Documents or any action taken or omitted by the Administrative Lender under the Loan Documents (including any negligent action of the Administrative Lender), except to the extent the same result from gross negligence or wilful misconduct by the Administrative Lender.

         (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

         (h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and Note issued to it, the Administrative Lender shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Lender in its individual capacity. The Administrative Lender or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Lender were not the Administrative Lender hereunder and without any duty to account therefor to the Lenders.

         Section 10.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1 and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         Section 10.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders or the Borrower, as applicable; consequently, no Person other than Lenders or the Borrower shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Lender or any Lender to comply with such provisions.


                                   ARTICLE 11

                                  Miscellaneous

         Section 11.1 Notices.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as registered mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)    If to the Borrower, at:
                         6767 W. Tropicana Avenue
                         Suite 102
                         Las Vegas, Nevada 89102
                         Attn: __________________

                 (ii)    If to the Administrative Lender, at:
                         NationsBank of Texas, N.A.
                         901 Main Street, 64th Floor
                         Dallas, Texas  75202
                         Attn:  Thomas E. Carter, Senior Vice President

                (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

         (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

         Section 11.2 Expenses. The Borrower shall promptly pay:

         (a) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances and the issuance of Letters of Credit hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

         (b) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents, the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Documents; and

         (c) all reasonable costs, out-of-pocket expenses and attorneys' fees of the Administrative Lender and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, and all reasonable costs and out-of-pocket expenses of collection if default is made in the payment of the Notes, which in each case shall include without limitation reasonable fees and expenses of consultants, counsel for the Administrative Lender and any Lender, and administrative fees for the Administrative Lender.

         Section 11.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Lender or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance and the Issuing Bank expressly reserves the right to require strict compliance with the terms of this Agreement in connection with the issuance of a Letter of Credit. In the event that any Lender decides to fund an Advance or the Issuing Bank decides to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or by the Issuing Bank to issue any additional Letter of Credit or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of this Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Lender or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Lender or any of the Lenders are a party thereto, relating to the Borrower.

         Section 11.4 Determination by the Lenders Conclusive and Binding. Any material determination required or expressly permitted to be made by the Administrative Lender or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

         Section 11.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee or participant in any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any assignee, participant or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

         Section 11.6 Assignment.

         (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

         (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

         (c) A Lender may at any time sell participations in all or any part of its Advances (collectively, "Participations") to any banks or other financial institutions ("Participants") provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Advances, the Letters of Credit, or the Reimbursement Obligations, or change in Applicable Margin; or (iii) the release of security for the Obligations, including without limitation any guarantee or Pledged Stock; or (iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of Article 9 and Section 11.5 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to this Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation.

         (d) Each Lender may assign to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Documents up to a total of 49% of its Specified Percentage of the Commitment; provided, however, that (i) each such assignment shall be subject to the prior written consent of the Administrative Lender and Borrower, which approval shall not be unreasonably withheld (provided that without the consent of the Borrower or the Administrative Lender, any Lender may make assignments to its Affiliates or another Lender), (ii) each such assignment shall be of a constant, and not a varying, percentage of the Lender's rights and obligations under this Agreement,
(iii) the amount of the Commitment, Advances and Reimbursement Obligations being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than $15,000,000 and which is an integral multiple of $1,000,000, (iv) the applicable Lender, Administrative Lender and applicable Assignee shall execute and deliver to the Administrative Lender an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit I hereto, together with the Notes subject to such assignment, (v) the Assignee or the Lender executing the Assignment as the case may be, shall deliver to the Administrative Lender a processing fee of $2,500 and (vi) notwithstanding anything herein to the contrary, any Lender may assign up to a total of 100% of its Specified Percentage of the Commitment with the prior written consent of the Borrower and the Administrative Lender, which consent may be withheld for any reason or for no reason. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee



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
thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement. The Borrower shall not be liable for any fees or expenses of the Administrative Lender, any Lender, or any Assignee, incurred in connection with such an Assignment.

         (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Advances and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

         (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any note or notes subject to such assignment, the Borrower shall, within three Business Days after its receipt of such Assignment Agreement, at its own expense, execute and deliver to the Administrative Lender in exchange for the surrendered Notes new Notes to the order of such Assignee in an amount equal to the portion of the Advances and Commitment assigned to it pursuant to such Assignment Agreement and new Notes to the order of the Administrative Lender in an amount equal to the portion of the Advances, the Reimbursement Obligations and Commitment retained by it hereunder. Such new notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A hereto.

         (g) No Lender may, without the prior consent of the Borrower, which shall not be unreasonably withheld, in connection with any assignment or Participation or proposed assignment or Participation pursuant to this Section 11.6, disclose to the Assignee or Participant or proposed Assignee or Participant, any information (which is not otherwise publicly available) relating to the Borrower furnished to such Lender by or on behalf of the Borrower, unless such proposed assignee or participant agrees to keep such information confidential and signs a confidentiality agreement in a form substantially similar to the confidentiality agreement signed by the Persons who were Lenders on the Agreement Date. The Borrower may not prohibit any Participation by withholding its consent pursuant to this Section 11.6(g).

         (h) Except as specifically set forth in this Section 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

         Section 11.10 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 11.11 Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage or commitment of any Lender, or
(ii) extend or postpone any Commitment Reduction, extend or postpone the date of payment or maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations, fees or other amounts owing under any Loan Documents, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this Section 11.11, or (v) waive the date for payment of any of the Obligations, or (vi) amend the definition of Determining Lenders,
(vii) revise Sections 2.5(b), (c) or (d) hereof or (vii) revise Sections 2.6(b) or (c) hereof; or (b) without the consent of the Administrative Lender, if it would alter the rights, duties or obligations of the Administrative Lender. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Lender and, in the case of an amendment, by the Borrower.

         Section 11.12 Exception to Covenants. Neither the Borrower nor any Restricted Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         Section 11.13 No Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit other than pursuant to the Uniform Commercial Code Section 5-114. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 11.14 Credit Agreement Governs. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall control.

         SECTION 11.15 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(b), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

         SECTION 11.18 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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         IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                       HEFTEL BROADCASTING CORPORATION

                                By /s/ Randall T. Mays
                                   --------------------------------------------
                                   Name:   Randall T. Mays
                                   Title:  Vice President - Treasurer


ADMINISTRATIVE LENDER:          NATIONSBANK OF TEXAS, N.A.,
                                  as Administrative Lender

                                By /s/ David G. James
                                   --------------------------------------------
                                   Name:   David G. James
                                   Title:  Vice President


LENDERS:                        NATIONSBANK OF TEXAS, N.A.,
                                  as a Lender

Specified Percentage:
  41.9354839

                                By /s/ David G. James
                                   --------------------------------------------
                                   Name:  David G. James
                                   Title: Vice President

                                901 Main Street, 64th Floor
                                Dallas, Texas  75202
                                Attn:  David G. James,
                                        Vice President

                                BANK OF MONTREAL, as a Lender

Specified Percentage:
  22.5806452

                                By /s/ Rene Encarnacion
                                   --------------------------------------------
                                   Name:  Rene Encarnacion
                                   Title: Director

                                430 Park Avenue
                                16th Floor
                                New York, New York 10022
                                Attn:  Ola Anderssen

                                CIBC INC.

Specified Percentage:
  35.4838710

                                By /s/ Susan Hannah
                                   --------------------------------------------
                                   Name:  Susan Hannah
                                   Title: Director

                                425 Lexington Avenue
                                New York, New York 10017

                                   SCHEDULE 1

                              LIBOR Lending Offices

NATIONSBANK OF TEXAS, N.A.
901 Main Street, 64th Floor
Dallas, Texas 75202

BANK OF MONTREAL
430 Park Avenue
16th Floor
New York, New York 10022

CIBC INC.
425 Lexington Avenue
New York, New York 10017

                               BORROWER SCHEDULES
                               ------------------

        The following Schedules contain information contemplated by, and exceptions to the representations and warranties of the Borrower made in
Article 4 of, the Credit Agreement dated August 5, 1996 (the "Agreement"), by and among NationsBank of Texas, N.A., as administrative lender, the lenders signatory thereto and Heftel Broadcasting Corporation, a Delaware corporation (the "Borrower"). The Schedules shall be read in their entirety, and all representations and warranties of the Borrower shall be subject to the disclosures set forth herein.

                                   SCHEDULE 2

                                     LIENS

1. HBC Broadcasting Texas, Inc., a Delaware corporation, granted a lien on all of its assets under the following Security Agreements to secure its obligations under the following Promissory Notes:

        (a) Security Agreement Number One and Financing Statement, dated June 15, 1995, between HBC Broadcasting Texas, Inc. as debtor and First Heritage Broadcasting Corp. as secured party (KMRT-FM; formerly KCYT-FM). First Heritage has assigned its rights to Richard Witkovski.

        (b) Promissory Note Number One, dated June 15, 1995, made by HBC Broadcasting Texas, Inc. in favor of First Heritage Broadcasting Corp. in the amount of $683,510 (KMRT-FM; formerly KCYT-FM). First Heritage has assigned its rights under this Note to Richard Witkovski.

        (c) Security Agreement Number Two and Financing Statement, dated June 15, 1995, between HBC Broadcasting Texas, Inc. as debtor and First Heritage Broadcasting Corp. as secured party (KMRT-FM; formerly KCYT-FM). First Heritage has assigned its rights to Gammon & Grange, P.C.

        (d) Promissory Note Number Two dated June 15, 1995, made by HBC Broadcasting Texas, Inc. in favor of First Heritage Broadcasting Corp. in the amount of $100,000 (KMRT-FM; formerly KCYT-FM). First Heritage has assigned its rights under this Note to Gammon & Grange, P.C.

        (e) Security Agreement Number Three and Financing Statement, dated June 15, 1995, between HBC Broadcasting Texas, Inc. as debtor and First Heritage Broadcasting Corp. as secured party (KMRT-FM; formerly KCYT-FM).

        (f) Promissory Note Number Three dated June 15, 1995, made by HBC Broadcasting Texas, Inc. in favor of First Heritage Broadcasting Corp. in the amount of $366,490 (KMRT-FM; formerly KCYT-FM).

2. HBC Florida, Inc., a Delaware corporation, ("HFI") granted to Mambisa Broadcasting Corporation, a Florida corporation ("Mambisa"), a lien on real property on which the broadcast tower for WAQI-AM, Miami, Florida is located, and certain rights related thereto and the proceeds thereof, pursuant to a Purchase Money Mortgage and Security Agreement dated January 9, 1996 (the "Mortgage"). The Mortgage secures the obligations of HFI under the Promissory Note dated January 9, 1996, in the principal amount of $1,499,250 executed by HFI and the Borrower to the order of Mambisa which constituted part of the purchase price for such real property.


3. Mortgage dated October 13, 1975, on Hilo Tower, 58 Manaolana Place, Pilhouna Hilo, HI.

4. Deed of Trust recorded in Los Angeles County on October 29, 1985 relating to the note for the loan on the condominium owned by the Borrower located at 8160 Manitoba Street #115, Playa del Rey, California 90293.

                                SCHEDULE 3.1

                     DEFAULTS OR MATERIAL ADVERSE EFFECT

1.      See Schedule 4.1(k) which is incorporated herein by reference.

                               SCHEDULE 4.1(a)(1)

                             BORROWER SUBSIDIARIES

1. The following is a list of all entities of which the Borrower owns all of the common stock:

        HBC Broadcasting Texas, Inc., a Delaware corporation HBC Chicago, Inc., a Delaware corporation
        HBC Florida, Inc., a Delaware corporation
        HBC-Las Vegas, Inc., a Delaware corporation
        HBC New York, Inc., a Delaware corporation
        (qualified in New York as "Heftel New York")
        HBC Texas, Inc., a Delaware corporation
        Heftel GP Texas, Inc., a Texas corporation
        KLSQ-AM License Corp., a Delaware corporation KLVE-FM License Corp., a Delaware corporation KTNQ-AM License Corp., a Delaware corporation KTNQ/KLVE, Inc., a California corporation
        La Oferta, Inc., an Illinois corporation
        Spanish Coast to Coast, Ltd., a Delaware corporation Viva Acquisition Corporation, a Florida corporation Viva Broadcasting Corporation, a Florida corporation WADO-AM License Corp., a Delaware corporation WGLI-AM License Corp., a Delaware corporation WLXX-AM License Corp., a Delaware corporation WPAT-AM License Corp., a Delaware corporation WQBA-AM License Corp., a Delaware corporation WQBA-FM License Corp., a Delaware corporation

2. The following is a list of the entities of which KTNQ/KLVE, Inc., a California corporation and wholly owned subsidiary of the Borrower, owns all of the issued and outstanding common stock:

        Mi Casa Publications, Inc., a California corporation
        The Tower Company, Inc., a Hawaii corporation

3. The following is a list of the entities of which HBC Texas, Inc., a Delaware corporation and wholly owned subsidiary of the Borrower, owns all of the issued and outstanding common stock:

        KECS-FM License Corp., a Delaware corporation
        KESS-AM License Corp., a Delaware corporation
        KESS-TV License Corp., a Delaware corporation
        KHCK-FM License Corp., a Delaware corporation
        KICI-AM License Corp., a Delaware corporation
        KICI-FM License Corp., a Delaware corporation
        KMRT-AM License Corp., a Delaware corporation

4. HBC Broadcasting Texas, Inc., a Delaware corporation and wholly owned subsidiary of the Borrower, owns all of the issued and outstanding common stock of the following entity:

                 KCYT-FM License Corp., a Delaware corporation


5. Viva America Media Group, a Florida general partnership ("Viva Media"), is owned 51% by Viva Acquisition Corporation, a Florida corporation, and 49% by Viva Broadcasting Corporation, a Florida corporation.

6. Viva Media owns all of the issued and outstanding common stock of the following entities:

        License Corp. No. 1, a Florida corporation
        License Corp. No. 2, a Florida corporation

7. Heftel Broadcasting Texas, L.P., is a Texas limited partnership of which HBC Texas, Inc., a Delaware corporation, is the sole limited partner and Heftel GP Texas, Inc., a Texas corporation, is the sole general partner.

8. Spanish Coast-to-Coast, Ltd., a Delaware corporation, doing business as Cadena Radio Centro ("CRC") has entered into a joint venture (CNN Radio Noticias) with Turner Program Services, Inc. ("Turner") pursuant to that certain Amended and Restated License Agreement by and between Turner Program Services, Inc. as Licensor, and CRC as Licensee, dated November 1, 1995. See also related Unconditional Guaranty by the Borrower in favor of Turner, dated December 6, 1995.

                               SCHEDULE 4.1(a)(2)

                         ORGANIZATION AND QUALIFICATION


1. KTNQ/KLVE, Inc., a California corporation ("KKI"), has been suspended by the California Secretary of State for failure to file tax returns and pay taxes. The Borrower filed a consolidated tax return and the California Franchise Tax Board ("FTB") contended this return did not list KKI or the correct taxpayer identification numbers for the Borrower and KKI. The Borrower has filed a corrected return which contains the correct taxpayer identification number for the Borrower and lists KKI. Pursuant to instructions from the FTB, the Borrower also has filed a letter with the FTB indicating the taxpayer identification number for KKI (the "Letter") and a Form 3557. The FTB has informed the Borrower the corrected return, together with the Letter and the Form 3557, is sufficient to cause the suspension to be retroactively removed from the records for KKI.

                                SCHEDULE 4.1(c)

                          EXCEPTION TO SECTION 4.1(c)

1. The Security Agreements described in Item 1 of Schedule 2 restrict HBC Broadcasting Texas, Inc. from granting any encumbrances on its assets except to the Secured Party thereunder.

2. Borrower must obtain the consent of the holders of the mortgages described in Schedule 2 prior to granting any further encumbrances on the properties subject to such mortgages.

                                SCHEDULE 4.1(h)

                                   LITIGATION

        On June 14, 1996, Levine v. Cecil Heftel, H. Carl Parmer, Madison Graves, Richard Heftel, John Mason, Heftel Broadcasting Corporation and Clear Channel Communications, Inc. (Case No. 15066) was filed in the Court of Chancery of the State of Delaware in the County of New Castle. This complaint is a purported class action complaint on behalf of Jeffrey Levine and all other stockholders of the Borrower to enjoin the defendants from effectuating a $23.00 per share tender offer for their equity interests in the Borrower by Clear Channel Radio, Inc. or in the event the tender offer is completed, the rescission thereof and/or the grant of rescissory damages. In addition, plaintiff seeks unspecified compensatory damages and an award of attorneys' fees and costs. The Borrower believes this action is groundless and has no merit. The Borrower intends to oppose this action vigorously.

                                SCHEDULE 4.1(k)

                           MATERIAL ADVERSE EFFECT

1.      See Schedule 4.1(h) which is incorporated herein by reference.

                                SCHEDULE 4.1(q)

                         EXCEPTIONS TO SECTION 4.1(q)

1. One underground fuel storage tank formerly located at the WQBA-AM facility in Miami, Florida was not in compliance with state and local regulations. In 1994, a Notice of Violation was issued by the Dade County Environmental Resources Management Department ("DERM") requiring removal of the underground tank and replacement with an above-ground storage tank. The tank was removed and DERM delivered a letter dated September 27, 1995, stating that the station was released from further obligations to conduct site investigation unless subsequent evidence indicates a discharge of petroleum or petroleum products has occurred. A 1000-gallon, above-ground, double-walled vaulted fuel tank has been put on the property.

2. Transmitters and associated electrical equipment (including capacitors and oil filled transformers) manufactured and installed prior to 1979, and currently in place at facilities owned and operated by the Borrower or its subsidiaries may contain Polychlorinated Biphenyls ("PCB's"). Electrical equipment installed prior to 1979 may be prone to leakage or other malfunction, although the Borrower has no specific knowledge of such leakage.

3. Capacitors and oil filled transformers and associated electrical equipment known to contain PCB's located at the KTNQ facility in Los Angeles were removed and disposed of by a qualified disposal contractor in 1992.

4. Exterior siding materials located at the KLVE-FM transmitter facility may contain asbestos. Portions of the Borrower's other facilities may contain asbestos, although the Borrower has no specific knowledge of the presence of such material.

5. The WPAT-AM premises have potentially PCB-containing materials on site including motor oil and a pad-mounted transformer owned by PSE&G (electric utility).

6. See the following environmental audits and related reports, which audits and reports are incorporated herein by this reference:

        i) Phase I Environmental Site Assessment dated May 5, 1995, prepared by Converse Environmental Consultants Southwest, Inc. for Granbury
             (KCYT) Radio Tower Site;

        ii) Phase I Environmental Assessment dated February 24, 1995, prepared by GaiaTech Incorporated for CID Broadcasting Borrower (WLXX);

iii) Phase I Environmental Site Assessment dated May 5, 1995, prepared by Converse Environmental Consultants Southwest, Inc. for Decatur Radio Tower Site (KHCK-FM; formerly KDZR-FM);

iv) Environmental Assessment Status Report by Bob Moore dated August 31, 1994 regarding various Borrower stations;

v) Phase II Environmental Assessment dated November 15, 1995, prepared by Ardaman & Associates, Inc. for WAQI Transmitter Site;

vi) Phase I Environmental Assessment dated October 13, 1995, prepared by Ardaman & Associates, Inc. for WRTO Transmitter Site; and

vii) Environmental Report dated May 10, 1995, prepared by Dames & Moore for the WPAT premises.

                                SCHEDULE 4.1(s)

                          EXCEPTION TO SECTION 4.1(s)

1. The secured parties under the Security Agreements described in Item 1 of Schedule 2 have rights in the shares of common stock of KCYT-FM License Corp.

                                SCHEDULE 4.1(u)

                                  FCC LICENSES

===================================================================================
                                                AUXILIARIES AND
STATION                 LOCATION                BROADCAST LICENSES
- -----------------------------------------------------------------------------------
KTNQ (AM)               Los Angeles             WBX262, WCX527, KUX232,
                                                BL-911104AD, BPLST-880308MC,
                                                BMLST-820316MF
- -----------------------------------------------------------------------------------
KLVE (FM)               Los Angeles             KRW68, BLH-870826KJ,
                                                BLH-881207KD
- -----------------------------------------------------------------------------------
KECS (FMCP)             Gainesville, TX         BMPH-940126IF,
                                                BMLST-930318MD
- -----------------------------------------------------------------------------------
KMRT (AM)               Dallas                  WLP480, BL-900607AC,
                                                BPLST-900807MG
- -----------------------------------------------------------------------------------
KESS (AM)               Ft. Worth               KKY876, KPF977, KPG748,
                                                WCG691, WLN392, WLD464,
                                                BZ-910301AC, BPLST-940318MB,
                                                BPLIC-870204MC, BPLST-860623MJ
- -----------------------------------------------------------------------------------
KESS-TV                 Ft. Worth               BLTTL-940830IB, BPLTS-940829ME
- -----------------------------------------------------------------------------------
KMRT-FM                 Granbury, TX            BLH-900125KC
 (formerly KCYT)
- -----------------------------------------------------------------------------------
KHCK (FM)               Denton, TX              WMW902, WMW903,
                                                BLH-880926KC
- -----------------------------------------------------------------------------------
KICI-FM                 Corsicana, TX           WMU751, WNTT484, WLG466,
                                                KPH889, BLH-870616KA,
                                                BPLST-940316MC
- -----------------------------------------------------------------------------------
KICI (AM)               Denton, TX              WMU750, KB97117, KC2251,
                                                BZ-801114AA, BPLST-940316MA
- -----------------------------------------------------------------------------------
KLSQ (AM)               Laughlin, NV            KPF871,KPF887, WLJ727,
                                                WLJ699, WEU723, WLJ703,
                                                WLI695, WLJ691, BR-900601UH
- -----------------------------------------------------------------------------------
K31CM (LPTV)            Ft. Worth               WMV246
- -----------------------------------------------------------------------------------
WADO (AM)               New York                BZ-9758/BR-823
- -----------------------------------------------------------------------------------
WAQI (AM)               Miami                   WBK232, WBK233, WLD728,
                                                WLD729, BL-850910AA
- -----------------------------------------------------------------------------------
WGLI (AM)               Babylon, NY             BP-890113AB
- -----------------------------------------------------------------------------------
WLXX (AM)               Chicago                 BL-891027AC
- -----------------------------------------------------------------------------------

===============================================================================
                                                AUXILIARIES AND
STATION                  LOCATION               BROADCAST LICENSES
- -------------------------------------------------------------------------------
WQBA (AM)                Miami                  KEH477, KEH478, WBK232,
                                                WBK233, WDT804, WLE384, WLG902,
                                                BL-840425AA, BMLST-850717MB,
                                                BPLRE-820806MH, BPLRE-851107MH,
                                                BPLRE-820806MG, BMLST-82111OMC,
                                                BPLST-84013MC, BPLST-840131ME
- -------------------------------------------------------------------------------
WAMR (FM)                Miami                  WLU403, WRS15, WRS25, WNE317,
  (Formerly WQBA-FM)                            WLE384, WLO403, BLH-880303KA,
                                                BPLST-880419MF, BPLIC-89043MI,
                                                BPLRE-890403MJ, BPH-880817ID,
                                                890407KA
- -------------------------------------------------------------------------------
WRTO (FM)                Goulds, FL             WAY-671, BLH-920311KD

- -------------------------------------------------------------------------------
WPAT (AM)                Paterson, NJ           WAY-671, BZ-860307AB
===============================================================================

                                Schedule 4.1(v)

                              INFRINGEMENT ACTIONS

PENDING AGAINST BORROWER

1. Paxson Broadcasting of Miami Limited Partnership vs. HBC Florida, Inc. d/b/a/ WAMR-FM, United States District Court, Southern District of Florida, Miami Division, Case No. 95-01575.

        The plaintiff in this suit has a pending suit against HBC Florida, Inc., alleging claims of service mark infringement, unfair competition, trademark infringement and injury to business reputation, based on HBC Florida, Inc.'s use of the term "RADIO AMOR" for its station WAMR-FM. The plaintiff claims ownership of the alleged mark "LOVE 94", and seeks injunctive relief and damages. In March of 1996, the plaintiff's motion for a preliminary injunction enjoining HBC Florida Inc.'s use of the term "RADIO AMOR" was denied in all respects.

2. Mimi Korman v. Heftel Broadcasting, United States District Court, Southern District of Florida, Miami Division, Case No.
        96-648-CIV-Marcus.

        The plaintiff in this action alleges that as a consultant for WQBA (she does not identify AM or FM) in the 1970's, she wrote the lyrics for a musical jingle to identify and promote the station. She has sued "Heftel Broadcasting", without clarifying from which Heftel entity she is seeking any relief. In substance, she claims that the station's continuing use of the jingle at this time constitutes copyright infringement, entitling her to damages and injunctive relief.

        At this time, the plaintiff has agreed to amend her complaint to cure the defects noted above, and the Court has neither granted nor denied any preliminary injunctive relief.

3. Liberman Broadcasting, Inc. v. Heftel Broadcasting Corporation and KTNQ/KLVE, Inc., Los Angeles Superior Court, Case No. BC 141624.

        The plaintiff in this case owns a Spanish-language ratio station in the Los Angeles area which competes with the Borrower's stations KTNQ and KLVE. The plaintiff has alleged various claims against the Borrower and KTNQ/KLVE, Inc., including a claim that the Borrower's placement of an advertisement using the term "DESPIERTESE RIENDO" infringes the plaintiff's claimed service mark in that phrase. The plaintiff claims the right to injunctive relief and damages, but has not sought any preliminary injunctive relief on the issue.

4.      Claim of WIOD, Inc.

        At some point in 1995, the owner of radio station WHQT in Miami, Florida, made a demand on one of the Borrower's Florida stations, WRTO, to cease and desist using the mark "NOVENTA Y OCHO CALIENTE" ("98 Hot") to identify and promote its station, claiming that mark infringed on its claimed right to use the "HOT 105" mark.

        The Borrower disputed any claim of infringement and, to date, the claimant has taken no action to pursue its claim.

        The Borrower has tendered to its insurance company the claims set forth in items 1 - 4 above.

PENDING BY BORROWER

1. D'Ancona & Pflaum, as counsel for La Oferta, Inc., a subsidiary of the Borrower, sent a cease and desist letter, dated May 10, 1996, to Spanish Broadcasting System ("SBS") relating to the use by SBS of the mark LA X. La Oferta is the owner of the federally registered mark LA X.

                                Schedule 7.1(f)

                                  INDEBTEDNESS

A.      Borrower

        Note payable in monthly installments of $10,000, principal
        and interest through July 1999                                $1,206,555

        Note payable to bank, interest at 10% due in monthly
        installments of $1,590.00 including interest, through
        October 2015, secured by real property                            66,108

        Note payable to bank, interest at 6% due in monthly
        installments of $810.57, including interest, through
        2015, secured by real property                                    94,891

        Various notes payable, interest at 10%, payable in varying
        quarterly installments through 2001                            1,332,805

        Note payable, interest at 10%, due on demand                     200,000

        Non-interest bearing non-compete payments to former
        stockholders payable in monthly installments                     824,575

        Promissory Note dated October 1995 by the Borrower in
        favor of Caballero Spanish Network                               750,000

B.      KTNQ/KLVE, Inc.

        Capital lease, interest at 9.375% due in monthly
        installments of $3,458.00, including interest, through
        December 1999                                                     88,662

C.      HBC Florida, Inc.

        Non-interest bearing note payable related to acquisition
        of land in Miami                                               1,499,250

D.      Deferred Prizes Payable                                        1,595,680

                                SCHEDULE 7.3(g)

                                      None

                                  SCHEDULE 7.6

                                      None

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

Dallas, Texas                   $______________                  August __, 1996

         HEFTEL BROADCASTING CORPORATION, a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of _______________ ("Lender"), at the principal office of NationsBank of Texas, N.A. in Dallas, Texas, in lawful money of the United States of America, the principal sum of _________________________ DOLLARS ($_____________________ ), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

         Principal of and interest on the unpaid principal balance of Revolving Credit Advances under this Revolving Credit Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

         This Revolving Credit Note is issued pursuant to and evidences Revolving Credit Advances under the Credit Agreement, dated as of August 5, 1996, among the Borrower, NationsBank of Texas, N.A., as Administrative Lender, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Revolving Credit Note when due.

         The Borrower and all endorsers, sureties and guarantors of this Revolving Credit Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Revolving Credit Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Revolving Credit Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS REVOLVING CREDIT NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                             HEFTEL BROADCASTING CORPORATION



                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                   EXHIBIT B

                             INTENTIONALLY OMITTED

                                    EXHIBIT C

                            BORROWER PLEDGE AGREEMENT


         THIS BORROWER PLEDGE AGREEMENT (this "Agreement") is made as of August ___, 1996, by Heftel Broadcasting Corporation, a Delaware corporation ("Pledgor"), in favor of NationsBank of Texas, N.A., a national banking association, as Administrative Lender ("Administrative Lender") for NationsBank of Texas, N.A., and each other lender a party to the Credit Agreement described below (singly, a "Secured Party" and collectively, the "Secured Parties").

A.       AGREEMENT

         1. Pledge. Upon the terms hereof, for value received, the Pledgor hereby irrevocably and unconditionally pledges, assigns, hypothecates and transfers to the Administrative Lender and the Secured Parties, for the ratable benefit of the Administrative Lender and Secured Parties, a first and prior pledge and security interest in and to the following:

                  (a) all shares of capital stock of the following corporations (collectively, "Pledgor's First Tier Subsidiaries"), now or hereafter owned beneficially or of record by the Pledgor, including the stock described on Exhibit A attached hereto:

                      HBC Broadcasting Texas, Inc., a Delaware corporation; HBC Chicago, Inc., a Delaware corporation;
                      HBC Florida, Inc., a Delaware corporation;
                      HBC-Las Vegas, Inc., a Delaware corporation;
                      HBC New York, Inc., a Delaware corporation;
                      HBC Texas, Inc., a Delaware corporation;
                      Heftel GP Texas, Inc., a Texas corporation;
                      KLSQ-AM License Corp., a Delaware corporation; KLVE-FM License Corp., a Delaware corporation; KTNQ-AM License Corp., a Delaware corporation; KTNQ/KLVE, Inc., a California corporation;
                      La Oferta, Inc., an Illinois corporation;
                      Spanish Coast-to-Coast, Ltd., a Delaware corporation; Viva Acquisition Corporation, a Florida corporation; Viva Broadcasting Corporation, a Florida corporation; WADO-AM License Corp., a Delaware corporation; WGLI-AM License Corp., a Delaware corporation; WLXX-AM License Corp., a Delaware corporation; WPAT-AM License Corp., a Delaware corporation; WQBA-AM License Corp., a Delaware corporation; and WQBA-FM License Corp., a Delaware corporation; and

         (b) the Intercompany Notes described on Exhibit B attached hereto (such Intercompany Notes, together with all renewals, extensions, modifications, or increases thereof, the "Subsidiary Notes"); and

         (c) all proceeds thereof, and any increase and profits received therefrom (collectively, "Collateral"). The Collateral described in clause (a) of this paragraph and the proceeds thereof and increase and profits received therefrom is hereinafter sometimes referred to as "Stock Collateral". Unless otherwise defined in this Agreement, terms used herein shall have the meanings set forth in the Credit Agreement, dated as of August 5, 1996, among the Pledgor, the Administrative Lender, and the Secured Parties (as amended, modified, supplemented, renewed or extended from time to time, "Credit Agreement").

B.       OBLIGATION

         1. Description of Obligation. The following obligations (collectively, "Obligation") are secured by this Agreement:

                  a. All debt, obligations, liabilities and agreements of any nature of the Pledgor to the Secured Parties or any Secured Party, whether matured or unmatured, fixed or contingent, including all future advances, now or hereafter existing, arising pursuant to or in connection with (i) this Agreement; (ii) the Credit Agreement; (iii) all other Loan Documents; and (iv) all amendments, modifications, renewals, extensions, increases, substitutions or rearrangements of any of the foregoing.

                  b. All costs incurred by the Administrative Lender or any Secured Party to obtain, preserve, perfect and enforce this Agreement, the other Loan Documents, and the pledge and security interest granted hereby, collect the Obligation, and maintain, preserve, collect and enforce the Collateral, including without limitation taxes, assessments, attorneys' fees and legal expenses, and expenses of sale.

                  c. Interest on the above amounts as agreed between the Pledgor and the Secured Parties, including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Pledgor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. whether or not a claim is allowed for the same in any such proceeding.

C.       COVENANTS, REPRESENTATIONS AND WARRANTIES

         1. Representations and Warranties. The Pledgor represents and warrants that (a) it has full power, authority and legal right to execute, deliver and perform this Agreement; (b) the capital stock of Pledgor's First Tier Subsidiaries described on Exhibit A attached hereto constitutes all of the issued and outstanding capital stock of Pledgor's First Tier Subsidiaries; (c) the shares of stock pledged hereunder are duly authorized, validly issued, fully paid and nonassessable; (d) the pledge, assignment and delivery of the Collateral create a valid first and prior perfected security interest in the Collateral and no other security agreement covering the Collateral, or any part thereof, has been made, and no pledge or security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof; and (e) no dispute, right of setoff, counterclaim or defense exists with respect to any part of the Collateral. The delivery at any time by the Pledgor to the Administrative Lender of Collateral shall constitute a representation and warranty by the Pledgor under this Agreement that, with respect to such Collateral, and each item thereof, the Pledgor is the sole legal and beneficial owner of, with good title to, the Collateral; and the matters warranted in this paragraph are true and correct.

         2.       Covenants.

                  a. Affirmative Covenants. The Pledgor covenants and agrees (i) promptly to deliver to the Administrative Lender all instruments, certificates, documents or agreements evidencing any of the Collateral;
         (ii) from time to time promptly to execute and deliver to the Administrative Lender all such other assignments, certificates, supplemental writings and financing statements, and do all other acts or things, as the Administrative Lender or any Secured Party may request in order more fully to evidence and perfect the security interest and pledge herein created or to effect the purposes of this Agreement; (iii) promptly to furnish the Administrative Lender with any information or writings which the Administrative Lender or any Secured Party may request concerning the Collateral; (iv) to allow the Administrative Lender or any Secured Party to inspect all records of the Pledgor relating to the Collateral, and to make and take away copies of such records, at the Pledgor's expense, at such reasonable times and as often as may be reasonably requested by the Administrative Lender or such Secured Party; (v) promptly to notify the Administrative Lender of any change in any fact or circumstances warranted or represented by the Pledgor in this Agreement or in any other writings furnished by or on behalf of the Pledgor to the Administrative Lender or any Secured Party in connection with the Collateral; (vi) promptly to notify the Administrative Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest therein, and, at the request of the Administrative Lender, appear in and defend, at the Pledgor's expense, any such action or proceeding; and (vii) promptly to pay to the Administrative Lender the amount of all costs and attorneys' fees incurred by the Administrative Lender and each Secured Party hereunder or in connection with the enforcement hereof.

                  b. Negative Covenants. The Pledgor covenants and agrees that the Pledgor will not (i) sell, assign or transfer any of the Pledgor's rights in the Collateral; (ii) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character; or (iii) cause, permit, or suffer Pledgor's First Tier Subsidiaries to take any action that would dilute any of the Collateral, including issuance of any capital stock to any Person other than the Pledgor, except in connection with issuances permitted by Schedule 5 of the Credit Agreement (but only if such shares are pledged and delivered to the Administrative Lender), or issuance of any capital stock to the Pledgor that is not concurrently delivered to the Administrative Lender.

D.       RIGHTS OF SECURED PARTIES

         1. Rights to Dividends, Distributions, and Payments. With respect to such instruments which are stock certificates, bonds or other securities, the Administrative Lender may demand of the corporate obligor issuing the same, and may receive and receipt for, any and all stock dividends and other distributions (other than cash dividends) payable in respect thereof, whether ordinary or extraordinary. The Administrative Lender shall have the authority, following an Event of Default and without notice to the Pledgor, to have such certificates, bonds or other securities registered either in the Administrative Lender's name or in the name of a nominee. If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, as a conversion of or in exchange for any of the Collateral, or otherwise, the Pledgor agrees to accept the same as the Administrative Lender's agent and to hold the same in trust on behalf of and for the benefit of the Administrative Lender, and to deliver the same forthwith to the Administrative Lender in the exact form received, with appropriate undated stock powers, duly executed in blank, to be held by the Administrative Lender, subject to the terms hereof, as additional collateral security for the Obligation. Until an Event of Default shall have occurred, the Pledgor shall be entitled to receive all cash dividends, principal, and interest paid in respect of the Collateral. After the occurrence of an Event of Default, the Administrative Lender shall be entitled to all cash dividends, principal and interest payments under the Subsidiary Notes, and to any sums paid upon or in respect of the Collateral upon the liquidation, dissolution or reorganization of the issuer thereof which shall be paid to the Administrative Lender to be held by it as additional collateral security for the Obligation. In case any distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation or dissolution of the issuer thereof, the property so distributed shall be delivered to the Administrative Lender to be held by it as additional collateral security for the Obligation. After an Event of Default, all sums of money and property so paid or distributed in respect of the Collateral (other than proceeds of any liquidation or similar proceeding) which are received by the Pledgor shall, until paid or delivered to the Administrative Lender, be held by the Pledgor in trust as additional Collateral for the Obligation.

         2. Preservation of Collateral. Neither the Administrative Lender nor any Secured Party shall have any duty to fix or preserve rights against prior parties to the Collateral, nor be liable for any delay in the collection of, or failure to use diligence to collect on, the Obligation or any amount payable in respect of the Collateral.

         3. Performance by the Administrative Lender. Should any covenant, duty or agreement of the Pledgor fail to be performed in accordance with its terms hereunder, the Administrative Lender may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of the Pledgor, and any amount expended by the Administrative Lender in such performance or attempted performance shall become a part of the Obligation, shall be payable upon demand and shall bear interest at a per annum rate equal to the Default Rate.

         4. Voting Rights. Subject to Section F.1. hereof, it is expressly understood and agreed that the Pledgor shall retain all voting rights to the Stock Collateral until the occurrence of an Event of Default, at which time such voting rights shall transfer to the Administrative Lender, at its sole discretion; provided, however, that no voting or corporate rights shall be exercised or vote cast or consent, waiver or ratification given or action taken by the Pledgor that would impair the Stock Collateral or be inconsistent with or violate any provision of this Agreement or any other Loan Documents.

         5. Power of Attorney. PLEDGOR HEREBY IRREVOCABLY GRANTS TO THE ADMINISTRATIVE LENDER PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY STOCK COLLATERAL AND APPOINTS THE ADMINISTRATIVE LENDER PLEDGOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF THE ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING) ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

E.       DEFAULT

         1. Rights and Remedies. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which the Administrative Lender or any Secured Party may then have hereunder, under any other Loan Documents, under Applicable Law or otherwise, the Administrative Lender at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency or other law relating to the relief of debtors, (a) obtain from any Person information regarding the Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person may furnish without liability to the Pledgor; (b) require the Pledgor to give possession or control of any of the Collateral to the Administrative Lender; (c) unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds and exercise all other Rights which an owner of such Collateral may exercise; (d) declare the entire unpaid balance of principal and interest on the Obligation immediately due and payable, without notice, demand or presentment, which are hereby expressly waived; (e) reduce its claim to judgment, foreclose or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (f) after notification, if any, provided for in this Agreement or any other Loan Documents, sell or otherwise dispose of, at the office of the Administrative Lender, all or any part of the Collateral, and any such sale or other disposition shall be in accordance with Applicable Law, and may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Administrative Lender's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligation has been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral; (g) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that the Administrative Lender is entitled to do so under Applicable Law; (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part hereof, and the Pledgor hereby consents to any appointment; (i) buy the Collateral at any public sale; and (j) buy the Collateral at any private sale, subject to any restrictions imposed by Applicable Law. Any Secured Party may buy the Collateral at any public sale and buy the Collateral at any private sale, subject to the restrictions imposed by Applicable Law. Pledgor agrees that, if notice is required to be given by Applicable Law, 10 days' advance written notice shall constitute reasonable notice. The Administrative Lender shall apply the proceeds of any collection, sale, disposition or other realization upon any Collateral as follows:

                  First, to the payment of the costs and expenses of such collection, sale, disposition, or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Lender and the fees and expenses of its agents and counsel;

                  Next, to the payment of the Obligation, equally and ratably to each Secured Party in accordance with the respective amounts thereof due and owing to each Secured Party; and

                  Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

If the proceeds of collection, sale, disposition, or other realization are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligation, the Pledgor shall remain liable for any deficiency.

         2.       Securities Laws; Transfer

                  a. Immediately upon the occurrence of an Event of Default, the Pledgor hereby grants to the Administrative Lender the right to have the Stock Collateral, or any portion thereof, registered and sold under the Securities Act of 1933, as amended ("Securities Act"), or under any applicable state blue sky laws. If the Administrative Lender shall determine to exercise its right to sell any or all of the Stock Collateral pursuant to the terms hereof, and if in the reasonable opinion of the Administrative Lender it is necessary or advisable to have the Stock Collateral (or that portion thereof to be sold) registered under the provisions of the Securities Act, the Pledgor will cause the issuer of the Stock Collateral to execute and deliver, and cause the directors and officers thereof to execute and deliver, all at the Pledgor's and/or such issuer's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Administrative Lender, advisable to register such Stock Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Stock Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Lender, are necessary or advisable, all in conformity with the requirements of Applicable Law. The Pledgor agrees to cause the issuer of the Stock Collateral to comply with the provisions of the securities or "blue sky" laws of any jurisdiction which the Administrative Lender shall designate and to cause the issuer of the Stock Collateral to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of
         Section 11(a) of the Securities Act.

                  b. The Pledgor recognizes that the Administrative Lender may be unable to effect a public sale of any or all of the Stock Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Stock Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale conducted in the manner described herein may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any private sale shall be made in a commercially reasonable manner. The Administrative Lender shall be under no obligation to delay a sale of any of the Stock Collateral for the period of time necessary to permit the issuer of the Stock Collateral to register such Stock Collateral for public sale under the Securities Act, or under applicable state securities laws, even if the issuer of the Stock Collateral would agree to do so.

                  c. The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sales of any portion or all of the Stock Collateral pursuant to paragraphs (a) and
         (b) of this Section valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Exchange Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission applicable thereto), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Lender and the Secured Parties and that the Administrative Lender and Secured Parties may not have an adequate remedy at law in respect of such breach. As a consequence, the Pledgor agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor.

         The Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  d. The Pledgor agrees (i) that in the event the Administrative Lender shall, upon any Event of Default, sell the Stock Collateral or any portion thereof, at a private sale or sales, the Administrative Lender shall have the right to rely upon the advice and opinion of a member of a nationally recognized investment banking firm acceptable to the Administrative Lender, as to the best price reasonably obtainable upon such a private sale thereof, and (ii) in the absence of fraud, wilful misconduct and gross negligence, that such reliance shall be conclusive evidence that the Administrative Lender handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

         3. Governmental Approvals. In connection with the exercise by the Administrative Lender of its rights hereunder relating to the disposition of or operation under any license issued by the FCC or any other authorizations, agreements, permits, licenses and franchises constituting property of Pledgor's First Tier Subsidiaries, it may be necessary to obtain the prior consent or approval of the FCC, other governmental authority or other Persons to the exercise of rights with respect to the Stock Collateral, and any representations and warranties made by the Pledgor herein shall be deemed appropriately amended to reflect this fact. The Pledgor hereby agrees to execute, deliver and file, and hereby appoints (to the extent permitted under applicable law) the Administrative Lender as its attorney to execute, deliver and file on the Pledgor's behalf and in the Pledgor's name, all applications, certificates, filings, instruments and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in the Administrative Lender's opinion, to obtain such consents or approvals. The Pledgor further agrees to use its best efforts to obtain such consents or approvals. The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that Pledgor's efforts to obtain any approval required by this Section may be specifically enforced.

         4. Notice. Notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor and to any other Person entitled under Applicable Law to notice.

F.       GENERAL

         1. FCC Approvals. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Lender will not take any action pursuant to this Agreement or any of the other Loan Documents which would constitute (or result in) (i) any assignment of an FCC license or (ii) any transfer of control of Pledgor's First Tier Subsidiaries if such assignment of license or transfer of control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. The Administrative Lender specifically agrees that

(i) voting rights in the Stock Collateral will remain with the holders of such voting rights upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights to the Administrative Lender shall have been obtained; (ii) upon and following the occurrence of any Event of Default, there will be either a private or public sale of such ownership interests; and (iii) before the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. Section 310(d) will be obtained.

         2. Administrative Lender's Duties. The Secured Parties hereby appoint NationsBank of Texas, N.A. as Administrative Lender to act as their agent as provided herein. In the event the Administrative Lender is replaced pursuant to
Section 10.1(b) of the Credit Agreement, the successor Administrative Lender appointed in accordance with Section 10.1(b) of the Credit Agreement shall be the Administrative Lender hereunder. The powers conferred on the Administrative Lender hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Administrative Lender or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Lender accords its own property. Except as set forth herein the Administrative Lender shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Administrative Lender, and the Administrative Lender shall not be required or obligated, (a) to present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) to notify Pledgor of any decline in the value of any Collateral.

         3. Cumulative Rights. All rights and remedies of the Administrative Lender and the Secured Parties hereunder are cumulative of each other and of every other right or remedy which the Administrative Lender or the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         4. Waiver. Should any part of the Obligation be payable in installments, the acceptance by any Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Event of Default then existing. No waiver by the Administrative Lender or any Secured Party of any Event of Default shall be deemed to be a waiver of any other subsequent Event of Default, nor shall any such waiver by the Administrative Lender or any Secured Party be deemed to be a continuing waiver. No delay or omission by the Administrative Lender or any Secured Party in exercising any right or power hereunder, or under any other Loan Documents, shall impair any such right or power or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Administrative Lender or any Secured Party hereunder or under such other writings.

         5. Interest; Limitation of Law. No provision herein or in any Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law. If, in any contingency whatsoever, the Administrative Lender or any Secured Party shall receive anything of value from the Pledgor deemed interest under Applicable Law which would exceed the maximum amount of interest permissible under Applicable Law, the provisions of the Credit Agreement shall govern.

         6. Parties Bound. This Agreement shall be binding on the Pledgor and its successors, assigns and legal representatives, and shall inure to the benefit of the Administrative Lender and the Secured Parties, and their successors, assigns and legal representatives; provided, however, that the Pledgor may not assign its rights or obligations hereunder without the prior written consent of the Administrative Lender. The rights, powers and interests held by the Administrative Lender hereunder may be transferred and assigned by the Administrative Lender, in whole or in part, at such time and upon such terms as permitted by the Credit Agreement.

         7. Notice; Waivers by Pledgor. Notice shall be deemed reasonable if sent by telex or telegraph, or registered mail return receipt requested, postage prepaid, or by a reputable commercial overnight delivery service, at least five days before the related action (or if Applicable Law specifies a longer period, such longer period) to the address of the Pledgor given above. The Pledgor waives notices of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any Person liable for the Obligation or any part thereof, notice of any Event of Default and all other notices respecting the Obligation; waives all rights of redemption, appraisal, or valuation; and agrees that maturity of the Obligation and any part thereof may be accelerated, increased, extended or renewed one or more times by the Secured Parties in their discretion, without notice to the Pledgor.

         8. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the Administrative Lender, nor by course of conduct, usage of trade or mercantile law.

         9. Control. Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Pledgor or the issuer of the Collateral by the Administrative Lender, or control, affirmative or negative, direct or indirect, by the Administrative Lender or the Secured Parties, over the management or any aspect of the day-to-day operation of the Pledgor or the issuer of the Collateral, which control remains in the Pledgor, the issuer of the Collateral, and their respective shareholders and boards of directors.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE PLEDGOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

         11. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE ADMINISTRATIVE LENDER HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

         12. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of August ____, 1996.

                                   HEFTEL BROADCASTING CORPORATION


Address of Pledgor:
                                   By_________________________________________
                                   Name_______________________________________
                                   Title______________________________________


                                   NATIONSBANK OF TEXAS, N.A., as
                                   Administrative Lender and as a Secured Party



                                   By_________________________________________
                                   Name_______________________________________
                                   Title______________________________________

                     Exhibit A to Borrower Pledge Agreement


                                                                                                Class and
           Issuer                      Certificate No.           Record Owner                Number of Shares
           ------                      ---------------           ------------                -----------------

HBC Broadcasting                              1                Heftel Broadcasting             100 shares of
Texas, Inc.                                                    Corporation                     common stock, no
                                                                                               par value

HBC Chicago, Inc.                             1                Heftel Broadcasting             100 shares of
                                                               Corporation                     common stock, no
                                                                                               par value

HBC Florida, Inc.                             2                Heftel Broadcasting             1,000 shares of
                                                               Corporation                     common stock, no
                                                                                               par value

HBC-Las Vegas,                                1                Heftel Broadcasting             100 shares of
Inc.                                                           Corporation                     common stock, no
                                                                                               par value

HBC New York,                                 1                Heftel Broadcasting             100 shares of
Inc.                                                           Corporation                     common stock, no
                                                                                               par value

HBC Texas Inc.                                3                Heftel Broadcasting             2,000 shares of
                                                               Corporation                     common stock, no
                                                                                               par value

HBC Texas, Inc.                               2                Heftel Broadcasting             100 shares of
                                                               Corporation                     common stock, no
                                                                                               par value

Heftel GP Texas,                              1                Heftel Broadcasting             100 shares of
Inc.                                                           Corporation                     common stock, no
                                                                                               par value

KLSQ-AM License                               1                HBC Texas, Inc.                 100 shares of
Corp.                                                                                          common stock, no
                                                                                               par value

KLVE-FM License                               1                Heftel Broadcasting             100 shares of
Corp.                                                          Corporation                     common stock, no
                                                                                               par value

KTNQ-AM License                               1                HBC Texas, Inc.                 100 shares of
Corp.                                                                                          common stock, no
                                                                                               par value


                            Exhibit "A" - Page 1 of 2

                                          Certificate                                              Class and
Issuer                                        No.                  Record Owner                Number of Shares
- ------                                    -----------              ------------                ----------------
KTNQ/KLVE, Inc.                               1                Heftel Broadcasting             1,000 shares of
                                                               Corporation                     common stock, no
                                                                                               par value

La Oferta, Inc.                               4                Heftel Broadcasting             100 shares of
                                                               Corporation                     common stock, no
                                                                                               par value

Spanish Coast-to-                             9                Heftel Broadcasting             100,000 shares of
Coast, Ltd.                                                    Corporation                     common stock;
                                                                                               $1.00 par value

Spanish Coast-to-                            10                Heftel Broadcasting             5,000 shares of
Coast, Ltd.                                                    Corporation                     common stock;
                                                                                               $1.00 par value

Viva Acquisition                              1                Heftel Broadcasting             1,000 shares of
Corporation                                                    Corporation                     common stock, no
                                                                                               par value

Viva Broadcasting                             2                Heftel Broadcasting             1,000 shares of
Corporation                                                    Corporation                     common stock, no
                                                                                               par value

WADO-AM                                       1                Heftel Broadcasting             100 shares of
License Corp.                                                  Corporation                     common stock, no
                                                                                               par value

WGLI-AM License                               1                Heftel Broadcasting             100 shares of
Corp.                                                          Corporation                     common stock, no
                                                                                               par value

WLXX-AM License                               1                Heftel Broadcasting             100 shares of
Corp.                                                          Corporation                     common stock, no
                                                                                               par value

WPAT-AM License                               1                Heftel Broadcasting             100 shares of
Corp.                                                          Corporation                     common stock, no
                                                                                               par value

WQBA-AM License                               1                Heftel Broadcasting             100 shares of
Corp.                                                          Corporation                     common stock, no
                                                                                               par value


                            Exhibit "A" - Page 2 of 2

                                          Certificate                                              Class and
Issuer                                        No.                  Record Owner                Number of Shares
- ------                                    -----------              ------------                ----------------
WQBA-FM License                               1                Heftel Broadcasting             100 shares of
Corp.                                                          Corporation                     common stock, no
                                                                                               par value


                            Exhibit "A" - Page 3 of 2

                     Exhibit B to Borrower Pledge Agreement

                            List of Subsidiary Notes

1. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by HBC Broadcasting Texas, Inc., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation ("Pledgor").

2. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by HBC Chicago, Inc., a Delaware corporation, payable to the order of Pledgor.

3. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by HBC Florida, Inc., a Delaware corporation, payable to the order of Pledgor.

4. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by HBC-Las Vegas, Inc., a Delaware corporation, payable to the order of Pledgor.

5. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by HBC New York, Inc., a Delaware corporation, payable to the order of Pledgor.

6. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by HBC Texas, Inc., a Delaware corporation, payable to the order of Pledgor.

7. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by Heftel GP Texas, Inc., a Texas corporation, payable to the order of Pledgor.

8. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KLSQ-AM License Corp., a Delaware corporation, payable to the order of Pledgor.

9. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KLVE-AM License Corp., a Delaware corporation, payable to the order of Pledgor.

10. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KTNQ-AM License Corp., a Delaware corporation, payable to the order of Pledgor.


                            Exhibit "B" - Page 1 of 2

11. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KTNQ/KLVE, Inc., a California corporation, payable to the order of Pledgor.

12. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by La Oferta, Inc., an Illinois corporation, payable to the order of Pledgor.

13. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by Spanish Coast-to-Coast, Ltd., a Delaware corporation, payable to the order of Pledgor.

14. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by Viva Acquisition Corporation, a Florida corporation, payable to the order of Pledgor.

15. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by Viva Broadcasting Corporation, a Florida corporation, payable to the order of Pledgor.

16. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by WADO-AM License Corp., a Delaware corporation, payable to the order of Pledgor.

17. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by WGLI-AM License Corp.,a Delaware corporation, payable to the order of Pledgor.

18. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by WLXX-AM License Corp., a Delaware corporation, payable to the order of Pledgor.

19. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by WPAT-AM License Corp., a Delaware corporation, payable to the order of Pledgor.

20. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by WQBA-AM License Corp., a Delaware corporation, payable to the order of Pledgor.

21. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by WQBA-FM License Corp., a Delaware corporation, payable to the order of Pledgor.


                            Exhibit "B" - Page 2 of 2

                                   EXHIBIT D

                             INTENTIONALLY OMITTED

                                    EXHIBIT E

                           SUBSIDIARY PLEDGE AGREEMENT
                                  (First Tier)

         THIS SUBSIDIARY PLEDGE AGREEMENT (this "Agreement") is made as of August ___, 1996, by HBC Texas, Inc., a Delaware corporation, HBC Broadcasting Texas, Inc., a Delaware corporation and KTNQ/KLVE, Inc., a California corporation (collectively, "Pledgor"), in favor of NationsBank of Texas, N.A., a national banking association, as Administrative Lender ("Administrative Lender") for NationsBank of Texas, N.A., and each other lender a party to the Credit Agreement described below (singly, a "Secured Party" and collectively, the "Secured Parties").

A.       AGREEMENT

         1. Pledge. Upon the terms hereof, for value received, the Pledgor hereby irrevocably and unconditionally pledges, assigns, hypothecates and transfers to the Administrative Lender and each Secured Party, for the ratable benefit of the Administrative Lender and Secured Parties, a first and prior pledge and security interest in and to the following:

                  (a) all shares of capital stock of the following corporations (collectively, "Pledgor's First Tier Subsidiaries") now or hereafter owned beneficially or of record by the Pledgor, including the stock described on Exhibit A attached hereto:

                      KESS-AM License Corp., a Delaware corporation; KICI-AM License Corp., a Delaware corporation; KMRT-AM License Corp., a Delaware corporation; KECS-FM License Corp., a Delaware corporation; KHCK-FM License Corp., a Delaware corporation; KICI-FM License Corp., a Delaware corporation; KESS-TV License Corp., a Delaware corporation; KCVT-FM License Corp., a Delaware corporation;
                      The Tower Company, Inc., a Hawaii corporation; and
                      Mi Casa Publications, Inc., a California corporation;
                      and


                  (b) the Intercompany Notes described on Exhibit B attached hereto (such Intercompany Notes, together with all renewals, extensions, modifications, or increases thereof, the "Subsidiary Notes"); and

                  (c) all proceeds thereof, and any increase and profits received therefrom (collectively, "Collateral"). The Collateral described in clause (a) of this paragraph and the proceeds thereof and increase and profits received therefrom is hereinafter sometimes referred to as "Stock Collateral". Unless otherwise defined in this Agreement, terms used herein shall have the meanings set forth in the Credit Agreement, dated as of August 5, 1996, among Heftel Broadcasting Corporation, the Administrative Lender, and the Secured Parties (as amended, modified, supplemented, renewed or extended from time to time, "Credit Agreement").

B.       OBLIGATION

         1. Description of Obligation. The following obligations (collectively, "Obligation") are secured by this Agreement:

                  a. All debt, obligations, liabilities and agreements of any nature of the Pledgor to the Secured Parties or any Secured Party, whether matured or unmatured, fixed or contingent, including all future advances, now or hereafter existing, arising pursuant to or in connection with (i) this Agreement; (ii) the Guaranty, dated as of August 5, 1996, in favor of the Administrative Lender and the Lenders;
         (iii) all other Loan Documents; and (iv) all amendments, modifications, renewals, extensions, increases, substitutions or rearrangements of any of the foregoing.

                  b. All costs incurred by the Administrative Lender or any Secured Party to obtain, preserve, perfect and enforce this Agreement, the other Loan Documents, and the pledge and security interest granted hereby, collect the Obligation, and maintain, preserve, collect and enforce the Collateral, including without limitation taxes, assessments, attorneys' fees and legal expenses, and expenses of sale.

                  c. Interest on the above amounts as agreed between the Pledgor and the Secured Parties, including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Pledgor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. whether or not a claim is allowed for the same in any such proceeding.

C.       COVENANTS, REPRESENTATIONS AND WARRANTIES

         1. Representations and Warranties. The Pledgor represents and warrants that (a) it has full power, authority and legal right to execute, deliver and perform this Agreement; (b) the capital stock of Pledgor's First Tier Subsidiaries described on Exhibit A attached hereto constitutes all of the issued and outstanding capital stock of Pledgor's First Tier Subsidiaries; (c) the shares of stock pledged hereunder are duly authorized, validly issued, fully paid and nonassessable; (d) the pledge, assignment and delivery of the Collateral create a valid first and prior perfected security interest in the Collateral and no other security agreement covering the Collateral, or any part thereof, has been made, and no pledge or security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof; and (e) no dispute, right of setoff, counterclaim or defense exists with respect to any part of the

Collateral. The delivery at any time by the Pledgor to the Administrative Lender of Collateral shall constitute a representation and warranty by the Pledgor under this Agreement that, with respect to such Collateral, and each item thereof, the Pledgor is the sole legal and beneficial owner of, with good title to, the Collateral; and the matters warranted in this paragraph are true and correct.

         2.       Covenants.

                  a. Affirmative Covenants. The Pledgor covenants and agrees (i) promptly to deliver to the Administrative Lender all instruments, certificates, documents or agreements evidencing any of the Collateral;
         (ii) from time to time promptly to execute and deliver to the Administrative Lender all such other assignments, certificates, supplemental writings and financing statements, and do all other acts or things, as the Administrative Lender or any Secured Party may request in order more fully to evidence and perfect the security interest and pledge herein created or to effect the purposes of this Agreement; (iii) promptly to furnish the Administrative Lender with any information or writings which the Administrative Lender or any Secured Party may request concerning the Collateral; (iv) to allow the Administrative Lender or any Secured Party to inspect all records of the Pledgor relating to the Collateral, and to make and take away copies of such records, at the Pledgor's expense, at such reasonable times and as often as may be reasonably requested by the Administrative Lender or such Secured Party; (v) promptly to notify the Administrative Lender of any change in any fact or circumstances warranted or represented by the Pledgor in this Agreement or in any other writings furnished by or on behalf of the Pledgor to the Administrative Lender or any Secured Party in connection with the Collateral; (vi) promptly to notify the Administrative Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest therein, and, at the request of the Administrative Lender, appear in and defend, at the Pledgor's expense, any such action or proceeding; and (vii) promptly to pay to the Administrative Lender the amount of all costs and attorneys' fees incurred by the Administrative Lender and each Secured Party hereunder or in connection with the enforcement hereof.

                  b. Negative Covenants. The Pledgor covenants and agrees that the Pledgor will not (i) sell, assign or transfer any of the Pledgor's rights in the Collateral; (ii) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character; or (iii) cause, permit, or suffer Pledgor's First Tier Subsidiaries to take any action that would dilute any of the Collateral, including issuance of any capital stock to any Person other than the Pledgor, except in connection with issuances permitted by Schedule 5 of the Credit Agreement (but only if such shares are pledged and delivered to the Administrative Lender), or issuance of any capital stock to the Pledgor that is not concurrently delivered to the Administrative Lender.

D.       RIGHTS OF SECURED PARTIES

         1. Rights to Dividends, Distributions, and Payments. With respect to such instruments which are stock certificates, bonds or other securities, the Administrative Lender may demand of the corporate obligor issuing the same, and may receive and receipt for, any and all stock dividends and other distributions (other than cash dividends) payable in respect thereof, whether ordinary or extraordinary. The Administrative Lender shall have the authority, following an Event of Default and without notice to the Pledgor, to have such certificates, bonds or other securities registered either in the Administrative Lender's name or in the name of a nominee. If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, as a conversion of or in exchange for any of the Collateral, or otherwise, the Pledgor agrees to accept the same as the Administrative Lender's agent and to hold the same in trust on behalf of and for the benefit of the Administrative Lender, and to deliver the same forthwith to the Administrative Lender in the exact form received, with appropriate undated stock powers, duly executed in blank, to be held by the Administrative Lender, subject to the terms hereof, as additional collateral security for the Obligation. Until an Event of Default shall have occurred, the Pledgor shall be entitled to receive all cash dividends, principal, and interest paid in respect of the Collateral. After the occurrence of an Event of Default, the Administrative Lender shall be entitled to all cash dividends, principal and interest payments under the Subsidiary Notes, and to any sums paid upon or in respect of the Collateral upon the liquidation, dissolution or reorganization of the issuer thereof which shall be paid to the Administrative Lender to be held by it as additional collateral security for the Obligation. In case any distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation or dissolution of the issuer thereof, the property so distributed shall be delivered to the Administrative Lender to be held by it as additional collateral security for the Obligation. After an Event of Default, all sums of money and property so paid or distributed in respect of the Collateral (other than proceeds of any liquidation or similar proceeding) which are received by the Pledgor shall, until paid or delivered to the Administrative Lender, be held by the Pledgor in trust as additional Collateral for the Obligation.

         2. Preservation of Collateral. Neither the Administrative Lender nor any Secured Party shall have any duty to fix or preserve rights against prior parties to the Collateral, nor be liable for any delay in the collection of, or failure to use diligence to collect on, the Obligation or any amount payable in respect of the Collateral.

         3. Performance by the Administrative Lender. Should any covenant, duty or agreement of the Pledgor fail to be performed in accordance with its terms hereunder, the Administrative Lender may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of the Pledgor, and any amount expended by the Administrative Lender in such performance or attempted performance shall become a part of the

Obligation, shall be payable upon demand and shall bear interest at a per annum rate equal to the Default Rate.

         4. Voting Rights. Subject to Section F.1. hereof, it is expressly understood and agreed that the Pledgor shall retain all voting rights to the Stock Collateral until the occurrence of an Event of Default, at which time such voting rights shall transfer to the Administrative Lender, at its sole discretion; provided, however, that no voting or corporate rights shall be exercised or vote cast or consent, waiver or ratification given or action taken by the Pledgor that would impair the Stock Collateral or be inconsistent with or violate any provision of this Agreement or any other Loan Documents.

         5. Power of Attorney. PLEDGOR HEREBY IRREVOCABLY GRANTS TO THE ADMINISTRATIVE LENDER PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY STOCK COLLATERAL AND APPOINTS THE ADMINISTRATIVE LENDER PLEDGOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF THE ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING) ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

E.       DEFAULT

         1. Rights and Remedies. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which the Administrative Lender or any Secured Party may then have hereunder, under any other Loan Documents, under Applicable Law or otherwise, the Administrative Lender at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency or other law relating to the relief of debtors, (a) obtain from any Person information regarding the Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person may furnish without liability to the Pledgor; (b) require the Pledgor to give possession or control of any of the Collateral to the Administrative Lender; (c) unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds and exercise all other Rights which an owner of such Collateral may exercise; (d) declare the entire unpaid balance of principal and interest on the Obligation immediately due and payable, without notice, demand or presentment, which are hereby expressly waived; (e) reduce its claim to judgment, foreclose or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (f) after notification, if any, provided for in this Agreement or any other Loan Documents, sell or otherwise dispose of, at the office of the Administrative Lender, all or any part of the Collateral, and any such sale or other disposition shall be in accordance with Applicable Law, and may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Administrative

Lender's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligation has been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral; (g) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that the Administrative Lender is entitled to do so under Applicable Law; (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part hereof, and the Pledgor hereby consents to any appointment; (i) buy the Collateral at any public sale; and (j) buy the Collateral at any private sale, subject to any restrictions imposed by Applicable Law. Any Secured Party may buy the Collateral at any public sale and buy the Collateral at any private sale, subject to the restrictions imposed by Applicable Law. Pledgor agrees that, if notice is required to be given by Applicable Law, 10 days' advance written notice shall constitute reasonable notice. The Administrative Lender shall apply the proceeds of any collection, sale, disposition or other realization upon any Collateral as follows:

                  First, to the payment of the costs and expenses of such collection, sale, disposition, or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Lender and the fees and expenses of its agents and counsel;

                  Next, to the payment of the Obligation, equally and ratably to each Secured Party in accordance with the respective amounts thereof due and owing to each Secured Party; and

                  Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

If the proceeds of collection, sale, disposition, or other realization are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligation, the Pledgor shall remain liable for any deficiency.

         2.       Securities Laws; Transfer

                  a. Immediately upon the occurrence of an Event of Default, the Pledgor hereby grants to the Administrative Lender the right to have the Stock Collateral, or any portion thereof, registered and sold under the Securities Act of 1933, as amended ("Securities Act"), or under any applicable state blue sky laws. If the Administrative Lender shall determine to exercise its right to sell any or all of the Stock Collateral pursuant to the terms hereof, and if in the reasonable opinion of the Administrative Lender it is necessary or advisable to have the Stock Collateral (or that portion thereof to be sold) registered under the provisions of the Securities Act, the Pledgor will cause the issuer of the Stock Collateral to execute and deliver, and cause the directors and officers thereof to execute and deliver, all at the Pledgor's and/or such issuer's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Administrative Lender, advisable to register such Stock Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Stock Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Lender, are necessary or advisable, all in conformity with the requirements of Applicable Law. The Pledgor agrees to cause the issuer of the Stock Collateral to comply with the provisions of the securities or "blue sky" laws of any jurisdiction which the Administrative Lender shall designate and to cause the issuer of the Stock Collateral to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act.

                  b. The Pledgor recognizes that the Administrative Lender may be unable to effect a public sale of any or all of the Stock Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Stock Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale conducted in the manner described herein may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any private sale shall be made in a commercially reasonable manner. The Administrative Lender shall be under no obligation to delay a sale of any of the Stock Collateral for the period of time necessary to permit the issuer of the Stock Collateral to register such Stock Collateral for public sale under the Securities Act, or under applicable state securities laws, even if the issuer of the Stock Collateral would agree to do so.

                  c. The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sales of any portion or all of the Stock Collateral pursuant to paragraphs (a) and
         (b) of this Section valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Exchange Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission applicable thereto), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Lender and the Secured Parties and that the Administrative Lender and Secured Parties may not have an adequate remedy at law in respect of such breach. As a consequence, the Pledgor agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor. The Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  d. The Pledgor agrees (i) that in the event the Administrative Lender shall, upon any Event of Default, sell the Stock Collateral or any portion thereof, at a private sale or sales, the Administrative Lender shall have the right to rely upon the advice and opinion of a member of a nationally recognized investment banking firm acceptable to the Administrative Lender, as to the best price reasonably obtainable upon such a private sale thereof, and (ii) in the absence of fraud, wilful misconduct and gross negligence, that such reliance shall be conclusive evidence that the Administrative Lender handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

         3. Governmental Approvals. In connection with the exercise by the Administrative Lender of its rights hereunder relating to the disposition of or operation under any license issued by the FCC or any other authorizations, agreements, permits, licenses and franchises constituting property of Pledgor's First Tier Subsidiaries, it may be necessary to obtain the prior consent or approval of the FCC, other governmental authority or other Persons to the exercise of rights with respect to the Stock Collateral, and any representations and warranties made by the Pledgor herein shall be deemed appropriately amended to reflect this fact. The Pledgor hereby agrees to execute, deliver and file, and hereby appoints (to the extent permitted under applicable law) the Administrative Lender as its attorney to execute, deliver and file on the Pledgor's behalf and in the Pledgor's name, all applications, certificates, filings, instruments and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in the Administrative Lender's opinion, to obtain such consents or approvals. The Pledgor further agrees to use its best efforts to obtain such consents or approvals. The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that Pledgor's efforts to obtain any approval required by this Section may be specifically enforced.

         4. Notice. Notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor and to any other Person entitled under Applicable Law to notice.

F.       GENERAL

         1. FCC Approvals. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Lender will not take any action pursuant to this Agreement or any of the other Loan Documents which would constitute (or result in) (i) any assignment of an FCC license or (ii) any transfer of control of Pledgor's First Tier Subsidiaries if such assignment of license or transfer of control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. The Administrative Lender specifically agrees that (i) voting rights in the Stock Collateral will remain with the holders of such voting rights upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights to the Administrative Lender shall have been obtained; (ii) upon and following the occurrence of any Event of Default, there will be either a private or public sale of such ownership interests; and (iii) before the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C.
Section 310(d) will be obtained.


         2. Administrative Lender's Duties. The Secured Parties hereby appoint NationsBank of Texas, N.A. as Administrative Lender to act as their agent as provided herein. In the event the Administrative Lender is replaced pursuant to
Section 10.1(b) of the Credit Agreement, the successor Administrative Lender appointed in accordance with Section 10.1(b) of the Credit Agreement shall be the Administrative Lender hereunder. The powers conferred on the Administrative Lender hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Administrative Lender or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Lender accords its own property. Except as set forth herein the Administrative Lender shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Administrative Lender, and the Administrative Lender shall not be required or obligated, (a) to present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) to notify Pledgor of any decline in the value of any Collateral.

         3. Cumulative Rights. All rights and remedies of the Administrative Lender and the Secured Parties hereunder are cumulative of each other and of every other right or remedy which the Administrative Lender or the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         4. Waiver. Should any part of the Obligation be payable in installments, the acceptance by any Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Event of Default then existing. No waiver by the Administrative Lender or any Secured Party of any Event of Default shall be deemed to be a waiver of any other subsequent Event of Default, nor shall any such waiver by the Administrative Lender or any Secured Party be deemed to be a continuing waiver. No delay or omission by the Administrative Lender or any Secured Party in exercising any right or power hereunder, or under any other Loan Documents, shall impair any such right or power or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Administrative Lender or any Secured Party hereunder or under such other writings.

         5. Interest; Limitation of Law. No provision herein or in any Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law. If, in any contingency whatsoever, the Administrative Lender or any Secured Party shall receive anything of value from the Pledgor deemed interest under Applicable Law which would exceed the maximum amount of interest permissible under Applicable Law, the provisions of the Credit Agreement shall govern.

         6. Parties Bound. This Agreement shall be binding on the Pledgor and its successors, assigns and legal representatives, and shall inure to the benefit of the Administrative Lender and the Secured Parties, and their successors, assigns and legal representatives; provided, however, that the Pledgor may not assign its rights or obligations hereunder without the prior written consent of the Administrative Lender. The rights, powers and interests held by the Administrative Lender hereunder may be transferred and assigned by the Administrative Lender, in whole or in part, at such time and upon such terms as permitted by the Credit Agreement.

         7. Notice; Waivers by Pledgor. Notice shall be deemed reasonable if sent by telex or telegraph, or registered mail return receipt requested, postage prepaid, or by a reputable commercial overnight delivery service, at least five days before the related action (or if Applicable Law specifies a longer period, such longer period) to the address of the Pledgor given above. The Pledgor waives notices of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any Person liable for the Obligation or any part thereof, notice of any Event of Default and all other notices respecting the Obligation; waives all rights of redemption, appraisal, or valuation; and agrees that maturity of the Obligation and any part thereof may be accelerated, increased, extended or renewed one or more times by the Secured Parties in their discretion, without notice to the Pledgor.

         8. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the Administrative Lender, nor by course of conduct, usage of trade or mercantile law.

         9. Control. Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Pledgor or the issuer of the Collateral by the Administrative Lender, or control, affirmative or negative, direct or indirect, by the Administrative Lender or the Secured Parties, over the management or any aspect of the day-to-day operation of the Pledgor or the issuer of the Collateral, which control remains in the Pledgor, the issuer of the Collateral, and their respective shareholders and boards of directors.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS

AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE PLEDGOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

         11. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE ADMINISTRATIVE LENDER HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

         12. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

===============================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
===============================================================================

         IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of August ____, 1996.

                                       HBC TEXAS, INC.,
                                       HBC BROADCASTING TEXAS, INC.,
                                       KTNQ/KLVE, INC.


Address of Pledgor:
                                       By______________________________________
                                       Name____________________________________
                                       Title___________________________________


                                       NATIONSBANK OF TEXAS, N.A., as
                                       Administrative Lender and as a Secured
                                       Party



                                       By______________________________________
                                       Name____________________________________
                                       Title___________________________________

                    Exhibit A to Subsidiary Pledge Agreement

==============================================================================================================
ISSUER                    CERTIFICATE NO.            RECORD OWNERS               CLASS AND NUMBER OF SHARES
- --------------------------------------------------------------------------------------------------------------
KESS-AM                                              HBC Texas, Inc.
License Corp.
- --------------------------------------------------------------------------------------------------------------
KICI-AM                                              HBC Texas, Inc.
License Corp.
- --------------------------------------------------------------------------------------------------------------
KMRT-AM                                              HBC Texas, Inc.
License Corp.
- --------------------------------------------------------------------------------------------------------------
KECS-FM                                              HBC Texas, Inc.
License Corp.
- --------------------------------------------------------------------------------------------------------------
KHCK-FM                                              HBC Texas, Inc.
License Corp.
- --------------------------------------------------------------------------------------------------------------
KICI-FM                                              HBC Texas, Inc.
License Corp.
- --------------------------------------------------------------------------------------------------------------
KESS-TV                                              HBC Texas, Inc.
License Corp.
- --------------------------------------------------------------------------------------------------------------
KCVT-FM                                              HBC
License Corp.                                        Broadcasting
                                                     Texas, Inc.
- --------------------------------------------------------------------------------------------------------------
The Tower                                            KTNQ/KLVE,
Company, Inc.                                        Inc.
- --------------------------------------------------------------------------------------------------------------
Mi Casa                                              KTNQ/KLVE,
Publications,                                        Inc.
Inc.
==============================================================================================================

                              Exhibit A-Page 1 of 1

                    Exhibit B to Subsidiary Pledge Agreement

                           List of Subsidiaries Notes

1. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KESS-AM License Corp., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation.

2. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KICI-AM License Corp., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation.

3. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KMRT-AM License Corp., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation.

4. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KECS-FM License Corp., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation.

5. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KHCK-FM License Corp., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation.

6. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KICI-FM License Corp., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation.

7. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KESS-TV License Corp., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation.

8. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by KCVT-FM License Corp., a Delaware corporation, payable to the order of Heftel Broadcasting Corporation.

9. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by The Tower Company, Inc., a Hawaii corporation, payable to the order of Heftel Broadcasting Corporation.

10. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by Mi Casa Publications, Inc., a California corporation, payable to the order of Heftel Broadcasting Corporation.

                              Exhibit B-Page 1 of 1

                                   EXHIBIT F

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                                    GUARANTY

         THIS GUARANTY (this "Guaranty"), dated as of August __, 1996 (this "Guaranty"), is made by HBC Broadcasting Texas, Inc., a Delaware corporation; HBC Chicago, Inc., a Delaware corporation; HBC Florida, Inc., a Delaware corporation; HBC-Las Vegas, Inc., a Delaware corporation; HBC New York, Inc., a Delaware corporation; HBC Texas, Inc., a Delaware corporation; Heftel GP Texas, Inc., a Texas corporation; KLSQ-AM License Corp., a Delaware corporation; KLVE-FM License Corp., a Delaware corporation; KTNQ-AM License Corp., a Delaware corporation; KTNQ/KLVE, Inc., a California corporation; La Oferta, Inc., an Illinois corporation; Spanish Coast-to-Coast, Ltd., a Delaware corporation; Viva Acquisition Corporation, a Florida corporation; Viva Broadcasting Corporation, a Florida corporation; WADO-AM License Corp., a Delaware corporation; WGLI-AM License Corp., a Delaware corporation; WLXX-AM License Corp., a Delaware corporation; WPAT-AM License Corp., a Delaware corporation; WQBA-AM License Corp., a Delaware corporation; WQBA-FM License Corp., a Delaware corporation; Mi Casa Publications, Inc., a California corporation, The Tower Company, Inc., a Hawaii corporation, KECS-FM License Corp., a Delaware corporation, KESS-AM License Corp., a Delaware corporation, KESS-TV License Corp., a Delaware corporation, KHCK-FM License Corp., a Delaware corporation, KICI-AM License Corp., a Delaware corporation, KICI-FM License Corp., a Delaware corporation, KMRT-AM License Corp., a Delaware corporation; KCYT-FM License Corp., a Delaware corporation; Viva America Media Group, a Florida general partnership, License Corp. No. 1, a Florida corporation, License Corp. No. 2, a Florida corporation, and Heftel Broadcasting Texas, L.P., a Texas limited partnership (singly, a "Guarantor" and collectively, the "Guarantors") of the obligations of Heftel Broadcasting Corporation, a Delaware corporation (the "Company"), under the Credit Agreement (defined below) among the Company, NationsBank of Texas, N.A., as Administrative Lender ("Administrative Lender"), and the lenders parties to the Credit Agreement (singly, a "Lender" and collectively, the "Lenders").

                                   BACKGROUND

         1. The Company, the Administrative Lender, and the Lenders have entered into a Credit Agreement, dated as of August 5, 1996 (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

         2. Pursuant to the Credit Agreement, the Company may, subject to the terms of the Credit Agreement and the other Loan Documents, request that the Lenders make Advances and issue, or participate in the issuance of, Letters of Credit.

         3. It is a condition precedent to the obligation of the Lenders to make such Advances and issue, or participate in the issuance of, such Letters of Credit that Guarantors guaranty repayment thereof upon the terms and conditions set forth herein.

         4. The Board of Directors of each Guarantor has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of each Guarantor's business.

         5. The Guarantors desire to induce the Lenders to make such Advances and issue, or participate in the issuance of, such Letters of Credit, which may reasonably be expected to benefit, directly or indirectly, each Guarantor.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to issue, or participate in the issuance of, the Letters of Credit and to make Advances under the Credit Agreement, the Guarantors hereby agree as follows:

         1.       Guaranty.

                  (a) Each Guarantor, jointly and severally, hereby unconditionally guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of the Company or any Subsidiary now or hereafter arising from, by virtue of or pursuant to the Credit Agreement, any Revolving Credit Note, any other Loan Document and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "Obligation"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

                  (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Company or other Affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (i) Applicable Law, or
(ii) any agreement providing for an equitable allocation among such Guarantor and other

Affiliates of the Company of obligations arising under guaranties by such parties (such limitation being the "Cap").

                  (c) Each Guarantor under this Guaranty and each guarantor under other guaranties, if any, relating to the Loan Documents (singly, a "Related Guaranty" and collectively, the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph, together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. The term "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. The term "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. The term "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, determined in accordance with the immediately preceding paragraph (b) above or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor or for purposes of this paragraph, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. The term "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this paragraph (c) or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph (c) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liabilities of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph (c).

         2. Guaranty Absolute. The Guarantors guarantee that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, each Revolving Credit Note, and the other Loan Documents, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto; provided, however, nothing contained in this Guaranty shall require the Guarantors to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of each Guarantor hereunder are independent of the obligations of the Company under the Credit Agreement and any Applicable Law. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (a) the taking or accepting of any other security or guaranty for any or all of the Obligation, including any reduction or termination of any Commitment;

                  (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation;

                  (c) any lack of validity or enforceability of the Credit Agreement, each Revolving Credit Note, or any other Loan Document or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ultra vires, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

                  (d) any lack of corporate power of the Company or any other Person at any time liable for the payment of any or all of the Obligation;

                  (e) any insolvency, bankruptcy, reorganization, receivership or other proceeding under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time to time in effect affecting the rights of creditors generally (collectively, "Debtor Relief Laws") involving the Company, any Guarantor or any other Person obligated on any of the Obligation;

                  (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or the Administrative Lender to the Company, any Guarantor, or any Person at any time liable for the payment of any or all of the Obligation; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, any Revolving Credit Note, or any other Loan Document and other agreement or instrument relating thereto without notification of any Guarantor (the right to such notification being herein specifically waived by Guarantors);

                  (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien therein or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien therein;

                  (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

                  (i) the failure by any Lender or the Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against the Company or any other Person (including without limitation any other Guarantor), or the failure or delay by any Lender or the Administrative Lender to, or the manner in which any Lender or the Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

                  (j) the existence of any claim, defense, set-off, or other rights which the Company or any Guarantor may have at any time against the Company, the Administrative Lender, the Lenders, or any Guarantor, or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby, or any other transaction;

                  (k) any failure of any Lender or the Administrative Lender to notify any Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or the Administrative Lender, it being understood that the Lenders and the Administrative Lender shall not be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

                  (l) any payment by the Company to the Lenders or the Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason the Lenders or the Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

                  (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, any Guarantor, any other guarantor or other Person liable on the Obligation, including without limitation any defense by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, or any claim that the Guarantors' obligations hereunder exceed or are more burdensome than those of the Company.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Company, any Guarantor or otherwise, all as though such payment had not been made.

         3. Waiver. Each Guarantor hereby waives: (a) promptness, protests, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in Section 2 of this Guaranty, and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Documents; (b) any requirement that the Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral or pursue any other remedy in the Administrative Lender's or any Lender's power whatsoever; (c) any right to assert against the Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Company or other Person liable on the Obligation; (d) any right to seek or enforce any remedy or right that the Administrative Lender or any Lender now has or may hereafter have against the Company (to the extent permitted by Applicable
Law); (e) any right to participate in any collateral or any right benefiting the Administrative Lender or the Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against the Company or any other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

         4.       Subrogation and Subordination.

                  (a) Each Guarantor hereby agrees not to assert or enforce any claim or other rights which it may have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Company or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until the Obligation shall have been paid in full and the Commitment shall have terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligation shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 4(a) is knowingly made in contemplation of such benefits.

                  (b) All debt and other liabilities of the Company to any Guarantor ("Company Debt") are expressly subordinate and junior to the Obligation and any instruments evidencing the Company Debt shall contain provisions acceptable to the Determining Lenders providing for such subordination and shall be binding on all holders of such Company Debt.

         5. Representations and Warranties. Each Guarantor hereby represents and warrants that all representations and warranties set forth in Article 4 of the Credit Agreement (each of which is hereby incorporated by reference) is true and correct.

         6. Covenants. Each Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Each Guarantor further covenants and agrees (a) punctually and properly to perform all of such Guarantor's covenants and duties under any other Loan Documents; (b) from time to time promptly to furnish the Administrative Lender with any information or writings which the Administrative Lender may request concerning this Guaranty; and (c) promptly to notify the Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

         7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders, the Administrative Lender, or the Determining Lenders, as required pursuant to Section 11.11 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8. Addresses for Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three (3) days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

         9. No Waiver; Remedies. No failure on the part of the Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. Neither the Administrative Lender nor any Lender shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Company or any other Person liable on any of the Obligation, (b) join the Company or any other Person liable on any of the Obligation in any action in which Lender prosecutes collection or seeks to enforce or resort to any remedies against the Company or other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) the Administrative Lender or any Lender by the Company or any other Person liable on any of the Obligation. Neither the Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

         10. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, or upon the breach of any Guarantor's obligations hereunder, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any and all of the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Lender agrees promptly to notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         11. Liens. Each Guarantor agrees that the Administrative Lender, in its discretion, without notice or demand and without affecting either the liability of such Guarantor, the Company or any other Person liable on any of the Obligation under, or the Liens and security interests created by, this Guaranty, or any security interest or other Lien, may foreclose any Lien covering interests in personal property, and the interests in real or personal property secured thereby, by nonjudicial sale; and such Guarantor hereby waives any defense to the recovery by the Administrative Lender or any Lender hereunder against the Company, such Guarantor or any collateral of any deficiency after a nonjudicial sale and such Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, each Guarantor waives any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of such Guarantor against the Company or any other Person or any Collateral or any other collateral. Each Guarantor hereby agrees that such Guarantor shall be liable, subject to the limitations of Section 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

         12. Continuing Guaranty; Transfer of Notes. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment in full (after the payment in full of all outstanding Advances and the termination of the Commitment) of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), each Lender may assign or otherwise transfer its rights under the Credit Agreement, any Revolving Credit Note or any of the Loan Documents or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to the Lender herein or otherwise.

         13. Information. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as such Guarantor may require, and that neither the Administrative Lender nor any Lender has any duty at any time to disclose to any Guarantor any information relating to the business operations or financial conditions of the Company.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

         15. WAIVER OF JURY TRIAL. EACH GUARANTOR, THE ADMINISTRATIVE LENDER, AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

         16. Ratable Benefit. This Guaranty is for the ratable benefit of the Lenders, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

         17. Guarantor Insolvency. Should any Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Lender, a fully-matured, due, and payable obligation of such Guarantor to such Lender (without regard to whether the Company is then in default under the Credit Agreement or whether any part of the Obligation is then due and owing by the Company to such Lender), payable in full by such Guarantor to such Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

         18. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE

PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                        HEFTEL BROADCASTING
                         CORPORATION, a Delaware corporation


                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------

                        GUARANTORS:


                        HBC BROADCASTING TEXAS, INC.
                        HBC CHICAGO, INC.
                        HBC FLORIDA, INC.
                        HBC-LAS VEGAS, INC.
                        HBC NEW YORK, INC.
                        HBC TEXAS, INC.
                        HEFTEL GP TEXAS, INC.
                        KLSQ-AM LICENSE CORP.
                        KLVE-FM LICENSE CORP.
                        KTNQ-AM LICENSE CORP.
                        KTNQ/KLVE, INC.
                        LA OFERTA, INC.
                        SPANISH COAST-TO-COAST, LTD.
                        VIVA ACQUISITION CORPORATION
                        VIVA BROADCASTING CORPORATION
                        WADO-AM LICENSE CORP.
                        WGLI-AM LICENSE CORP.
                        WLXX-AM LICENSE CORP.
                        WPAT-AM LICENSE CORP.
                        WQBA-AM LICENSE CORP.
                        WQBA-FM LICENSE CORP.
                        MI CASA PUBLICATIONS, INC.
                        THE TOWER COMPANY, INC.
                        KECS-FM LICENSE CORP.

                        KESS-AM LICENSE CORP.
                        KESS-TV LICENSE CORP.
                        KHCK-FM LICENSE CORP.
                        KICI-AM LICENSE CORP.
                        KICI-FM LICENSE CORP.
                        KMRT-AM LICENSE CORP.
                        KCYT-FM LICENSE CORP.

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:                                                 ,
                              -------------------------------------------------
                                 of each Guarantor


                        VIVA AMERICA MEDIA GROUP,
                        a Florida general partnership

                        By:      Viva Acquisition Corporation, its general
                                 partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                        HEFTEL BROADCASTING TEXAS, L.P.,
                        a Texas limited partnership

                        By:      Heftel GP Texas, Inc., its general partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


Address for all Guarantors:

- --------------------------------------------

- --------------------------------------------

- --------------------------------------------

                                    EXHIBIT H

                             COMPLIANCE CERTIFICATE


NationsBank of Texas, N.A.,                                           ____, 19__
  as Administrative Lender
901 Main Street
Dallas, Texas  75202
Attention:  Corporate Banking Department

         This Compliance Certificate is made as of ___________, 19__. The undersigned certifies that the calculations set forth herein are true, accurate, and complete, and are made in accordance with the provisions of the Credit Agreement among Heftel Broadcasting Corporation, NationsBank of Texas, N.A., as Administrative Lender, and Lenders, dated as of August ___, 1996 (as amended, modified or supplemented, "Credit Agreement"). All defined terms used herein but not specifically defined shall have the meanings set forth in the Credit Agreement.


1.    Covenant Calculations.

      a.    Leverage Ratio.

            (1)   Total Debt

                  (a)   Principal and interest owing under the        $_______
                        Loan Documents

                  (b)   Indebtedness for borrowed money (other        $_______
                        than under (a) above)

                  (c)   Capitalized Lease Obligations                 $_______

                  (d)   Guaranties                                    $_______

                  (e)   Total Debt [(a)+(b)+(c)+(d)]                            $_______

            (2)   Adjusted Operating Cash Flow

                  (a)   Operating Cash Flow

                        (i)   Pre-tax net income (net of              $_______
                              extraordinary items)

                        (ii)  Interest expense                        $_______

                        (iii) Depreciation                            $_______

                        (iv)  Amortization                            $_______

                        (v)   Non-cash expenses                       $_______

                        (vi)  Payments made or scheduled to be        $_______
                              made with respect to film contracts

                        (vii) Extraordinary non-cash items            $_______
                              included in pre-tax net income

                        (viii)Accrued, unpaid income from             $_______
                              Investments

                        (ix)  Operating Cash Flow                     $_______
                              [(i)+(ii)+(iii)+(iv)+(v)-(vi)-(vii)-
                              (viii)]

                  (b)   Corporate Overhead                            $_______

                  (c)   Add Back losses from WPAT-AM and              $_______
                        CRC through April 30, 1997

                  (d)   Cash and non-cash charges for                 $_______
                        restructuring through April 30, 1997

                  (e)   Cash and non-cash charges for                 $_______
                        covenants-not-to-compete paid on the
                        Agreement Date

                  (f)   Severance paid to Carl Parmer and             $_______
                        Cecil Heftel at Closing less $3,000,000

                  (g)   Adjusted Operating Cash Flow                             $_________
                        [(a)(ix)+(b)+(c)+(d)+(e)+(f)]

            (3)   Leverage Ratio [(1):(2)]                                        _____to 1

      b. Section 7.1(d). Capitalized Lease Obligations and Indebtedness to purchase tangible personal assets

            (i)   Maximum                                                        $3,000,000

            (ii)  Actual                                                         $_________

            (iii) Difference [(ii)-(i)]                                          $_________

      c.    Section 7.1(g).  Other Indebtedness and
            Guaranties

            (i)   Maximum                                                        $10,000,000

            (ii)  Actual                                                         $_________

            (iii) Difference [(ii)-(i)]                                          $_________

      d.    Section 7.3(h).  Other Investments

            (i)   Maximum                                                        $3,000,000

            (ii)  Actual                                                         $_________

            (iii) Difference [(ii)-(i)]                                          $_________

      e.    Section 7.9.  Leverage Ratio

            (i)   Maximum                                                         7.00 to 1


            (ii)  Actual (1.a.(3) above)                                          _____ to 1

      f.    Section 7.10.  Interest Coverage Ratio

            (i)   Minimum                                                         1.50 to 1


            (ii)  Actual

                  (1)   Adjusted Operating Cash Flow (1.a.(2)                    $_________
                        above)

                  (2)   Add-back losses of WPAT-AM and                           $_________
                        CRC through April 30, 1997

                  (3)   Interest expense                                         $_________

                  (4)   Interest Coverage Ratio [(1)+(2):(3)]                     _____to 1

================================================================================

      The undersigned hereby further certifies to the following as of the date of this Certificate:

      1. The undersigned has reviewed the relevant terms of this Certificate and has made, or caused to be made, under his/her supervision, a review of the transactions and condition of the Borrower from the beginning of the accounting period covered by the financial statements being delivered herewith to the date of this Certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default.

      2. The Commitment is $____________, and the outstanding Advances (giving effect to any Advances being borrowed as of the date hereof) equals $____________ and the outstanding Reimbursement Obligations (giving effect to any Letters of Credit being issued on the date hereof) equals $____________.

      3. The Borrower is in compliance with all of the terms and conditions of the Credit Agreement and other Loan Documents.

      4. The financial statements delivered to Administrative Lender are comparative in form and information provided in all material respects to those previously delivered.

                         HEFTEL BROADCASTING CORPORATION


                         By
                           ----------------------------------------------------
                         Title:

                                    EXHIBIT I

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                          Dated _______________, 199__

         Reference is made to the Credit Agreement dated as of August ____, 1996 (the "Credit Agreement") among Heftel Broadcasting Corporation, a Delaware corporation ("Borrower"), NationsBank of Texas, N.A. as Administrative Lender ("Administrative Lender"), and the lenders parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.



         _________________________("Assignor") and _______________("Assignee")
agree as follows:

         1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, a ____% interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), with respect to such percentage interest in Assignor's Commitment as in effect on the Effective Date, the principal amount of Advances owing to Assignor on the Effective Date, and the Revolving Credit Note held by Assignor, and Assignor's participation in any Letter of Credit and Reimbursement Obligation outstanding on the Effective Date, subject to the terms and conditions of this Assignment and Acceptance Agreement.

         2. Assignor (a) represents and warrants that (i) as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $____________ and, as of the date hereof, the outstanding principal amount of the Advances owing to it (without giving effect to assignments thereof which have not yet become effective is $____________, (ii) as of the date hereof its participation in any Letter of Credit and Reimbursement Obligation (without giving effect to assignments thereof which have not yet become effective) is $_________, (iii) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, and (iii) after the effectiveness of this Assignment and Acceptance Agreement, Assignor holds at least 51% of its Specified Percentage of the Commitment; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (c) attaches the Revolving Credit Note referred to in Paragraph 1 above to exchange such Revolving Credit Note for new Revolving Credit Notes as follows: a Revolving Credit Note dated ____________, 199 , in the principal amount of $________ payable to the order of Assignee, and a Revolving Credit Note dated ____________, 199_, in the principal amount of $____________ payable to the order of Assignor.

         3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Sections 4.1(j), 6.1, and 6.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Lender, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (c) appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance Agreement as are delegated to the Administrative Lender by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance Agreement are required to be performed by it as a Lender; [and] (e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office, respectively[; and
(f) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exception from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance Agreement or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

         4. The effective date for this Assignment and Acceptance Agreement shall be ___________________, 199__ (the "Effective Date").

         5. Upon such acceptance as of the Effective Date and upon the remittance of a $2,500 processing fee to the Administrative Lender, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released form its obligations under the Credit Agreement.

         6. Upon such acceptance from and after the Effective Date, whenever the Administrative Lender shall receive a payment, or whenever the Administrative Lender shall make an application of funds, in respect of any aggregate outstanding principal amount of the Advances or in respect of any aggregate amount of interest accrued on the Advances, or in respect of the commitment fee (other than a payment or an application of funds in respect of any amount due and owing to any Lender or the Administrative Lender under Sections 2.9, 2.16, 15.10, 9.3, 9.5, or 11.2 of the Credit Agreement), the Administrative Lender shall pay over to each of the Lenders an amount equal to (i) such Lender's Pro Rata Share (as defined below) of such aggregate amount of principal, (ii) such Lender's Pro Rata Share of such aggregate amount of interest, and (iii) such Lender's Pro Rata Share of such aggregate amount of the commitment fee.

         The "Pro Rata Share" of any aggregate amount means, with respect to such Lender, the amount equal to the product obtained by multiplying (i) such aggregate amount and (ii) a fraction, the numerator of which is such Lender's Commitment, or after the Advances have been made, the principal amount of the Advances owing to such Lender and the denominator of which is the sum of the Commitments of all of the Lenders, or after the Advances have been made, the aggregate principal amount of the Advances owing to all of the Lenders.

         7. In the event that, after the Administrative Lender has paid to any Lender its Pro Rata Share of any such payment received by the Administrative Lender or any such application made by the Administrative Lender, such payment or application is rescinded or must otherwise be returned or must be paid over by the Administrative Lender for any reason, such Lender shall, upon notice by the Administrative Lender, forthwith pay back to the Administrative Lender such Lender's Pro Rata Share of the amount so rescinded or so returned or paid over.

         8. This Assignment and Acceptance Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

         9. Assignee's Specified Percentage shall be ______%.

         10. This Assignment and Acceptance Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                                         [NAME OF ASSIGNOR]



                                         By:____________________________________
                                            Name________________________________
                                            Title_______________________________


                                         [NAME OF ASSIGNEE]



                                         By:____________________________________
                                            Name________________________________
                                            Title_______________________________

Accepted this ___ day of ____________, 199___

NATIONSBANK OF TEXAS, N.A.,
as Administrative Lender



By:__________________________
    Name_____________________
    Title____________________


HEFTEL BROADCASTING CORPORATION



By:__________________________
    Name_____________________
    Title____________________

                                   Schedule I

                               ASSIGNEE'S ADDRESS



1.       Address for the Advances and Receipt of Notices








2.       Initial LIBOR Lending Office

                                    EXHIBIT J

                           SUBSIDIARY PLEDGE AGREEMENT
                                  (Second Tier)

         THIS SUBSIDIARY PLEDGE AGREEMENT (this "Agreement") is made as of August ___, 1996, by Viva America Media Group, a Florida general partnership ("Pledgor"), in favor of NationsBank of Texas, N.A., a national banking association, as Administrative Lender ("Administrative Lender") for NationsBank of Texas, N.A., and each other lender a party to the Credit Agreement described below (singly, a "Secured Party" and collectively, the "Secured Parties").

A.       AGREEMENT

         1. Pledge. Upon the terms hereof, for value received, the Pledgor hereby irrevocably and unconditionally pledges, assigns, hypothecates and transfers to the Administrative Lender and each Secured Party, for the ratable benefit of the Administrative Lender and Secured Parties, a first and prior pledge and security interest in and to the following:

                  (a) all shares of capital stock of the following corporations (collectively, "Pledgor's First Tier Subsidiaries") now or hereafter owned beneficially or of record by the Pledgor, including the stock described on Exhibit A attached hereto;

                           License Corp. No. 1; and
                           License Corp. No. 2; and

                  (b) the Intercompany Notes described on Exhibit B attached hereto (the Intercompany Notes, together with all renewals, extensions, modifications, or increases thereof, the "Subsidiary Notes"); and

                  (c) all proceeds thereof, and any increase and profits received therefrom (collectively, "Collateral"). The Collateral described in clause (a) of this paragraph and the proceeds thereof and increase and profits received therefrom is hereinafter sometimes referred to as "Stock Collateral". Unless otherwise defined in this Agreement, terms used herein shall have the meanings set forth in the Credit Agreement, dated as of August 5, 1996, among Heftel Broadcasting Corporation, the Administrative Lender, and the Secured Parties (as amended, modified, supplemented, renewed or extended from time to time, "Credit Agreement").

B.       OBLIGATION

         1. Description of Obligation. The following obligations (collectively, "Obligation") are secured by this Agreement:

                  a. All debt, obligations, liabilities and agreements of any nature of the Pledgor to the Secured Parties or any Secured Party, whether matured or unmatured, fixed or contingent, including all future advances, now or hereafter existing, arising pursuant to or in connection with (i) this Agreement; (ii) the Guaranty, dated as of August 5, 1996, in favor of the Administrative Lender and the Lenders;
         (iii) all other Loan Documents; and (iv) all amendments, modifications, renewals, extensions, increases, substitutions or rearrangements of any of the foregoing.

                  b. All costs incurred by the Administrative Lender or any Secured Party to obtain, preserve, perfect and enforce this Agreement, the other Loan Documents, and the pledge and security interest granted hereby, collect the Obligation, and maintain, preserve, collect and enforce the Collateral, including without limitation taxes, assessments, attorneys' fees and legal expenses, and expenses of sale.

                  c. Interest on the above amounts as agreed between the Pledgor and the Secured Parties, including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Pledgor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. whether or not a claim is allowed for the same in any such proceeding.

C.       COVENANTS, REPRESENTATIONS AND WARRANTIES

         1. Representations and Warranties. The Pledgor represents and warrants that (a) it has full power, authority and legal right to execute, deliver and perform this Agreement; (b) the capital stock of Pledgor's First Tier Subsidiaries described on Exhibit A attached hereto constitutes all of the issued and outstanding capital stock of Pledgor's First Tier Subsidiaries; (c) the shares of stock pledged hereunder are duly authorized, validly issued, fully paid and nonassessable; (d) the pledge, assignment and delivery of the Collateral create a valid first and prior perfected security interest in the Collateral and no other security agreement covering the Collateral, or any part thereof, has been made, and no pledge or security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof; and (e) no dispute, right of setoff, counterclaim or defense exists with respect to any part of the Collateral. The delivery at any time by the Pledgor to the Administrative Lender of Collateral shall constitute a representation and warranty by the Pledgor under this Agreement that, with respect to such Collateral, and each item thereof, the Pledgor is the sole legal and beneficial owner of, with good title to, the Collateral; and the matters warranted in this paragraph are true and correct.

         2.       Covenants.

                  a. Affirmative Covenants. The Pledgor covenants and agrees (i) promptly to deliver to the Administrative Lender all instruments, certificates, documents or agreements evidencing any of the Collateral;
         (ii) from time to time promptly to execute and deliver to the Administrative Lender all such other assignments, certificates, supplemental writings and financing statements, and do all other acts or things, as the Administrative Lender or any Secured Party may request in order more fully to evidence and perfect the security interest and pledge herein created or to effect the purposes of this Agreement; (iii) promptly to furnish the Administrative Lender with any information or writings which the Administrative Lender or any Secured Party may request concerning the Collateral; (iv) to allow the Administrative Lender or any Secured Party to inspect all records of the Pledgor relating to the Collateral, and to make and take away copies of such records, at the Pledgor's expense, at such reasonable times and as often as may be reasonably requested by the Administrative Lender or such Secured Party; (v) promptly to notify the Administrative Lender of any change in any fact or circumstances warranted or represented by the Pledgor in this Agreement or in any other writings furnished by or on behalf of the Pledgor to the Administrative Lender or any Secured Party in connection with the Collateral; (vi) promptly to notify the Administrative Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest therein, and, at the request of the Administrative Lender, appear in and defend, at the Pledgor's expense, any such action or proceeding; and (vii) promptly to pay to the Administrative Lender the amount of all costs and attorneys' fees incurred by the Administrative Lender and each Secured Party hereunder or in connection with the enforcement hereof.

                  b. Negative Covenants. The Pledgor covenants and agrees that the Pledgor will not (i) sell, assign or transfer any of the Pledgor's rights in the Collateral; (ii) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character; or (iii) cause, permit, or suffer Pledgor's First Tier Subsidiaries to take any action that would dilute any of the Collateral, including issuance of any capital stock to any Person other than the Pledgor, except in connection with issuances permitted by Schedule 5 of the Credit Agreement (but only if such shares are pledged and delivered to the Administrative Lender), or issuance of any capital stock to the Pledgor that is not concurrently delivered to the Administrative Lender.

D.       RIGHTS OF SECURED PARTIES

         1. Rights to Dividends, Distributions, and Payments. With respect to such instruments which are stock certificates, bonds or other securities, the Administrative Lender may demand of the corporate obligor issuing the same, and may receive and receipt for, any and all stock dividends and other distributions (other than cash dividends) payable in respect thereof, whether ordinary or extraordinary. The Administrative Lender shall have the authority, following an Event of Default and without notice to the Pledgor, to have such certificates, bonds or other securities registered either in the Administrative Lender's name or in the name of a nominee. If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, as a conversion of or in exchange for any of the Collateral, or otherwise, the Pledgor agrees to accept the same as the Administrative Lender's agent and to hold the same in trust on behalf of and for the benefit of the Administrative Lender, and to deliver the same forthwith to the Administrative Lender in the exact form received, with appropriate undated stock powers, duly executed in blank, to be held by the Administrative Lender, subject to the terms hereof, as additional collateral security for the Obligation. Until an Event of Default shall have occurred, the Pledgor shall be entitled to receive all cash dividends, principal, and interest paid in respect of the Collateral. After the occurrence of an Event of Default, the Administrative Lender shall be entitled to all cash dividends, principal and interest payments under the Subsidiary Notes, and to any sums paid upon or in respect of the Collateral upon the liquidation, dissolution or reorganization of the issuer thereof which shall be paid to the Administrative Lender to be held by it as additional collateral security for the Obligation. In case any distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation or dissolution of the issuer thereof, the property so distributed shall be delivered to the Administrative Lender to be held by it as additional collateral security for the Obligation. After an Event of Default, all sums of money and property so paid or distributed in respect of the Collateral (other than proceeds of any liquidation or similar proceeding) which are received by the Pledgor shall, until paid or delivered to the Administrative Lender, be held by the Pledgor in trust as additional Collateral for the Obligation.

         2. Preservation of Collateral. Neither the Administrative Lender nor any Secured Party shall have any duty to fix or preserve rights against prior parties to the Collateral, nor be liable for any delay in the collection of, or failure to use diligence to collect on, the Obligation or any amount payable in respect of the Collateral.

         3. Performance by the Administrative Lender. Should any covenant, duty or agreement of the Pledgor fail to be performed in accordance with its terms hereunder, the Administrative Lender may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of the Pledgor, and any amount expended by the Administrative Lender in such performance or attempted performance shall become a part of the Obligation, shall be payable upon demand and shall bear interest at a per annum rate equal to the Default Rate.

         4. Voting Rights. Subject to Section F.1. hereof, it is expressly understood and agreed that the Pledgor shall retain all voting rights to the Stock Collateral until the occurrence of an Event of Default, at which time such voting rights shall transfer to the Administrative Lender, at its sole discretion; provided, however, that no voting or corporate rights shall be exercised or vote cast or consent, waiver or ratification given or action taken by the Pledgor that would impair the Stock Collateral or be inconsistent with or violate any provision of this Agreement or any other Loan Documents.

          5. Power of Attorney. PLEDGOR HEREBY IRREVOCABLY GRANTS TO
THE ADMINISTRATIVE LENDER PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY STOCK COLLATERAL AND APPOINTS THE ADMINISTRATIVE LENDER PLEDGOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF THE ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING) ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

E.       DEFAULT

         1. Rights and Remedies. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which the Administrative Lender or any Secured Party may then have hereunder, under any other Loan Documents, under Applicable Law or otherwise, the Administrative Lender at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency or other law relating to the relief of debtors, (a) obtain from any Person information regarding the Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person may furnish without liability to the Pledgor; (b) require the Pledgor to give possession or control of any of the Collateral to the Administrative Lender; (c) unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds and exercise all other Rights which an owner of such Collateral may exercise; (d) declare the entire unpaid balance of principal and interest on the Obligation immediately due and payable, without notice, demand or presentment, which are hereby expressly waived; (e) reduce its claim to judgment, foreclose or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (f) after notification, if any, provided for in this Agreement or any other Loan Documents, sell or otherwise dispose of, at the office of the Administrative Lender, all or any part of the Collateral, and any such sale or other disposition shall be in accordance with Applicable Law, and may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Administrative Lender's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligation has been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral; (g) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that the Administrative Lender is entitled to do so under Applicable Law; (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part hereof, and the Pledgor hereby consents to any appointment; (i) buy the Collateral at any public sale; and (j) buy the Collateral at any private sale, subject to any restrictions imposed by Applicable Law. Any Secured Party may buy the Collateral at any public sale and buy the Collateral at any private sale, subject to the restrictions imposed by Applicable Law. Pledgor agrees that, if notice is required to be given by Applicable Law, 10 days' advance written notice shall constitute reasonable notice. The Administrative

Lender shall apply the proceeds of any collection, sale, disposition or other realization upon any Collateral as follows:

                  First, to the payment of the costs and expenses of such collection, sale, disposition, or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Lender and the fees and expenses of its agents and counsel;

                  Next, to the payment of the Obligation, equally and ratably to each Secured Party in accordance with the respective amounts thereof due and owing to each Secured Party; and

                  Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

If the proceeds of collection, sale, disposition, or other realization are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligation, the Pledgor shall remain liable for any deficiency.

         2.       Securities Laws; Transfer

                  a. Immediately upon the occurrence of an Event of Default, the Pledgor hereby grants to the Administrative Lender the right to have the Stock Collateral, or any portion thereof, registered and sold under the Securities Act of 1933, as amended ("Securities Act"), or under any applicable state blue sky laws. If the Administrative Lender shall determine to exercise its right to sell any or all of the Stock Collateral pursuant to the terms hereof, and if in the reasonable opinion of the Administrative Lender it is necessary or advisable to have the Stock Collateral (or that portion thereof to be sold) registered under the provisions of the Securities Act, the Pledgor will cause the issuer of the Stock Collateral to execute and deliver, and cause the directors and officers thereof to execute and deliver, all at the Pledgor's and/or such issuer's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Administrative Lender, advisable to register such Stock Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Stock Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Lender, are necessary or advisable, all in conformity with the requirements of Applicable Law. The Pledgor agrees to cause the issuer of the Stock Collateral to comply with the provisions of the securities or "blue sky" laws of any jurisdiction which the Administrative Lender shall designate and to cause the issuer of the Stock Collateral to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of
         Section 11(a) of the Securities Act.

                  b. The Pledgor recognizes that the Administrative Lender may be unable to effect a public sale of any or all of the Stock Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Stock Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale conducted in the manner described herein may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any private sale shall be made in a commercially reasonable manner. The Administrative Lender shall be under no obligation to delay a sale of any of the Stock Collateral for the period of time necessary to permit the issuer of the Stock Collateral to register such Stock Collateral for public sale under the Securities Act, or under applicable state securities laws, even if the issuer of the Stock Collateral would agree to do so.

                  c. The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sales of any portion or all of the Stock Collateral pursuant to paragraphs (a) and
         (b) of this Section valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Exchange Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission applicable thereto), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Lender and the Secured Parties and that the Administrative Lender and Secured Parties may not have an adequate remedy at law in respect of such breach. As a consequence, the Pledgor agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor. The Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  d. The Pledgor agrees (i) that in the event the Administrative Lender shall, upon any Event of Default, sell the Stock Collateral or any portion thereof, at a private sale or sales, the Administrative Lender shall have the right to rely upon the advice and opinion of a member of a nationally recognized investment banking firm acceptable to the Administrative Lender, as to the best price reasonably obtainable upon such a private sale thereof, and (ii) in the absence of fraud, wilful misconduct and gross negligence, that such reliance shall be conclusive evidence that the Administrative Lender handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

         3. Governmental Approvals. In connection with the exercise by the Administrative Lender of its rights hereunder relating to the disposition of or operation under any license issued by the FCC or any other authorizations, agreements, permits, licenses and franchises constituting property of Pledgor's First Tier Subsidiaries, it may be necessary to obtain the prior consent or approval of the FCC, other governmental authority or other Persons to the exercise of rights with respect to the Stock Collateral, and any representations and warranties made by the Pledgor herein shall be deemed appropriately amended to reflect this fact. The Pledgor hereby agrees to execute, deliver and file, and hereby appoints (to the extent permitted under applicable law) the Administrative Lender as its attorney to execute, deliver and file on the Pledgor's behalf and in the Pledgor's name, all applications, certificates, filings, instruments and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in the Administrative Lender's opinion, to obtain such consents or approvals. The Pledgor further agrees to use its best efforts to obtain such consents or approvals. The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that Pledgor's efforts to obtain any approval required by this Section may be specifically enforced.

         4. Notice. Notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor and to any other Person entitled under Applicable Law to notice.

F.       GENERAL

         1. FCC Approvals. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Lender will not take any action pursuant to this Agreement or any of the other Loan Documents which would constitute (or result in) (i) any assignment of an FCC license or (ii) any transfer of control of Pledgor's First Tier Subsidiaries if such assignment of license or transfer of control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. The Administrative Lender specifically agrees that (i) voting rights in the Stock Collateral will remain with the holders of such voting rights upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights to the Administrative Lender shall have been obtained; (ii) upon and following the occurrence of any Event of Default, there will be either a private or public sale of such ownership interests; and (iii) before the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. Section 310(d) will be obtained.

         2. Administrative Lender's Duties. The Secured Parties hereby appoint NationsBank of Texas, N.A. as Administrative Lender to act as their agent as provided herein. In the event the Administrative Lender is replaced pursuant to
Section 10.1(b) of the Credit Agreement, the successor Administrative Lender appointed in accordance with Section 10.1(b) of the Credit Agreement shall be the Administrative Lender hereunder. The powers conferred on the Administrative Lender hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Administrative Lender or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Lender accords its own property. Except as set forth herein the Administrative Lender shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Administrative Lender, and the Administrative Lender shall not be required or obligated, (a) to present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) to notify Pledgor of any decline in the value of any Collateral.

         3. Cumulative Rights. All rights and remedies of the Administrative Lender and the Secured Parties hereunder are cumulative of each other and of every other right or remedy which the Administrative Lender or the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         4. Waiver. Should any part of the Obligation be payable in installments, the acceptance by any Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Event of Default then existing. No waiver by the Administrative Lender or any Secured Party of any Event of Default shall be deemed to be a waiver of any other subsequent Event of Default, nor shall any such waiver by the Administrative Lender or any Secured Party be deemed to be a continuing waiver. No delay or omission by the Administrative Lender or any Secured Party in exercising any right or power hereunder, or under any other Loan Documents, shall impair any such right or power or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Administrative Lender or any Secured Party hereunder or under such other writings.

         5. Interest; Limitation of Law. No provision herein or in any Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law. If, in any contingency whatsoever, the Administrative Lender or any Secured Party shall receive anything of value from the Pledgor deemed interest under Applicable Law which would exceed the maximum amount of interest permissible under Applicable Law, the provisions of the Credit Agreement shall govern.

         6. Parties Bound. This Agreement shall be binding on the Pledgor and its successors, assigns and legal representatives, and shall inure to the benefit of the Administrative Lender and the Secured Parties, and their successors, assigns and legal representatives; provided, however, that the Pledgor may not assign its rights or obligations hereunder without the prior written consent of the Administrative Lender. The rights, powers and interests held by the Administrative Lender hereunder may be transferred and assigned by the Administrative Lender, in whole or in part, at such time and upon such terms as permitted by the Credit Agreement.

         7. Notice; Waivers by Pledgor. Notice shall be deemed reasonable if sent by telex or telegraph, or registered mail return receipt requested, postage prepaid, or by a reputable commercial overnight delivery service, at least five days before the related action (or if Applicable Law specifies a longer period, such longer period) to the address of the Pledgor given above. The Pledgor waives notices of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any Person liable for the Obligation or any part thereof, notice of any Event of Default and all other notices respecting the Obligation; waives all rights of redemption, appraisal, or valuation; and agrees that maturity of the Obligation and any part thereof may be accelerated, increased, extended or renewed one or more times by the Secured Parties in their discretion, without notice to the Pledgor.

         8. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the Administrative Lender, nor by course of conduct, usage of trade or mercantile law.

         9. Control. Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Pledgor or the issuer of the Collateral by the Administrative Lender, or control, affirmative or negative, direct or indirect, by the Administrative Lender or the Secured Parties, over the management or any aspect of the day-to-day operation of the Pledgor or the issuer of the Collateral, which control remains in the Pledgor, the issuer of the Collateral, and their respective shareholders and boards of directors.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE PLEDGOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

         11. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE ADMINISTRATIVE LENDER HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT

OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

         12. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of August ____, 1996.

                                      VIVA AMERICA MEDIA GROUP


Address of Pledgor:
                                      By________________________________________
                                      Name______________________________________
                                      Title_____________________________________


                                      NATIONSBANK OF TEXAS, N.A., as
                                      Administrative Lender and as a
                                      Secured Party



                                      By________________________________________
                                      Name______________________________________
                                      Title_____________________________________

                    Exhibit A to Subsidiary Pledge Agreement

===========================================================================================
ISSUER           CERTIFICATE NO.         RECORD OWNERS        CLASS AND NUMBER OF SHARES
- -------------------------------------------------------------------------------------------
License Corp.           1                Viva America         100 shares of common stock,
No. 1                                    Media Group          $.01 par value
- -------------------------------------------------------------------------------------------
License Corp.           1                Viva America         100 shares of common stock,
No. 2                                    Media Group          $.01 par value
===========================================================================================


                              Exhibit A-Page 1 of 1

                    Exhibit B to Subsidiary Pledge Agreement

                           List of Subsidiaries Notes

1. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by License Corp. No. 1, a Florida corporation, payable to the order of Viva America Media Group.

2. Intercompany Note dated as of August 5, 1996, in the original principal amount of $155,000,000, made by License Corp. No. 2, a Florida corporation, payable to the order of Viva America Media Group.



                              Exhibit B-Page 1 of 1